SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[ ]  Confidential, for Use of the Commission Only (as permitted by
     Rule14a-6(e)(2))

[ ]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


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                      THE FLIGHT INTERNATIONAL GROUP, INC.
 ------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

 ------------------------------------------------------------------------------
                   (NAME OF PERSON(S) FILING PROXY STATEMENT,
                          IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[ ]   No fee required.

[X] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies: n/a

(2) Aggregate number of securities to which transaction applies: n/a

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:  $6,500,000

(5) Total fee paid:  $1,300.00

      [X] Fee paid previously with preliminary materials.

      [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid: $1,300.00

     (2)  Form,  Schedule  or  Registration  Statement  No.:  Preliminary  Proxy
          Statement

     (3)  Filing party: The Flight International Group, Inc.

     (4)  Date filed: June 10, 2002

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September 13, 2002

Dear Shareholder:

         You are cordially invited to attend the Company's Special Meeting of Shareholders to be held on September 25, 2002, 9:00 A.M., local time, at 200 Park Avenue, 42nd Floor, New York, NY 10166.

As set forth in the formal Notice of Special Meeting of Shareholders and in the accompanying Proxy Statement, we are asking you to approve the sale of all of the Company's assets (except the capital stock of our wholly owned subsidiaries and certain other excluded assets) and the assignment of certain liabilities and the sale of substantially all the assets and the assignment of certain liabilities of our wholly owned active subsidiaries to VTF Corporation.

         The Board of Directors has approved the proposal and believes it is in the best interests of all of our Shareholders. We urge you to read the accompanying Proxy Statement carefully. After the formal part of the meeting we will have a discussion period for questions and comments of general interest to Shareholders.

         We look forward to greeting personally those Shareholders who are able to attend the meeting; however, whether or not you plan to attend the meeting, it is important that your shares be represented. Accordingly, you are requested to sign, date and mail the enclosed proxy, at your earliest convenience, in the envelope provided.

         Thank you for your cooperation.

                                             Very truly yours,

                                             /s/ David E. Sandlin

                                             David E. Sandlin
                                             Chairman of the Board and President



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                      THE FLIGHT INTERNATIONAL GROUP, INC.
                                 One Lear Drive
                 Newport News/Williamsburg International Airport
                          Newport News, Virginia 23602

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD September 25, 2002

NOTICE IS HEREBY GIVEN of a Special Meeting of the Shareholders of The Flight International Group, Inc. (the "Company") at 200 Park Avenue, 42nd Floor, New York, NY 10166, on September 25, 2002, or at any adjournment of the meeting, to consider and vote upon the following matters, as explained more fully in the accompanying proxy statement:

1. The approval and adoption of the asset purchase agreement dated May 9, 2002 (the "Asset Purchase Agreement") pursuant to which the Company and its operating subsidiaries (collectively, the "Subsidiaries"), the capital stock of which Subsidiaries represents substantially all of the assets of the Company, will sell substantially all of their assets and assign certain liabilities (the "Asset Sale") to VTF Corporation, and the transactions contemplated thereby.

2. To approve the postponement or adjournment of the meeting, if necessary, to solicit additional proxies.


         The Board of Directors has fixed the close of business on August 16, 2002, as the record date for determining the Shareholders entitled to vote at the meeting, or any adjournment thereof, and only the holders of Common Stock of the Company of record at such date will be entitled to notice of and to vote at the meeting. Such Shareholders may vote in person or by proxy.

         Shareholders who attend the special meeting may revoke their proxy and vote their shares in person.

         You have the right to dissent to the proposed Asset Sale and, if you comply with the procedural requirements of Article 13 of the Georgia Business Corporation Code, you will be entitled to receive the fair value of your shares if the Asset Sale is completed. See DISSENTER'S RIGHTS beginning on page 46 of the attached proxy statement. A copy of Article 13 of the Georgia Business Corporation Code is attached hereto as Annex C.

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. HOWEVER, WHETHER OR NOT YOU PLAN TO BE PERSONALLY PRESENT AT THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                                    By Order of the Board of Directors,
                                    /s/ Ann P. Campbell
                                    Secretary

Newport News,
Virginia, U.S.A.
September 13, 2002

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TABLE OF CONTENTS

                                                                          PAGE
General                                                                     1

Summary                                                                     2

Cautionary Statement Regarding Forward-Looking Statements                   7

The Parties                                                                 8

    The Flight International Group, Inc.                                    8

        Description of Business                                             9

        Description of Property                                             17

        Legal Proceedings                                                   18

        Financial Statements                                                19

        Selected Consolidated Financial Data of the Company                 19

        Management's Discussion and Analysis                                21

        Changes in and Disagreements with Accountants                       39

        Quantitative and Qualitative Disclosures About Market Risk          39

     VTF Corporation                                                        40

Special Factors                                                             40

         Background of the Asset Purchase Agreement                         40

         Recommendation of the Board of Directors                           41

         Reasons For The Sale Of Substantially All Of Our Assets            42

         G-V's Opinion                                                      45

Interests of Certain Persons in the Asset Purchase Agreement                47

Certain Effects of the Asset Sale                                           48

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                  Plans for the Company after the Asset Sale                48

                  Conduct of the Business of the Company if the Asset Sale
                  is not completed                                          48

Accounting Treatment                                                        48

Federal Income Tax Consequences                                             48

The Asset Purchase Agreement                                                49

         The Asset Sale; Consideration                                      49

         Representations and Warranties; Covenants                          50

         Conditions                                                         50

         Termination                                                        51

         Voting Agreements                                                  51

Regulatory Approval                                                         51

Fees and Expenses                                                           51

Dissenters' Rights                                                          52

Market for the Common Stock                                                 54

Security Ownership of Certain Beneficial Owners and Management              55

Directors and Management                                                    56

Where You Can Find More Information                                         59

Other Business                                                              59

Financial Statements

Annex A: Asset Purchase Agreement, dated May 9, 2002, by and between The Company, the Subsidiaries and VTF

Annex B:  Fairness Opinion of G-V Capital Corp.

Annex C:  Sections of the Georgia Corporation Code
Relating to Dissenters' Rights

Annex D: Side Letter Agreement, dated May 9, 2002, by and between the Company and Maritime Sales & Leasing, Inc.

Annex E: Term Sheet outlining terms of David Sandlin's employment with VTF

Annex F. Term Sheet outlining terms of John Bone's employment with VTF

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                      THE FLIGHT INTERNATIONAL GROUP, INC.
                                 One Lear Drive
                 Newport News/Williamsburg International Airport
                          Newport News, Virginia 23602

                                 PROXY STATEMENT

                         SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD SEPTEMBER 25, 2002

                                 ---------------

                                     GENERAL

This Proxy Statement is mailed to holders ("Shareholders") of shares of the New Common Stock, par value $.01 per share ("Common Stock"), of The Flight International Group, Inc., a Georgia corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") for use at the Special Meeting of Shareholders to be held on September 25, 2002 at 9:00 A.M. local time, at 200 Park Avenue, 42nd Floor, New York, New York 10166, and at any adjournments of the meeting (the "Special Meeting") for the following purposes:

              1. to consider and vote upon a proposal to approve the asset purchase agreement, dated May 9, 2002 (the "Asset Purchase Agreement"), by and between the Company, the Company's operating subsidiaries ("Subsidiaries") and VTF Corporation ("VTF") and providing for the sale (the "Asset Sale") to VTF of all of the Company's assets (except for the capital stock of the Subsidiaries and certain other assets enumerated in the Asset Purchase Agreement) and the assignment of certain liabilities, and the sale of substantially all of the assets and the assignment of certain liabilities of our Subsidiaries, which represents substantially all of the Company's consolidated assets, and the transactions contemplated thereby.

              2. to approve the postponement or adjournment of the meeting, if necessary, to solicit additional proxies.

Proxies for use at the Special Meeting are being solicited by the Board. These proxy materials are first being mailed to Shareholders on or about September 13, 2002. Proxies will be solicited primarily by mail. Certain officers, directors, employees and agents of the Company, none of whom will receive additional compensation for such efforts, may solicit proxies by telephone, facsimile, electronic mail or other personal contact. The Company will bear the cost of soliciting proxies, including postage, printing and handling, and will reimburse the reasonable expenses of brokerage firms and others for forwarding material to beneficial owners of shares of Common Stock.

REVOCABILITY AND VOTING OF PROXY

A form of proxy for use at the Special Meeting and a return envelope for the proxy are enclosed. Shares represented by duly executed proxies will be voted in accordance with Shareholders'

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instructions. If you sign the proxy, but do not fill in a vote, your shares will be voted in accordance with the Board's recommendations. Any proxy may be revoked by a Shareholder prior to its exercise upon written notice to the Secretary of the Company, or by a Shareholder voting in person at the Special Meeting.

RECORD DATE AND VOTING RIGHTS

Shareholders of record at the close of business on August 16, 2002 (the "Record Date") are entitled to notice of and to vote at the Special Meeting and any adjournment(s) thereof. On the Record Date, the Company had outstanding and entitled to vote at the Special Meeting 1,109,588 shares of Common Stock. Shareholders as of the Record Date will be entitled to one vote for each share held, with no shares having cumulative voting rights. The holders of a majority of the outstanding shares of Common Stock present in person or by proxy and entitled to vote, will constitute a quorum at the Special Meeting. Shares of Common Stock are counted for quorum purposes if they are represented for any purpose at the Special Meeting other than solely to object to holding the Special Meeting or transacting business at the Special Meeting. Abstentions and broker non-votes count as present for purposes of establishing a quorum. Shares of the Company held by the Company or its subsidiaries do not count toward a quorum. A "broker non-vote" occurs with respect to a proposal when a broker is not permitted to vote on that proposal without instruction from the beneficial owner of the shares of the Common Stock and no instruction is given.

Assuming a quorum is present, approval of the Asset Purchase Agreement requires the affirmative vote of the holders of a majority of all the votes entitled to be cast on the proposal. The approval of any other matter coming before the Special Meeting requires that a majority of the shares voting must vote in the affirmative. Abstentions and broker non-votes will have the same effect as votes against the Asset Purchase Agreement and the consummation of the transactions contemplated thereby.

                                     SUMMARY

This summary highlights some of the information set forth in this proxy statement. It does not contain all of the information that is important to you. We urge you to read this entire proxy statement, including the annexes, carefully.

In this proxy statement, unless otherwise indicated or the context requires otherwise, the terms "Company," "we," "us" and "our" refer to The Flight International Group, Inc. and its subsidiaries and predecessors.

- THE PARTIES                    THE FLIGHT INTERNATIONAL GROUP, INC.
                                 One Lear Drive
                                 Newport News/Williamsburg International Airport
                                 Newport News, Virginia 23602
                                 Tel: (757) 886-5500
                                 Fax: (757) 874-5539

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

                            We are an aviation services company that performs military training services using specially modified commercial aircraft, principally under contract with the United States Department of Defense, other government agencies and foreign countries, operating through our direct and indirect subsidiaries. In addition, with the use of these aircraft, we have established a market for training and testing in the aerospace industry. We also operate a fixed base operation at the Newport News/Williamsburg ("NN/W") International Airport, a scheduled cargo and charter passenger airline throughout Alaska, and an Aircraft Modification, Repair and Overhaul Center at the NN/W Airport. For more information concerning us, see THE PARTIES beginning on page 8.

                            VTF CORPORATION

                            VTF is a Delaware corporation formed solely for the purpose of entering into the Asset Purchase Agreement and the asset purchase agreement with Maritime Sales & Leasing, Inc. (as described herein), and performing the transactions contemplated by such agreements and related agreements. VTF is a wholly owned subsidiary of The Veritas Capital Fund, L.P. ("Veritas Fund"). The Veritas Fund is a private equity fund established by Veritas Capital Management, L.L.C. ("Veritas Capital"). Founded in 1992, Veritas Capital is a leading investor in middle market defense and aerospace companies. VTF has not engaged in any business activity other than those incident to its formation and the execution, delivery and performance of the asset purchase agreements and the related transactions. Neither Veritas Fund nor Veritas Capital is a party to the Asset Purchase Agreement or has guaranteed VTF's obligations thereunder. The mailing address of VTF's principal office is 660 Madison Avenue, New York, N.Y. 10021 and its telephone number is (212) 668-0020.


-THE ASSET PURCHASE
AGREEMENT

                            On May 9, 2002 we entered into the Asset Purchase Agreement with VTF, pursuant to which we agreed to sell all of our assets (except the capital stock of our Subsidiaries and certain other excluded assets) and substantially all of the assets of our Subsidiaries ("Assets") to VTF and VTF will assume certain liabilities ("Liabilities") in exchange for a cash payment of $6,500,000, subject to adjustment. For more information concerning the Asset Purchase Agreement, see THE ASSET PURCHASE AGREEMENT beginning on page 49.

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- CERTAIN U.S. FEDERAL
INCOME TAX CONSIDERATIONS   Receipt of the consideration pursuant to the Asset
                            Purchase Agreement will be a taxable event for federal income tax purposes. The Company and each subsidiary will recognize taxable income equal to the amount realized on the sale in excess of the tax basis of their respective assets. However, the Company's consolidated tax return as of the year ended April 30, 2002 is expected, upon completion, to reflect a net operating loss carryforward of approximately $13,000,000.00, and a capital loss carryforward of approximately $2,450,000, which is available and sufficient to offset the estimated taxable gain on the sale. See FEDERAL INCOME TAX
                            CONSEQUENCES OF THE PROPOSED TRANSACTIONS, beginning on page 48.

- PURCHASE PRICE            The total purchase price for the Assets and
                            Liabilities is expected to be $6,500,000. Payment of the purchase price will be in cash. The purchase price is subject to adjustment based on the combined level of indebtedness of us and Maritime Sales &
                            Leasing, Inc. ("Maritime") that is assumed by VTF at the closing. If the combined indebtedness of Maritime and us exceeds $34,800,000, the aggregate purchase price for Maritime and us will be reduced on a dollar for dollar basis. A copy of the side letter agreement between Maritime and us respecting the manner in which any such purchase price reduction will be allocated is attached hereto as Annex D. Our Chairman and President, Mr. David E.
                            Sandlin, and a director, Mr. John Bone, own the outstanding capital stock of Maritime.

- SALE OF MARITIME          One of the conditions to the Asset Sale is the
                            contemporaneous sale of the assets of Maritime to VTF for a cash purchase price of $13,915,000 plus the assumption of specified indebtedness. Our
                            President and Chairman, Mr. David E. Sandlin, and a director, Mr. John Bone, own the outstanding capital stock of Maritime. By virtue of their ownership of Maritime, their interests in the Asset Sale are different than other Shareholders. See the sections entitled INTERESTS OF CERTAIN PERSONS IN THE ASSET
                            SALE on page 47 and the ASSET PURCHASE AGREEMENT on page 49.

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- PLANS FOR THE COMPANY
FOLLOWING THE ASSET SALE    Following the consummation of the Asset Sale, we
                            will use the net proceeds (after expenses and reasonable reserves for liquidation) received by us to offer to redeem all of our outstanding Common
                            Stock. Contemporaneous with the filing of this proxy statement, we are filing a Schedule 13E-3 in connection with this transaction with the Securities and Exchange Commission. See PLANS FOR THE COMPANY
                            AFTER THE ASSET SALE, beginning on page 48.

- OTHER BENEFITS TO
CERTAIN SHAREHOLDERS        David E. Sandlin, our Chairman and President, has
                            agreed to enter into an employment and
                            non-competition agreement with VTF following the closing for a term of two years at a base salary of $225,000 per year. Mr. Sandlin will also be eligible to receive a discretionary incentive bonus of up to 50% of his annual salary. Mr. Sandlin is also eligible for a retention bonus of $100,000, 25% of which shall be payable thirty days after the closing of the Asset Sale and the transactions between VTF and Maritime and the remaining 75% of which shall be payable on the first anniversary of the closing of the Asset Sale and the transactions between VTF and Maritime. A copy of the term sheet agreed to by Mr.
                            Sandlin and VTF is attached hereto as Annex E. John
                            Bone, a member of our Board of Directors, has agreed to enter into an employment and non-competition agreement with VTF following the closing for a term of one year at a salary of $2,000 per month. Mr.
                            Bone will also receive a commission equal to 25% of the net profits on aircraft sales made on behalf of VTF and a commission equal to 1% of the purchase price up to a maximum of $20,000 per aircraft for aircrafts that Mr. Bone purchases for VTF. A copy of the term sheet that Mr. Bone has agreed to is attached hereto as Annex F. See INTERESTS OF CERTAIN
                            PERSONS IN THE ASSET PURCHASE AGREEMENT AND RELATED
                            TRANSACTIONS beginning on page 47.

- VOTING AGREEMENT          David E. Sandlin, our Chairman and President, has
                            entered into an agreement with VTF whereby Mr.
                            Sandlin has agreed to vote his shares in favor of the approval and adoption of the Asset Purchase
                            Agreement and all of the transactions contemplated thereby. As of the date hereof, Mr. Sandlin owns
                            21.0% of our issued and outstanding Common Stock. In conjunction with Mr. Bone (who owns 15.3% of our issued and outstanding Common Stock) and Maritime
                            (who owns 9.8% of our issued and outstanding Common
                            Stock), they have a combined ownership of 46.1% of the voting Common Stock. The shares owned by Maritime are included in Mr. Sandlin's Voting
                            Agreement. Mr. Bone's shares are not covered by a voting agreement, but he has advised our Board that he intends to vote in favor of the approval and adoption of the Asset Purchase Agreement and all of the transactions contemplated thereby.


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- RIGHTS OF SHAREHOLDERS
WHO OBJECT TO ASSET
PURCHASE AGREEMENT          Under Georgia law you may dissent from the Asset
                            Purchase Agreement and obtain payment for the fair value of your shares of our Common Stock if the transaction is consummated. If you wish to exercise dissenters' rights, you must strictly follow the procedures set forth in Article 13 of the Georgia
                            Business Corporation Code. Among other things, you must deliver to the Company before the vote is taken written notice of your intent to demand payment for your shares if the proposed action is effectuated, and you must not vote your shares in favor of the Asset Purchase Agreement. A copy of the Georgia law provisions describing these dissenters' rights is attached hereto as Annex C.

- CONDITIONS                Each party's obligation to consummate the
                            transactions contemplated by the Asset Purchase
                            Agreement is subject to a number of customary conditions, including the approval of the Asset
                            Purchase Agreement by our Shareholders. In addition to certain customary conditions, the consent of certain regulatory authorities, including the U.S.
                            Department of Transportation ("DOT") and the Federal
                            Aviation Administration ("FAA"), will be required prior to the closing of the Asset Purchase
                            Agreement. The closing of the Asset Sale is further conditioned upon (i) certain of our employees entering into employment agreements and non-competition agreements with VTF, (ii) VTF obtaining the financing necessary to complete the Asset Sale, (iii) the execution and delivery of an escrow agreement whereby $1,000,000 of the purchase price will be held in escrow to secure any indemnity claims against us (this amount will be released to us nine months following the Closing net of the amount of any claims), (iv) VTF being satisfied with its due diligence investigation of our assets, operations and condition and (v) the closing of an asset purchase agreement by and between VTF and Maritime. Our Chairman and President, Mr. David E.
                            Sandlin, and a director, Mr. John Bone, own the outstanding capital stock of Maritime. See the sections entitled INTERESTS OF CERTAIN PERSONS IN
                            THE ASSET PURCHASE AGREEMENT on page 47 and the
                            ASSET PURCHASE AGREEMENT on page 49.


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- RECOMMENDATION            The Board of Directors of the Company (the "Board")
                            believes that the transactions contemplated by the Asset Purchase Agreement present the best currently available opportunity to enhance and realize upon our shareholder value. G-V Capital Corp. ("G-V") has delivered to the Board its opinion, dated May 8, 2002, that the consideration to be received by us from the Asset Purchase Agreement is fair from a financial point of view. G-V's opinion is based on January 31, 2002 unaudited financial statements and our audited financial statements for the year ended April 30, 2001. A copy of all audited financial statements are attached to this proxy statement. A copy of G-V's opinion is attached to this proxy statement as Annex B. The Board considered this and a variety of factors in evaluating the Asset Purchase Agreement, some of which are set forth in the Section entitled SPECIAL FACTORS on page 40.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains or incorporates by reference forward-looking statements and information relating to the Company that are based on the opinions of management as well as assumptions made by and information currently available to the Company. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements which are other than statements of historical facts, including statements regarding the completion of the Asset Purchase Agreement and related transactions. When used in this proxy statement, the words "anticipate," "believe," "estimate," "expect," "plan," "intend," "project," "predict," "may," and "should" and similar expressions, are intended to identify forward-looking statements. Such statements reflect the current view of the Company with respect to future events, including the completion of the Asset Purchase Agreement and related transactions, and are subject to numerous risks, uncertainties and assumptions. Many factors could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, among others:

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o         competitive dynamics in the industries that the Company serves;

o economic conditions, including changes in inflation rates or interest rates;

o         customer demand;

o changes in the United States Government's policies regarding services that the Company provides;

o changes in the monetary, military or economic conditions in the United States and certain other countries that could affect the Company's sales in such countries; and

o         changes  in  the  regulatory   requirements  of  the  FAA  or  similar
          regulators that could affect all aspects of the Company's business.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results could vary materially from those described herein as anticipated, believed, estimated, expected, planned or intended. Further, before or after the closing date of the Asset Purchase Agreement, there may be unforeseen factors that cause material improvements in the business or prospects of the Company beyond historical levels or the levels expected by the Board or G-V. Even in the event of such improvements, the Company will not receive additional consideration beyond the cash payment of $6,500,000 (subject to adjustment) provided in the Asset Purchase Agreement.


THE PARTIES

THE FLIGHT INTERNATIONAL GROUP, INC.

The principal address of The Flight International Group, Inc. (the "Company") is One Lear Drive, Newport News, VA 23602. The telephone number is (757) 886-5500.

The Company was incorporated in Georgia on May 7, 1982. The Company is an aviation services company that performs military training services using specially modified commercial aircraft, principally under contract with the United States Department of Defense ("DOD"), other government agencies and foreign countries, operating through its direct and indirect subsidiaries. In addition, with the use of these aircraft, the Company has established a market for training and testing in the aerospace industry. The Company also operates a fixed base operation ("FBO") at the Newport News/Williamsburg International Airport ("NN/W Airport"), a scheduled cargo and charter passenger airline throughout Alaska, and an Aircraft Modification, Repair and Overhaul ("MRO") Center at the NN/W Airport.

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

Flight International, Inc., a Georgia corporation ("FII"); Flight International Aviation, Inc., a Georgia corporation ("FIA"); Flight International Sales and Leasing, Inc., a Delaware corporation ("FSL"); and Flight Alaska, Inc., a Delaware corporation ("FAI"), are each wholly-owned subsidiaries of the Company which are active. Flight International of Florida Inc., a Florida corporation ("FIF"), is a wholly owned subsidiary of FII. For more information concerning the Company, see the Company's Form 10-K for the year ended April 30, 2002, which is incorporated herein by reference.

DESCRIPTION OF BUSINESS

For the fiscal year 2002, revenues from continuing operations totaled $44,788,464. This represents an increase of 19.75% over the prior fiscal year. In fiscal year 2002, the Company's revenues were generated from three sources. Fleet Operations of owned or leased aircraft accounted for 91.7% of total revenue, while the MRO Center produced 4.5% of total revenues and the FBO provided 3.8% of total revenues.

The majority of the Company's revenues are derived from contracts with the United States Federal Government. For the fiscal year ended April 30, 2002, revenue from contracts with the United States Government represented approximately 68.7 % of the Company's total consolidated revenues, as compared to 63.9% in fiscal 2001 and 80.1% in fiscal 2000.

United States Federal Government contract awards are made through sealed competitive bids, unless an exemption from full and open competition under federal procurement laws is applicable. Under the regulations governing sealed bidding, the qualified bidder with the lowest price and the price-related factors most advantageous to the Government is generally awarded the contract. Under negotiated procurements, other evaluation factors such as experience, quality of technical approach and management capability may weigh more heavily than price in the selection process.

Typically, the Company's contracts with the DOD have been awarded competitively pursuant to federal procurement laws and procedures. These agreements are usually annual contracts having additional one-year option periods that may be exercised by the DOD.

For each year of any government contract, including the base year and any option year that the Government has elected to exercise, all contract revenues are contingent upon the availability of adequate funding.

Typically, payments received under government contracts are based upon flight hours at the price per flight hour as established in the contract. Flight hours are measured from the time aircraft and personnel depart for a pre-designated location to perform the assigned training or support mission through completion of the mission and the return of the aircraft to the predetermined station. Under most government contracts, it is necessary to attain a predetermined mission success rate or other contract performance standard.

Minimum guaranteed contract payments under most government contracts are based on an established number of flight hours that the Government is required to order during each year of the contract. The Company's price for "guaranteed" flight hours is fixed in the contract, but the Government may order more flight hours than specified in the contract. Such "excess" hours are paid for at an established contract price for excess hours.

For each contract year, the Company receives payment from the Government for the number of guaranteed flight hours specified in the contract at the applicable contract rate. Payment to the Company for unflown guaranteed hours, if any, will be determined in accordance with standard government reimbursement procedures and will not be received until the end of the contract year.

The Company's DOD contracts generally are firm, fixed-price contracts under which the Company bears the risk that the prices paid by the Government will be sufficient to cover actual costs incurred in performing under the contract, plus the amount of profit expected in pricing its bid or proposal. The Company may, however, file claims for equitable adjustment in the event certain unforeseeable cost overruns occur. The resolution of such claims is a negotiation between the parties and no assurance can be given that all or any part of the relief will be granted.

In some instances, the Company may be selected as a "sole-source" provider to perform its services. In this case, final pricing is negotiated between the parties based on costs and profit margins acceptable to both. The Defense Contract Audit Agency ("DCAA") has the right to audit the Company's books and records. When firm, fixed-price contracts are awarded after a competitive bid, prices are not normally subject to re-negotiation or retroactive adjustment and therefore the chances of such an audit are greatly diminished. In the event a contract is awarded to the Company on a sole-source basis, final prices and costing are subject to full audit by the DCAA.

The Government markets in which the Company conducts fleet operations are moderately competitive. Price usually is a significant factor considered in awarding contracts. Other firms, ranging in size from companies having substantially smaller operations than the Company to affiliates of major corporations having substantially greater resources than the Company, compete directly with the Company for contracts awarded by the United States Government and the other fleet operations customers and potential customers of the Company.

Competitive factors other than price which affect the award of flight operations contracts include the number of employees, total company revenues, the firm's experience in the field of aviation services and adequacy of resources, including maintenance personnel, aircrews, repair facilities and aircraft.

Competition is an even greater factor in the commercial segment of the flight operations market where barriers to entry are lower than in the Government sector. This is due in part to the fact that aircraft may not require unique modifications in order to perform the desired services. In this market the Company competes with numerous companies, some of which also compete in the market for military contracts. Price also can be a significant factor where, on occasion, competitors are single aircraft operators engaged in the business on a part-time basis.

In October 1999, the Company entered into an agreement with Geophysical & Environmental Resources Corporation ("GERC"), an unrelated party, to form Geoflight, LLC, ("GFL") a joint venture between GERC and the Company. GFL was formed to provide remote sensing services to public and private customers using an array of airborne sensing devices. Management believed this transaction would position the Company to compete in the emerging market for private aerial imaging and intelligence gathering services. No substantial investments were made in GFL, nor did GFL have any material operations in fiscal year 2002.

In December 1999, the Company entered into an agreement with the United States Bankruptcy Court for the District of Alaska (the "Court") to manage the operations of Yute Air Alaska, Inc. ("Yute"). The Company managed the ongoing operations of Yute until March 28, 2000, when the Court approved and ordered the sale of selected assets of Yute to FAI. An asset purchase agreement was executed on April 28, 2000 following successful transfer of Yute's Air Carrier Operating Certificate and Certificate of Public Convenience and Necessity. The acquisition represented the Company's desire to expand its services into the scheduled cargo airline business. Total consideration for the transaction consisted of $373,282 in cash and $775,000 in additional long-term debt obligations.

Effective February 29, 2000, the Company completed, through Flight International Services, Inc. ("FIS"), the acquisition of the assets and certain liabilities of Flight Systems, Inc., in Myrtle Beach, South Carolina. The acquisition represented the Company's desire to expand its services and capabilities in the commercial aircraft maintenance and modification business. Total consideration for the transaction consisted of $150,000 cash and 101,398 shares of Common Stock of the Company and the assumption of approximately $468,000 in net liabilities. Between March 1, 2000 and April 30, 2000 the Company made additional investments in working capital in FIS.

By July 2000, management determined that an economic downturn was already having substantial negative impact on commercial aviation. The Company failed to realize its targets for revenue growth in this market segment. In October 2000, with the downturn deepening, a decision was made to sell the assets of FIS and a search was conducted for a likely buyer. In November 2000, the Company entered into an agreement with Reliance Aviation Industries, Inc. ("Reliance") to sell substantially all of the business of FIS in a stock sale transaction for a $600,000 promissory note payable over 48 months, beginning in May 2001. Reliance subsequently defaulted in its obligations under the note and the Company reclaimed tooling, inventory and equipment. Based on re-marketers' valuations of the reclaimed assets, bad debt expense of $210,000 was recorded in 2002 for the shortfall between realizable value of the reclaimed assets and the remaining balance on the note. Losses from this discontinued operation totaled $2,506,003 in fiscal year 2001, consisting of a loss from discontinued operations of $1,461,003 and a loss on disposal of discontinued operations of $1,045,000.

Uncertain military and political climate

The Company is operating its business at a time of significant instability in domestic and international security affairs. As it was in fiscal year 2002, the Company's business may be particularly sensitive to military and/or terrorist attack, to changes in utilization and demand caused by actual and perceived risk of such attacks, and shifts in government fiscal priorities to tax relief or defense spending. While these world events and subsequent government responses may have a near term negative impact, it is not known whether such events, including terrorism and other heightened security concerns, will have any long-term effect, positive or negative, on the Company's business.

Fleet Composition

As of April 30, 2002, the Company operated 46 aircraft. As of the date hereof, the Company operates 47 aircraft. FII operates 22 Learjets, five Fairchild Metro III's and four other prop aircraft. These aircraft are used in the conduct of fleet operations for government and commercial customers. The Company plans to return three Learjet 20's Series, which have become surplus resources to the Lessor in the near future. In addition, the Company owns and operates electronic warfare equipment used in conjunction with its fleet operations contracts.

FAI operates four twin-turboprop Casa 212s, one twin-prop Navajo Chieftain and nine single-engine prop aircraft. The Company introduced a Twin turbine Beech KingAir in March, 2002.

FIA provides a Cessna 172E in conjunction with its flight training programs and has access to FII's twin-engine fleet for multi-engine training opportunities. The Company maintains an inventory of spare aircraft parts, equipment and tooling used in support of the Company's fleet, as well as for the repair and maintenance of third party aircraft. In addition to the aircraft listed above, the Company currently holds two Jetstream J-31 turbo-prop aircraft for resale.

Flight International, Inc. - Fleet Operations

In August 1996, the Company was awarded the Commercial Air Services-Military Operations Support contract ("CAS-MOS"), a derivative of the original government contract awarded to the Company in 1980 and operated until September 1993. The new contract began on October 1, 1996 and would have completed its final option period in September 2001. After submitting a firm, fixed-price proposal in a competitive-bid environment, the Company was notified that it was the sole bidder for the follow-on contract that was to have been awarded by October 1, 2001. The Company was further notified that the bid exceeded the maximum funding authorization for the requested services and the contract would require re-bidding after the DOD revised the scope of the requested services to ensure they would be within budget guidelines. To ensure the continuation of training services, the DOD requested up to four additional 90-day extension periods (referred to as option periods 5, 6, 7, and 8) to the current contract to allow sufficient time for the re-bidding and award processes. The Company agreed to the government imposed price increases in each of the four potential option periods based on expected utilization rates, but was subsequently notified that option periods 5, 6, 7 and 8 would not include two Lear 30 aircraft added in the final year of the original contract. On March 31, 2002, the Company completed the sixth and final option period of the 1996 contract. These contracts contributed 50.9% of the Company's revenue in fiscal year 2001 and 54.6% in fiscal year 2002.

In April 2002, the Company was awarded the follow-on CAS-MOS contract and began operations in an uninterrupted manner on April 1, 2002. The new contract is again comprised of a base and four annual option periods through March 31, 2007. The new contract substantially reduces the Company's risks associated with fuel-cost fluctuations, as fuel becomes Government furnished. In addition, market-associated cost increases for liability and hull insurance will be reimbursable by the Government under the new agreement. The Company also has negotiated with its subcontractors to recover overhead and administrative costs, further strengthening its position. Under new guidelines required of "large contractors", the Company must now conform to "Cost Accounting Standards" as outlined in the Federal Acquisition Regulations. During the period of conversion to these standards, the Government reserves the right to review overhead and indirect costs and adjust the prices paid for the services provided based on proven expenses in these areas. Since the Government has accepted the risk of fuel and insurance volatility, total funding for the Company's services may be competing with these costs in out-years. No assurances can be made that activity levels will remain at the base-year level in option periods, but any changes in utilization in subsequent years would result in the renegotiation of rates between the parties. Furthermore, there can be no assurance that the Government will exercise any of the options on the CAS-MOS contract to continue past the base year.

In September 1999, the Company was awarded a Commercial Air Services contract to provide Electronic Warfare ("EW") training and VIP transportation for the United States Navy's 6th Fleet deployed in and around the Mediterranean Sea ("CAS-MED"). Based in Naples, Italy, the contract requires three Learjet 30 Series aircraft, two of which require "multi-mission" configuration that provide passenger transportation as well as required training services. The contract, which consists of one base year and 4 option years, commenced on October 1, 1999. In fiscal year 2002, the contract contributed 6.2% of the Company's revenues. There can be no assurance that the Government will exercise its remaining options on the CAS-MED contract.

FII is a relatively small competitor in the European marketplace for electronic warfare training, target tow and VIP transportation services. Management has attempted to penetrate this marketplace using the CAS-MED contract as a springboard. Competitors in this market include a number of large companies with significant financial resources and no assurances can be given that the Company will increase its market share.

FII performs contract flight services for the DOD, other government agencies and commercial customers. The Company utilizes specially modified business jets, propjets and piston-powered aircraft in conjunction with the training of military aircrews, radar operators and weapons controllers in the techniques of airborne target identification and interception.

Under the DOD contracts, FII's aircraft provide radar calibration and target acquisition training, tow airborne targets for air-to-air and surface-to-air missile and gunnery live firing exercises and use airborne electronic countermeasures equipment and techniques to disrupt ship, aircraft and land based communications and radar. Contracts with the DOD generally provide for compensation based on flight hours of usage. Flight crews are required to hold United States Government security clearances in connection with certain classified aspects of the services provided.

In addition to its contracts with the DOD, a small portion of the Company's revenues from fleet operations are generated from customers in the aerospace industry that use specially configured aircraft for training and testing. Typically, these customers utilize aircraft and flight crews in connection with product development. Many of these services are provided pursuant to purchase orders rather than long-term contracts.

Seasonality is a significant factor in contract fleet operations (historically representing a majority of FII's revenues) affecting both revenue and cash flow. Revenues are lower during midsummer and winter months. To help mitigate these effects, the Company requested and was granted the ability to bill the Government for a portion of its fixed operating expenses on a monthly basis under the CAS-MOS contract effective November 2001. The Company anticipates that this method of invoicing will reduce the negative impact caused by seasonality in the future, but can provide no assurances that the program, which is being conducted on an experimental basis during the base year of the contract, will continue in the future.

In addition to offering contract fleet services, FII offers its aircraft and equipment for lease or rental to DOD and other government customers. During the fiscal year 2002, the Company continued to provide aircraft leasing and maintenance to the U.S. Navy/Naval Weapons Center in China Lake, California, providing Metro III aircraft necessary to accomplish transportation of naval personnel. This revenue stream returned to nominal levels in 2002, following two years of elevated revenues, when the Navy desired to upgrade the Metro III fleet with additional avionics and structural modifications.

FLIGHT ALASKA, INC.

On April 28, 2000, FAI began providing scheduled air cargo services from five major hubs in Western Alaska to more than 60 villages throughout the state. Flight Alaska's primary customer is the United States Postal Service. Mail in Alaska is tendered to qualified air carriers serving the state through an "equitable tender" system that provides each carrier with an equal share of the mail for each market served. Through its acquisition of Yute Air's assets and the transfer of Yute's operating certificates, FAI was automatically qualified to receive an equitable share. FAI has expanded its operations to every major hub in Alaska.

FAI utilizes a combination of single and twin engine reciprocating aircraft to perform its mail and freight carriage services. The Company believes that the single engine aircraft acquired in the Yute Air acquisition are well suited to carry mail and freight to the small villages throughout Alaska. The twin-engine aircraft are equipped to operate in all but the worst weather conditions.

Mail rates are set by the US Department of Transportation ("DOT") and are updated periodically based on average industry costs. Management believes the Company's ownership costs provide a competitive advantage and allow management to spend more than its competitors on training and other safety investments. In general, insurance costs in Alaska are double those experienced in the Company's other operations. Through aggressive safety programs, management intends to reduce its insurance costs in Alaska and further enhance its competitive position.

In response to rapidly escalating fuel prices in 1999, Alaskan air carriers petitioned the DOT for interim fuel cost adjustments. The DOT honored the request and has instituted a quarterly adjustment decreasing the carrier's exposure to fuel cost volatility.

FAI also provides charter freight and passenger services to government organizations and businesses throughout the state. FAI has negotiated contracts and agreements with several oil producers and oil-field support companies to provide air transportation for passengers and freight on Alaska's North Slope. In addition, management has negotiated aircraft storage and maintenance support agreements with Phillips Petroleum to support that company's aviation operations.

In December 2001, FAI was granted authority by the DOT to carry passengers on a scheduled basis. Management implemented a plan to develop scheduled-passenger operations in underserved markets utilizing twin-engine aircraft capable of carrying both passengers and freight. These services began in May 2002 in Nome, Alaska. FAIs contribution to total revenues for fiscal 2002, 2001 and 2000 are 18.7%, 15.3% and 3.4% respectively.

FLIGHT INTERNATIONAL AVIATION, INC.

FIA operates a Fixed Base Operation ("FBO") at the NN/W Airport pursuant to an agreement with the Peninsula Airport Commission that terminates in January 2004. The Company offers a full range of aviation services customarily provided by such a facility to third parties. These services include aircraft fueling, maintenance services (including inspections and engine and airframe repairs), aircraft modifications, avionics installation and replacement, charter, pilot services and aircraft storage.

The competitive market for FBO services may be local, regional or national, depending upon the particular type of service considered. Competition with respect to fuel and maintenance generally arises from other FBOs located at the same airport or within the vicinity of such airport. The availability of storage hangars for aircraft is also an important competitive factor. Generally, pilots with aircraft hangared at a facility will purchase fuel and a substantial portion of their maintenance and avionics requirements at that facility. The Company maintains three hangars at its Newport News FBO that are used for its fleet of aircraft as well as third-party aircraft. Management does not believe that revenues from its FBO are dependent on a single customer. FIA contributions to total revenues for fiscal 2002, 2001 and 2000 are 3.9%, 4.4% and 5.9%, respectively.

FLIGHT INTERNATIONAL, INC. - MODIFICATION REPAIR AND OVERHAUL CENTER

FII operates a Modification, Repair and Overhaul (MRO) Center, in conjunction with its fleet operations at the NN/W Airport, pursuant to an agreement with the Peninsula Airport Commission that terminates in January 2004. The MRO Center consists of approximately 29,000 square feet of hangar space and 25,000 square feet of maintenance, shop and office space.

FII intends to exploit the expertise it has developed maintaining its fleet of aircraft to repair modify and maintain customer aircraft. The airport is strategically located in the highly traveled Eastern Seaboard corridor, with a heavy concentration of corporate aviation. FII competes with other facilities, particularly Learjet Service Centers, nationwide.

During 1998 and 1999, management forecasted that demand for modification, repair and overhaul services by aircraft original equipment manufacturers (OEM's) would provide a growth opportunity to and expand on the Company's ability to design and modify "special missions" aircraft. In addition, several OEM's approached the Company to perform post-production modifications to recently manufactured aircraft minimizing disruption of the OEM's highly automated assembly processes.

In February 2000, the Company acquired the assets and certain liabilities of Flight Systems, Inc. (FSI), a subsidiary of Aviation Technology Group, Inc. in Myrtle Beach, South Carolina. Located on the site of a former U.S. Air Force base, the facility provided ample facilities to expand the Company's aircraft Modification, Repair and Overhaul to service larger, more complex aircraft. A wholly owned subsidiary, Flight International Services, Inc. ("FIS"), was established to utilize the assets acquired from FSI. FSI's core business, Airline Heavy Check maintenance, provided the Company with an existing revenue base upon which to build the modification work. FSI's 80 employees were hired by FIS to continue the inspection, repair and overhaul services provided to several airlines.

The facilities in Myrtle Beach provided sufficient room for repair and overhaul of regional airline sized aircraft and virtually all corporate aircraft. Capabilities at FIS included airframe, interiors, sheet metal, accessories, composites, and paint shops.

The Company believes that the economic recession of early 2000 caused a reduction in demand for both air carrier and corporate MRO services. When anticipated revenue growth failed to materialize, management determined that the FIS division would not be economically viable within an acceptable time period. The decision was made to dispose of the business and a suitable buyer was found in November 2000.

FIG continues to expand its MRO business lines at its facilities at the NN/W Airport. The Company plans to utilize its expertise as a producer of "special missions" aircraft and its considerable experience with Learjet aircraft to expand its MRO sales.

The MRO contributed 4.5% of total revenues in fiscal 2002, 7.4% in fiscal 2001 and 5.2% in fiscal 2000.

REGULATION

The Company's business is subject to regulation by the U.S. Federal Aviation Administration ("FAA") and the Department of Transportation, under the provisions of the Federal Aviation Act of 1958, as amended (the "Aviation Act"). The DOT is responsible for, among other things, evaluating and determining the fitness of individuals and organizations to function as air carriers, and maintaining jurisdiction over consolidations, mergers and acquisitions of air carriers.

The FAA regulates aircraft and air carrier operations, including personnel employed, equipment used, ground facilities, maintenance, communications and other matters. More specifically, the FAA regulates the operation of aircraft in commercial operations, including FII and FAI operations, under Federal Aviation Regulation Part 135, and regulates MRO Centers, including those operated by FII and, formerly by FIS, under Federal Aviation Regulation Part 145.

The FAA has the authority to suspend or revoke the approval of air carriers, commercial operators, repair stations and pilot schools, or their licensed personnel, for failure to comply with any FAA regulation, and can "ground" aircraft if questions arise concerning their airworthiness. Management believes the Company holds all operating, airworthiness and other FAA certificates required for the conduct of its business, although these certificates may be suspended or revoked for cause.

The FAA also has authority under the Noise Control Act of 1972, as amended, to monitor and regulate aircraft engine noise. Management believes that the aircraft operated by the Company are in compliance with regulations promulgated by the FAA and that such aircraft also comply with regulations for aircraft exhaust promulgated by the Environmental Protection Agency pursuant to the Clean Air Act of 1979, as amended. In addition, the Company's operations may be subject to local regulation with respect to noise control. Such authorities and ordinances could restrict the Company's use of older Learjets, which produce greater engine noise than newer models.

Because of the extensive use of radio and other communication facilities in its aircraft operations, the Company is also subject to the Federal Communications Commission Act of 1934, as amended (the "FCC Act"), and regulation thereunder by the Federal Communications Commission ("FCC"). The Company believes it is in compliance with all material requirements of the FCC Act and the FCC.

The Company maintains a fuel storage area at its FBO and handles materials that are subject to federal, state and local regulations. The Company believes it is in compliance with all such regulations and does not currently anticipate that maintaining compliance will have a material effect on the capital expenditures, earnings or competitive position of the Company. The Company believes the costs and effects of compliance with such regulations are minor.

Compliance with the regulatory requirements applicable to the Company's business imposes material burdens on the Company, including license requirements, maintenance, training, record keeping and reporting obligations and limitations on the manner in which the Company operates its aircraft. Further, the cost of compliance with these requirements is significant. Management believes, however, that the regulatory requirements applicable to the Company generally are no more burdensome to the Company than to other businesses operating in the aviation services industry.

As of April 30, 2002, the Company had 281 employees, including 209 full-time employees. None of the Company's employees is covered by a collective bargaining agreement.

DESCRIPTION OF PROPERTY

The Company's executive offices and corporate headquarters are located at One Lear Drive, Newport News, Virginia 23602, where the Company has approximately 10,000 square feet of office space.

As of April 30, 2002, FIA's leasehold interests at the NN/W Airport represented approximately 1.6% of the total assets of the Company. These leasehold interests consist of three hangars totaling 29,000 square feet and approximately 25,000 square feet of maintenance shop and office space. The leasehold improvements are amortized on a straight-line basis over the term of the land lease, which runs through January 2004. There are no plans for additional improvements to the property, and, in the opinion of management, the property is adequately insured.

As of April 30, 2002, FAI's leasehold interests in Bethel, Alaska, acquired in June 2000, represented approximately 3.8% of the total assets of the Company. These leasehold interests consist of a single hangar totaling 14,000 square feet of hangar, shop and office space. These leasehold improvements are amortized on a straight-line basis over the term of the land lease, which runs through June 2015. In the opinion of management, the property and its contents are adequately insured.

FAI's leasehold interests in Anchorage, Alaska consist of a single hangar totaling 5,800 square feet of hangar, shop and office space, leased from Signature Aviation, on a month-to-month basis. There are no plans for leasehold improvements to this facility. In the opinion of management, the property and its contents are adequately insured.

FAI's leasehold interests in Dillingham, Alaska consist of a single hangar totaling 6,400 square feet of hangar, shop, office, and mail-storage space. The leasehold runs month-to-month. There are no plans for additional improvements to the property. In the opinion of management, the property and its contents are adequately insured.

FAI's leasehold interests in Deadhorse, Alaska consist of a portable hangar facility erected in December 2000. The land lease consists of 13,500 square feet of land upon which the 8,000 square foot hangar was erected. The land lease runs annually, with three option years. There are no plans for additional improvements to the property. In the opinion of management, the property and its contents are adequately insured.

The Company presently maintains or operates a fleet of 47 aircraft, of which 11 are owned and 36 are leased. The Company also owns, subject to a Deed of Trust and Security Interest Lien to Vbank, formerly First Union National Bank, certain buildings, hangars and maintenance facilities. As of April 30 2002, the indebtedness to Vbank was approximately $615,286. The indebtedness to Vbank provides for complete amortization thereof through graduated payments through November 2003, at which time the entire obligation will be satisfied.

A majority of the Company's assets are pledged as collateral on its debt and capital lease obligations. The Company leases the land underlying its maintenance and headquarters building and hangars until the year 2004, pursuant to a lease agreement with the Peninsula Airport Commission of Newport News, Virginia.

LEGAL PROCEEDINGS

Except as described below, there are no material legal proceedings to which the Company is a party or to which any of its assets or properties are subject. The Company is subject to normal litigations in the ordinary course of business.

Charles T. Myers, Flight Systems, Inc., Aviation Technologies, Inc. and George Kosko v. Flight International Group, Inc. The plaintiffs alleged that the Company breached an asset purchase agreement by failing to pay various liabilities incurred by Aviation Technologies Group, Inc. following the Company's acquisition of Flight Systems, Inc. It is also alleged that the Company failed to pay loans made to it by Flight Systems, Inc. The Plaintiffs have also asserted an unjust enrichment claim based on the same facts. The co-plaintiff in that case, George Kosko, is an attorney who represented Charles Myers in the asset purchase process. Mr. Kosko is suing to recover attorneys fees that he contends the Company owes him for work he did representing Mr. Myers and his companies in negotiating the asset purchase agreement. The Company has answered the Complaint, discovery is ongoing and the Company is defending the case vigorously. The Company believes that an unfavorable outcome is unlikely. The Company believes it has paid all that it owed to the Plaintiffs and it has pending viable counterclaims. Management believes that the value of the counterclaims could well outweigh the collective value of all claims made in the Complaint, but there can be no assurance thereof.

There has been a recent development in the Charles Myers, et al v Flight International Group, Inc. litigation as previously reported pending in United States District Court in South Carolina. Mr. Myers, a Shareholder of the Company, filed a motion to enjoin the sale of the Company's assets. His theory is that the Company would no longer be able to respond to a judgment favorable to the plaintiffs. In our view and the Company's counsel view, the motion is frivolous. The Company has filed its response, which details the deficiencies of the motion for a preliminary injunction. Our counsel has advised us that they do not believe the motion poses any serious threat to the transaction, however, we can provide no assurances thereof.

The claim by Mr. Kosko for attorney fees is $84,917. The Company has offered the amount that was asserted to be due Mr. Kosko at the time of closing, which was approximately $54,000. The Company has continued to offer that amount to Kosko. The demand made by Mr. Myers and his related companies is $220,733. Counsel does not believe that Mr. Myers and his related companies will be able to recover that amount based upon the facts as known at this juncture in the litigation. The Company has expensed and maintains a payable reflected in its financial statements in the amount of approximately $54,000 to Mr. Kosko and a note payable in the amount of $203,000 to Mr. Myers and will continue to do so until this matter is resolved.

BB&T of South Carolina v. Aviation Technologies, Inc. and Charles T. Myers v. Flight International Group, Inc. This is a case brought against Myers and his related companies relating to $26,838 of indebtedness they admittedly owe BB&T. Mr. Myers and his related company, Aviation Technologies Group, filed a third party complaint against The Flight International Group arguing that it is responsible for this debt due to the sale. Counsel does not believe that Mr. Myers and his related companies will be able to recover that amount based upon the facts as known at this juncture in the litigation.

FINANCIAL STATEMENTS

See pages F-1 to F-24 attached hereto.

Selected Consolidated Financial Data

The following table sets forth selected consolidated financial data for the Company and its subsidiaries as of and for each of the five years ended April 30, 2002, 2001, 2000, 1999 and 1998. No pro forma data for the Company giving effect to the proposed Asset Sale is provided because the Company does not believe such information is material to Shareholders in evaluating the proposed Asset Sale since the proposed Asset Sale consideration is all cash.

The financial information for the Company, as of and for each of the five years ended April 30, 2002, 2001, 2000, 1999 and 1998 has been derived from the consolidated financial statements of the Company, which have been audited by BDO Seidman, LLP. The following financial information should be read in conjunction with "Management's Discussion and Analysis" and the Consolidated Financial Statements of the Company and the notes thereto included in this proxy statement.

As of or for the Year
ended April 30,

                                2002           2001(2)        2000(1)         1999           1998
                           -----------------------------------------------------------------------------

Statements of Operations
   Data:
Net revenues                $ 44,788,464   $ 37,400,960    $ 28,984,109    $ 25,313,924   $ 22,060,399
Operating costs and
 expenses                     46,574,746     37,271,322      27,300,578      24,173,464     20,935,929
 Income (loss) from
 continuing operations
 before taxes                 (2,731,025)      (975,016)      1,335,849         809,411        758,883
 Loss from discontinued
 operations                      -           (1,460,721)       (457,568)          -                 -
 Loss on disposal of
 subsidiary                      -           (1,045,282)          -              -              -
Net income (loss)             (2,731,025)    (3,481,019)        878,281         809,411        725,883
 Basic and diluted
  earning (loss)
 per share data:
 Continuing operations            (2.46)         (0.88)           1.29             0.80           0.72
 Discontinued operations         -               (2.26)          (0.44)            0.00           0.00
Balance sheet data:
 Current assets               14,692,306     10,192,369      13,274,490       7,303,060      7,675,340
 Total assets                 25,166,430     21,025,793      20,130,977      11,915,382     11,793,619
 Current liabilities          20,820,894     13,459,329      11,043,809       5,683,068      4,866,982
 Long-term debt an
   other liabilities           6,143,359      6,633,760       4,673,445       3,018,730      4,512,907
 Shareholders' equity
 (deficit)                    (1,797,823)       932,704       4,413,723       3,213,584      2,404,173
Other data:
   Book value per share         N/A             0.84            3.98            3.17             2.38

   (1) Includes the acquired net assets of FAI and FIS.
   (2) Includes operations of FAI, acquired April 2000.

SIGNIFICANT ACCOUNTING POLICIES AND ESTIMATES

The Company's significant accounting policies are more fully described in its Summary of Accounting Policies to the Company's consolidated financial statements. The preparation of financial statements in conformity with accounting principles generally accepted within the United States requires management to make estimates and assumptions in certain circumstances that affect amounts reported in the accompanying financial statements and related notes. In preparing these financial statements, management has made its best estimates and judgments of certain amounts included in the financial statements, giving due consideration to materiality. The Company does not believe there is a great likelihood that materially different amounts would be reported related to the accounting policies described below; however, application of these accounting policies involves the exercise of judgment and the use of assumptions as to future uncertainties and, as a result, actual results could differ from these estimates.

Revenue Recognition

The Company recognizes contract revenue as hours are flown, at the average rate per flight hour, over the term of each contract. Certain contracts provide for a guaranteed minimum number of flight hours per contract year. Contract revenue for such guaranteed but unflown hours, if any, is recognized at the end of the contract year. The Company recognizes maintenance revenue at the time of completion.

Calculation of Inventory

The Company's inventories are recorded as follows:

Aircraft parts, which consist of rotables and repairable and expendable aircraft components, are recorded using the specific identification method at the lower of cost or market for rotables and repairable aircraft components, and the lower of average cost or market for expendable components.

Targets and cable, which are special equipment required to perform target tow missions, are recorded at the lower of average cost or market.

Fuel, which includes Jet A and Avgas, both of which are consumed in the performance of contracts and sold commercially, is recorded at the lower of average cost or market.

MANAGEMENT'S DISCUSSION AND ANALYSIS

RESULTS OF OPERATIONS

YEAR ENDED APRIL 30, 2002 COMPARED TO APRIL 30, 2001

Revenues

For the year ended April 30, 2002, revenues from continuing operations totaled $44,788,464. This represents an increase of 19.75% over the prior year. In fiscal year 2002, the Company's revenues were generated from three sources. Fleet Operations of owned or leased aircraft accounted for 91.7% of total revenue, while the MRO Center produced 4.5% of total revenues and the FBO provided 3.8% of total revenues.

 A year-over-year revenue comparison for each source is outlined in the following table. Fleet Operations and Fixed Base Operations showed increases while the MRO Center posted a decrease in revenues as displayed below (in thousands):

                     12 Months Ended  12 Months Ended
                     April 30, 2002   April 30, 2001    % Increase (Decrease)
                    ---------------   ---------------   ---------------------
Fleet Operations       $ 41,059           $ 33,009             24.4%
MRO Center             $  2,023           $  2,761            (26.7)%
Newport News FBO       $  1,706           $  1,630              4.7%

The increase in Fleet Operations revenues can be attributed to a 15.6% net increase in FII's Government fleet operations sales, a 112.0% increase in FII's commercial fleet operations sales due to flight operations conducted in Australia and a 46.4% increase in revenues at FAI associated with charter operations as part of a six month sub-contract with Bristol Environmental. Fleet Operations revenues were adversely impacted by reductions in revenues of $858,000 for the aircraft-leasing contract at China Lake as revenues returned to "pre-aircraft modification" levels. Revenues associated with the CAS-MED contract decreased by $294,000. NATO and CAS-MOS revenues increased $5,483,000, however sub-contractor revenues for tanker operations added $4,606,000 of this total. While the revenue gains for CAS-MOS of $716,000 represented a 3.8% increase, management had been forecasting an 8.0% increase based on the assumption that the CAS-MOS bridge contract's service level would mirror the previous contracts. Two aircraft required by the original CAS-MOS contract were excluded from the bridge contract. As a direct result, the Company's revenues were $800,000 lower than it forecasted. Similarly, revenues in Flight Alaska, Inc. were lower than it forecasts by approximately $1,000,000 as revenue opportunities for FAI's large twin turbo-prop aircraft were adversely impacted by the events of September 11th. Anticipated oil industry revenues failed to materialize as several of the major oil producers on the North Slope of Alaska curtailed their exploration and development plans. Finally, the oil industry's plans to explore and develop the Alaska Natural Wildlife Refuge (ANWR) were dealt a severe blow when the United States Congress failed to pass enabling legislation. The prospects of future oil exploration and development have been significantly diminished. The Company plans to reposition the four CASA 212's and the Beech King Air to more profitable DOD contracts under FII.

MRO Center revenues were lower in fiscal 2002 as general economic conditions impacted the aviation maintenance sector significantly. Airframe "Service Life Extension Program" (SLEP) revenues decreased over prior year's levels as a result of the uncertainty after September 11th. The Company began to realize value from its efforts to develop and market a Landing Gear SLEP. Commercial and government MRO activities were also curtailed by internal modification and depot level maintenance requirements on existing and newly acquired fleet operations aircraft.

FBO revenues increased in fiscal 2002 over the prior year, despite the effects of September 11th, on domestic air travel, due to an increase in discount air carrier operations at the NN/W Airport. Increased fuel prices also contributed to the gain offsetting the reduction in the volume of gallons pumped. In addition, at year-end the Company was awarded the Defense Fuel Sales contract for the NN/W Airport that is expected to provide roughly $1,000,000 in annual fuel sales revenues for DOD customers such as FII's military training operations. The three-year contract runs through March 31, 2005. There can be no assurances that the contract would continue past that date or that revenues at these levels will be achieved.

Cost of Services

Cost of services from continuing operations includes the direct operating expenses of aircraft utilized and maintained by the Company. Types of expenses incurred include the following: lease, fuel, insurance, maintenance, pilots and equipment. Also included are the costs of operating the FBO at the NN/W Airport, the costs of goods sold and direct labor for the MRO Center.

For fiscal year 2002, there was a 29.1% increase in cost of services from continuing operations. The major factors contributing to the increase in cost of services were expenses related to the cost of fuel, aircraft lease, insurance and tax expenses associated with temporarily idle assets required for the delayed CAS-MOS follow-on contract and general increases in operational activities associated with growth in CAS-MOS subcontracted services and Flight Alaska business lines. Overall gross margins declined to 7.8% from 15% in the prior year. Included in the net change is a reclassification of previously recorded general and administrative expenses. This change was in response to the CAS-MOS directed requirement for Cost Accounting Standards compliance. Had these changes not been made, management estimates that the gross margin would have declined to 9.9% from 15% for the prior fiscal year.

During fiscal year 2002, fuel prices were stable, but at historically elevated levels and substantially above the prices bid in the Company's long-term contracts. Management requested an equitable fuel adjustment for the Government's fiscal year that ended September 30, 2001, but the request has been denied. Fuel expenses were adjusted upward $240,000 in fiscal year 2002 to reflect these additional un-reimbursed costs in fiscal 2001.

As is prevalent in capital-intensive businesses, the majority of the Company's direct operating costs are fixed. Aircraft ownership, insurance, taxes, facilities related costs, certificate management personnel and related overheads, and contract management personnel and their related overheads are determined by contractual commitment and cannot be readily reduced. Most of the remaining costs, including flight crew and maintenance wages, tend to be semi-variable in nature based on contractual commitments to respond to our customer's requests for service with little or no notice.

As the sole bidder on the new CAS-MOS contract, the Company began preparations for performing the new contract in November 2001 anticipating a January contract start date. The new contract called for additional Learjet 30 Series aircraft with greater time-on-station capabilities than six of the Company's existing Learjet 20 Series aircraft. While modification costs can be capitalized, aircraft ownership expenses during the preparation process cannot. Management calculates the ownership costs for the three additional aircraft acquired for the follow-on CAS-MOS contract generated $575,000 of expenses in fiscal 2002. With the contract award date postponed until April 1st, the Company had no other interim use for these aircraft causing significant erosion in operating margin.

Depreciation and Amortization

Aircraft and engines are depreciated as follows: aircraft are depreciated on a straight-line basis over 12 years, while engines are depreciated based on hours flown down to a core value. In addition, a reserve is recorded to cover the cost of major periodic inspections on engines. Electronic Warfare equipment is depreciated on a straight-line basis over five years. All other property and equipment is depreciated over its estimated useful life or lease term, if applicable.

Depreciation and amortization of $1,609,342 for fiscal year 2002 reflects an increase of 25.5% compared to fiscal year 2001. The $327,402 increase is due primarily to depreciation on an additional aircraft and equipment of $160,000, increased activity levels for fleet aircraft resulting in increased engine depreciation expenses of $5,000, increased airframe depreciation of $60,000 and depreciation associated with the assets acquired in Alaska of $105,000.

General, Corporate and Administrative

General, corporate and administrative expenses from continuing operations consist principally of facility costs associated with the Company's hangars and corporate headquarters, and labor costs associated with the administrative and sales staff. General, corporate and administrative expenses from continuing operations aggregated $3,813,459 for the fiscal year 2002, a decrease of 16% over the fiscal year 2001. The decrease was primarily due to the reclassification of overhead type expenses to the Cost of Services line. This change was in response to the CAS-MOS directed requirement for Cost Accounting Standards compliance. Had these changes not been made, general, corporate and administrative expenses would have been consistent with prior fiscal years' expenses.

In 2002 the Company realized bad debt expense of approximately $500,000. Included in this adjustment was a charge of $210,000 for the default of a note receivable from Reliance Aerotech associated with the sale of FIS's assets. Overall, bad debt expense was decreased by $500,000 over those experienced in fiscal 2001.

In fiscal 2002, the Company experienced approximately $300,000 in one-time legal and accounting support costs associated with the VTF acquisition, $215,000 for additional accounting and operating software design and implementation expenses and $196,000 in general increases associated with growth in operating levels.

Interest Expense

Net interest expense for fiscal 2002 decreased to $944,743 from $1,104,654 for the prior fiscal year, or 14.5%. The decrease in interest expense is principally due to the decrease in interest rates charged on the gross borrowing and adjustments for overcharged interest expenses in the prior year.

Income Tax Expense

Income tax expense varies from statutory tax rates principally because of the utilization of net operating loss carry forwards. For further discussion see
Note 8 to the Consolidated Financial Statements included herein.

Net Income

The consolidated net loss on continuing operations for fiscal year 2002 was $2,731,025, or a loss of $2.46 per share. In fiscal year 2001 a consolidated net loss on continuing operations was $975,016, or a loss of $.88 per share and total consolidated net loss after discontinued operations was $3,481,019 or a loss of $3.14 per share.

In the fourth quarter of the year ended April 30, 2002, the Company recorded net adjustments which increased its net loss by approximately $610,000. The Company determined that $240,000 and $160,000 previously accrued for equitable fuel expense reimbursement in 2001 and 2002, respectively, was unlikely to be recovered from the government. In addition, the Company recorded bad debt expense in the fourth quarter of approximately $210,000 due to a default on a note recievable.

YEAR ENDED APRIL 30, 2001 COMPARED TO THE YEAR ENDED APRIL 30, 2000

Revenues

For fiscal year 2001, revenues from continuing operations totaled $37,400,960. This represents an increase of 29.0% over the prior year. In fiscal year 2001, the Company's revenues were generated from three sources. Fleet Operations of owned or leased aircraft accounted for 88.3% of total revenue, while the MRO Center produced 7.3% of sales and the FBO provided 4.4% of total revenues. A year-over-year revenue comparison for each source is outlined in the following table. While Fleet Operations and the MRO Center showed substantial increases, Fixed Base Operations revenues decreased as displayed below (in thousands):

                       12 Months Ended  12 Months Ended
                       April 30, 2001   April 30, 2000    % Increase (Decrease)
                       --------------   ---------------   --------------------
Fleet Operations         $  33,009          $25,772              28.1 %
MRO Center               $   2,761          $ 1,510              82.8 %
Newport News FBO         $   1,630          $ 1,702              (4.4) %

The increase in Fleet Operations revenues is due to continued expansion of flying hours in the CAS-MOS contract, the addition of FAI's revenue stream, and an increase in compensation associated with an extension of the Company's contract with the U.S. Navy to supply and maintain five Metro III aircraft for charter passenger service at China Lake, California. Included in the extension of the China Lake Contract were revenues for modifying the Metro III fleet to new DOD safety and operating standards. At the end of fiscal 2001, the Company deployed additional assets to Australia in support of an interim flight training services agreement to provide EW training for the Royal Australian Navy. As a subcontractor to Raytheon Australia, the Company will also participate in the modification of a Learjet 35 Series during fiscal 2003. In addition, the Company's efforts to grow European sales met with success as sales to NATO and several NATO-related customers also increased. In the past, parts sales to government agencies were classified as Fleet Operations revenue. Management reclassified approximately $585,000 from Fleet Operations to Commercial Maintenance during fiscal 2001. On a comparable basis, Fleet Operations revenues would have increased by 30.3% over fiscal 2000 levels.

MRO Center revenues were up due to the performance of several large aircraft modification and refurbishment programs during the year ended April 30, 2001. During this period, several customers brought high-time aircraft for Service Life Extension Program services. Management also took steps during 2001 to place all maintenance-related revenues under its MRO business line. In the past, parts sales to government agencies were classified as Fleet Operations revenue. Management reclassified approximately $585,000 from Fleet Operations to Commercial Maintenance during fiscal 2001. On a comparable basis, MRO revenues increased by 44.1% over fiscal 2000 levels. Calculations for this data are not available at this time.

FBO revenues decreased due to continued market share erosion and a softening of the overall general aviation activities during the year.

Cost of Services

Cost of services from continuing operations includes the direct operating expenses of aircraft utilized and maintained by the Company. Types of expenses incurred include the following: lease, fuel, insurance, maintenance, pilots and equipment. Also included are the costs of operating the FBO at the NN/W Airport, the costs of goods sold and direct labor for the MRO Center.

For fiscal year 2001, there was a 30.6% increase in cost of services from continuing operations. The major factor contributing to the increase in cost of services was expenses related to the cost of fuel, aircraft hull and liability insurance expenses, and general increases in operational activities associated with growth in CAS-MOS and Flight Alaska business lines. The overall gross margin declined to 15% from 16% in the prior year.

Since the Company cannot hedge against fuel volatility, it has worked to decrease its exposure to volatile fuel prices by performing as many services as possible on an Aircraft, Crew, Maintenance and Insurance (ACMI) basis. Under an ACMI arrangement, the Company is responsible for aircraft ownership, crew, maintenance and insurance expenses. The customer is responsible for cost of fuel, ground handling, landing and air traffic control fees (if any), and any and all crew accommodation expenses. Due to existing fixed-price contracts and the Company's common-carriage operations, it is neither practical nor possible to perform all the Company's services on an ACMI basis and the Company is not able to eliminate this exposure completely. During fiscal year 2001, fuel prices were extremely volatile increasing over 30% from the prior year and adversely affected profitability. Management subsequently requested an equitable fuel adjustment for the same period from the DOD and that request is currently being reviewed. In anticipation of a partial reimbursement, management recorded a credit of $240,000 for fiscal year 2001. No assurance can be made that all or part of this equitable fuel adjustment request will be honored.

Depreciation and Amortization

Aircraft and engines are depreciated as follows: aircraft are depreciated on a straight-line basis over 12 years, while engines are depreciated based on hours flown down to a core value. In addition, a reserve is recorded to cover the cost of major periodic inspections on engines. Electronic Warfare equipment is depreciated on a straight-line basis over five years. All other property and equipment is depreciated over its estimated useful life or lease term, if applicable.

Depreciation and amortization of $1,281,940 for the fiscal year ended April 30, 2001 reflects an increase of 62.4% compared to fiscal year 2000. The $492,423 increase is due primarily to depreciation on an additional aircraft and equipment of $125,000 increased activity levels for fleet aircraft that increased engine depreciation expenses of $70,000, and depreciation associated with the assets acquired in Alaska of $205,000.

General, Corporate and Administrative

General, corporate and administrative expenses from continuing operations consist principally of facility costs associated with the Company's hangars and corporate headquarters, and labor costs associated with the administrative and sales staff. General, corporate and administrative expenses from continuing operations aggregated $4,537,730 for fiscal year 2001, an increase of 71.5% over the prior fiscal year. The increase was a result of expenses associated with continuing implementation of new accounting software systems, administrative and traffic related expenses associated with the Company's Alaska operations, additional legal fees associated with the Company's divestitures during the year and an increase in bad debt expense of approximately $947,000. This bad debt expense was primarily due to additional reserve requirements combined with direct customer account write-offs.

Interest Expense

Interest expense increased to $1,104,654 from $347,682 for the prior fiscal year, or 217.7%. The increase in interest expense is principally due to an increase in short-term borrowings to fund the working capital requirements of the additional business enterprises that began or were acquired during the fiscal year and interest on the additional fixed assets added during fiscal 2001. The Company had capitalized interest of approximately $166,000 related to assets held for resale in fiscal 2000. See "Liquidity and Capital Resources" below.

Income Tax Expense

Income tax expense varies from statutory tax rates principally because of the utilization of net operating loss carry forwards. For further discussion see
Note 8 to the Consolidated Financial Statements included herein.

Net Income

The consolidated net loss on continuing operations for fiscal year 2001 was $975,016, or a loss of $.88 per share and the consolidated net loss after discontinued operations was $3,481,019 or a loss of $3.14 per share compared to a net profit on continuing operations of $1,335,849 or $1.29 per share and a consolidated net profit after discontinued operations of $878,281 or $0.85 per share, for the year ended April 30, 2000. For fiscal 2000, the impact to net income from the discontinued Myrtle Beach Operation was $457,568. The weighted average number of shares was 1,109,424 and 1,029,656, respectively.

YEAR ENDED APRIL 30, 2000 COMPARED TO THE YEAR ENDED APRIL 30, 1999

Revenues

For fiscal year 2000, revenues from continuing operations totaled $28,984,109. This represents an increase of 14.5% over the prior fiscal year. In fiscal year 2000, the Company's revenues were generated from three sources. Fleet Operations of owned or leased aircraft accounted for 89% of total revenue, while the MRO Centers (Commercial Maintenance) produced 5.2% of sales and the FBO provided 5.8% of total revenues.

A year-over-year revenue comparison for each source is outlined in the following table. While Fleet Operations showed substantial increases, Commercial Maintenance and Fixed Base Operations revenues decreased as displayed below (in thousands):

                        12 Months Ended  12 Months Ended
                        April 30, 2000   April 30, 1999    % Increase (Decrease)
                        --------------   --------------    --------------------
Fleet Operations            $25,772          $20,875              23.5 %
Commercial Maintenance      $ 1,510          $ 2,667             (43.4)%
Newport News FBO            $ 1,702          $ 1,772              (4.0)%

The increase in Fleet Operations revenues is due to continued expansion of flying hours in the CAS-MOS contract, the addition of the CAS-MED contract in October 1999, and an increase in compensation associated with an extension of the Company's contract with the U.S. Navy to supply and maintain five Metro III aircraft for charter passenger service at China Lake, California. Included in the extension of the China Lake Contract were revenues for modifying the Metro III fleet to new DOD safety and operating standards.

Commercial Maintenance revenues were down due to the Company's requirement to procure and ready three additional Learjet 30 Series aircraft for operations in conjunction with the award of the CAS-MED contract.

FBO revenues decreased due to increased competition at the NN/W Airport that resulted in the loss of some fuel sales market share.

Cost of Services

Cost of services from continuing operations includes the direct operating expenses of aircraft utilized and maintained by the Company. Types of expenses incurred include the following: lease, fuel, insurance, maintenance, pilots and equipment. Also included are the costs of operating the FBO at the NN/W Airport and the costs of goods sold and direct labor for the MRO Centers.

For fiscal year 2000, there was a 14.2% increase in cost of services from continuing operations. The major factor contributing to the increase in cost of services was expenses related to the cost of fuel, some non-recurring expenses associated with start-up of the CAS-MED contract and the Flight Systems, Inc. acquisition. The overall gross margin increased to 16.0% from 15.8% in the prior fiscal year.

The Company has worked to decrease its exposure to volatile fuel prices by performing as many services as possible on an Aircraft, Crew, Maintenance and Insurance (ACMI) basis. Under an ACMI arrangement, the Company is responsible for aircraft ownership, crew, maintenance and insurance expenses. The customer is responsible for cost of fuel, ground handling, landing and air traffic control fees (if any), and any and all crew accommodation expenses. Due to existing fixed-price contracts and the Company's common-carriage operations, it is neither practical nor possible to perform all the Company's services on an ACMI basis and the Company is not able to eliminate this exposure completely. During fiscal year 2000, fuel prices increased over 100% and adversely affected profitability. During fiscal year 2000, actual fuel expense was $2,545,580 versus $2,217,290 in the prior year, which reflects both an increase in fuel price and flight activity.

During fiscal year 2000, the Company recognized approximately $300,000 in expense reimbursement for federal excise taxes paid in prior years for fuel used in connection with the CAS-MOS contract. The expense was initially recognized in fiscal years 1997, 1998 and 1999. This tax reimbursement is shown as an offset to fiscal year 2000 fuel expense.

Depreciation and Amortization

Aircraft and engines are depreciated as follows: aircraft are depreciated on a straight-line basis over 12 years, while engines are depreciated based on hours flown down to a core value. In addition, a reserve is recorded to cover the cost of major periodic inspections on engines. Electronic warfare equipment is depreciated on a straight-line basis over five years. All other property and equipment is depreciated over its estimated useful life or lease term, if applicable.

Depreciation and amortization of $884,611 for fiscal year 2000 reflects an increase of 47.3% compared to fiscal year 1999. The $284,000 increase is due primarily to fully depreciating an aircraft engine which required overhaul prematurely of $105,000, the addition of depreciation for two months at FIS of $95,000, increases in assets associated with additional aircraft, equipment and facilities required for expansion of the CAS-MOS and CAS-MED contracts, and GeoFlight equipment.

General, Corporate and Administrative

General, corporate and administrative expenses from continuing operations consist principally of facility costs associated with the Company's hangars and corporate headquarters, and labor costs associated with the administrative and sales staff. General, corporate and administrative expenses from continuing operations aggregated $2,645,932 for the year ended April 30, 2000, an increase of 14.0% over the prior twelve-month period. The increase was a result of additions of personnel responsible for the Company's new activities, expenses associated with implementation of new accounting software systems and additional legal fees associated with the Company's expansion during the year.

Interest Expense

Interest expense increased to $347,682 from $331,049 for the prior fiscal year, or 5.1%. The increase in interest expense is principally due to an increase in short-term borrowings to fund the working capital requirements of the new contracts and business enterprises that began or were acquired during the fiscal year. In addition, the Company capitalized interest of approximately $166,000 related to assets held for resale. See "Liquidity and Capital Resources" below.

Income Tax Expense

Income tax expense varies from statutory tax rates principally because of the utilization of net operating loss carry forwards. For further discussion see
Note 8 to the Consolidated Financial Statements included herein.

Net Income

The consolidated net profit from continuing operations for fiscal year 2000 was $1,335,849, a profit of $1.29 per share compared to a net profit of $809,411 or $0.80 per share, for fiscal year 1999. The weighted average number of shares was 1,029,656 and 1,013,976, respectively.

In the fourth quarter of fiscal year 2000, the Company recorded net adjustments, which increased net income by approximately $400,000, reflecting an adjustment for approximately $825,000 of unrecorded contracts revenues earned during the third quarter and a deferral of a portion of a gain related to a sale-leaseback transaction of $425,000.

LIQUIDITY AND CAPITAL RESOURCES

The Company's growth plan resulted in a significant number of financing transactions in fiscal year 2002. During that year, the Company continued to fund its growth and operations primarily through short and long-term borrowings.

Cash from Operations

Net losses and non-operating items absorbed $1,053,214 in fiscal year 2002 versus $1,697,706 absorbed in fiscal year 2001. Changes in working capital accounts provided $3,504,055 in fiscal year 2002 while providing $2,117,807 in the prior fiscal year. On a net basis, the Company's operating activities provided $2,450,841 for fiscal year 2002, while providing $420,101 in the comparable prior fiscal year period.

Cash to Investing Activities

Acquisition of additional property and equipment absorbed $1,654,541. The purchase of two J-31 aircraft for resale absorbed $1,566,081, and investment in other long-term assets consumed $65,000. The purchase of two J-31 aircraft and their preparation for resale absorbed $1,566,081 and investments in other long term assets consumed $65,000. On a net basis, investment activities resulted in the absorption of $3,199,926 in fiscal year 2002.

Cash from Financing Activities

In fiscal year 2002, the Company utilized a combination of short and long-term borrowing to fund its expansion needs. Net proceeds from long-term debt and notes payable provided $1,300,000. Net proceeds from lines of credit provided an additional $883,232 in cash to fund increased working capital requirements that accompanied the expansion. Repayment of scheduled long-term debt and notes payable absorbed $1,422,391. During the fiscal year, short and long-term financing activities provided a total of $760,841.

For fiscal year 2002, the Company realized a net increase in cash and cash equivalents of $11,756.

On February 25, 1998, the Company entered into a line of credit with SunTrust Bank ("SunTrust") for its short term financing needs. The agreement provided for up to $2,750,000 in credit. The loan was represented by a demand note which could have been payable at any time upon the demand of SunTrust. The Company was obligated to pay interest to SunTrust at prime rate plus one-half percent of the average balance outstanding. The line was collateralized by the Company's accounts receivable and an assignment of the CAS-MOS contract.

On August 1, 1999, the Company entered into an agreement with Wachovia Bank, N.A. ("Wachovia") to provide $1,300,000 in "floor-plan" debt, at an interest rate of prime plus 1%, to facilitate the purchase of a Learjet 35 Series aircraft that the Company intended to refurbish and sell. In a related transaction dated August 15, 1999, the Company refinanced one of its owned Learjet aircraft to secure $500,000 of additional working capital to cover refurbishment investments on this aircraft. These aircraft provide collateral for the debt.

On October 15, 1999, the Company entered into an agreement with First Commercial Bank to provide $225,000 in term debt at an interest rate of prime plus .75% to facilitate the purchase of one Piper Navajo and one Piper Aztec for use in the Company's GFL operation.

On February 29, 2000, as part of the FIS acquisition, the Company entered into an agreement with a shareholder for a non-interest bearing stockholder note payable maturing February 28, 2001 in the amount of $168,953. Net advances from February 29, 2000 to April 30, 2000 increased the balance to $238,585. Following a complete reconciliation of accounts between December 15, 1999 and February 29, 2001, the Company concluded that it believes that the shareholder misrepresented the basis for this note. The disposition of this note is part of the basis of current litigation and no action has been taken to reduce the current liability of approximately $203,000 until the outcome of the litigation is known.

In April 2000, the Company entered into an agreement with Wachovia to provide $240,000 in long-term debt at an interest rate of LIBOR plus 3% to purchase the assets of Perry Avionics in Myrtle Beach, South Carolina. The assets acquired in the transaction provide collateral.

In April 2000, the Company entered into an agreement with Wachovia to provide $775,000 in long-term financing at an interest rate of LIBOR plus 3% to facilitate the purchase of selected assets of Yute. The aircraft, spare parts and equipment acquired provide collateral for the 5-year loan.

On June 5, 2000, the Company entered into an agreement with the Alaska Industrial Development and Export Authority to purchase a hangar in Bethel, Alaska for $1,100,000. The purchase was financed in total by AIDEA and is payable over 15 years at an interest rate of 9.25%. The loan is collateralized by the hangar facilities.

On September 5, 2000, the Company entered into a new Loan and Security Agreement with Wachovia for all its short-term financing needs. The new agreement provides for up to $5,500,000 in credit and is represented by a term note. The Company is obligated to pay Wachovia interest at LIBOR plus 2.5% on the average outstanding balance plus 25 basis points on any unused portion of the line. The line may be reduced at the discretion of the Company, without penalty. This instrument, which replaces current short-term financing of $4,123,127 at BB&T, SunTrust, Harbor, and Wachovia Banks collectively, represents more favorable pricing, terms and conditions to the Company. The new line is collateralized by the Company's accounts receivable, inventory held for resale, intangible assets and an assignment of its CAS-MOS and CAS-MED contracts. In August 2001 and January 2002 the line was increased to provide additional working capital to fund the continued revenue growth of the Company. Currently, the credit line is authorized up to $7,250,000 and carries a rate of Prime plus one-half percent. As of April 30, 2002, the available balance on the line is $1,421,000.

In February 2001, the Company determined it had operational need for an aircraft that previously was shown as an asset held for resale. Bank financing in the amount of $2,100,000 in term debt at a rate of LIBOR plus 3% was secured from Wachovia Bank for the asset, which has an estimated market value of $2,500,000.

In July 2001, the Company purchased two Jetstream 31 aircraft from Maritime Sales and Leasing Inc. (an affiliate of our Chairman and President, David E. Sandlin and a director, John Bone) with the intent to prepare them for resale. The two aircraft were acquired for $1,300,000 and were financed with an equal amount of term debt at a rate of 8.55% by Wachovia Bank. The planes have been substantially prepared for resale and are being marketed by the Company currently.

The Company operates in a capital-intensive industry. Typically, major expenses are incurred in connection with the initiation of a new contract. These costs can consist of acquisition of additional aircraft, equipment and training, and these costs can be reduced through leasing arrangements and advance payments from customers, if obtainable. The Company believes that it will be able to arrange through available means the financing of these initial contract costs when necessary, although no assurance can be given.

Contractual obligations and commercial commitments of the Company as of April 30, 2002 are approximately as follows:

Schedule of contractual obligations(1):

                                                        Payments due by period
                        --------------------------------------------------------------------------------------
                                           Less than
                           Total            1 year            1-3 years         4-5 years        After 5 years
                        --------------------------------------------------------------------------------------
Long-term
debt                    $7,090,256       $1,555,433        $ 3,567,812       $1,104,311       $862,700
Capital
leases                     439,540          252,500            187,040               -               -
Operating
leases                  22,079,000        5,817,000          9,877,000        6,385,000              -
Total                   --------------------------------------------------------------------------------------
Contractual
cash
obligations            $29,608,796       $7,624,933        $13,631,852       $7,489,311       $862,700
                      ========================================================================================

(1) In addition to the above minimum lease commitments, historically the Company has incurred additional lease expense that is based on hours flown for which there is no minimum obligation. Amounts paid under these agreements were approximately $10,473,000, $6,839,000, $7,028,000, $4,160,000 and $3,485,000, for
the years ended April 30, 2002, 2001, 2000, 1999 and 1998, respectively.

Schedule of commercial commitments:

                                                Amount of commitment expiration per period
                        ---------------------------------------------------------------------------------------
                                          Less than
                           Total            1 year            1-3 years         4-5 years        After 5 years
                        ---------------------------------------------------------------------------------------
Line of
credit *                $7,250,000      $7,250,000          $ -               $ -              $  -


* The Company has a line of credit agreement with a bank. The Company may borrow up to 90% of net eligible accounts receivable on government contracts and 85% on commercial contracts. Borrowings under the line of credit may not exceed $7,250,000. At April 30, 2002, the Company had borrowings outstanding under the line of approximately $5,830,000.

The Company believes that it will be able to refinance debt as necessary as it becomes due. In addition, the Company believes that current levels of cash together with cash from operations and funds available under its borrowing arrangements will be sufficient to meet its capital requirements for the next twelve months.

BUSINESS TRENDS AND RESULTS OF SUBSIDIARY OPERATIONS

General

On a consolidated basis, the Company's profitability was adversely impacted during fiscal 2002 by the losses associated with its Alaska operations, lower than anticipated asset utilization and revenue generation on the CAS-MOS bridge contract, efforts of the Company to prepare for the new CAS-MOS contract, fuel cost adjustments associated with the DOD's denial of equitable adjustments for operations in fiscal 2001 and 2002, additional legal and professional fees associated with the VTF sale and accounting system software implementation, and bad debt expenses associated with stale receivables from both government and commercial customers.

The general trend toward slowing revenue growth continued in 2002 and the Company believes that this was exacerbated, at least in part, by the events of September 11, 2001. Training services and air carrier operations were immediately halted and resumed on a limited basis after approximately one week. While security concerns associated with aircraft operations were eventually resolved, demand for the Company's services was reduced for its Alaskan operations and from the U.S. Navy, which found itself deploying more assets around the world and, as a result, disrupting its training schedules.

In July 2000, the aviation industry entered an economic downturn that resulted in a significant reduction in revenue stream from airline maintenance customers that formed the core of FIS's customer base. In addition, the Company's source of growth revenues was interrupted as the commercial aircraft modification market also turned down. By the end of July 2000, management determined that the original business plan for its Myrtle Beach operations was no longer attainable and made a decision to sell the FIS business. A qualified buyer was found and the FIS business was sold on November 6, 2000. Losses from this operation totaled $1,460,721 while losses on the disposal of this operation were $1,045,000 in fiscal 2001. In fiscal 2002, the company experienced an additional write off of $210,000 when the purchaser of FIS's assets, Reliance Aerotech, Inc., defaulted on its note to the Company for the equipment that was part of the sale. The Company retrieved the equipment that formed the collateral for the note and valued the assets at $303,000 based on estimated market values obtained from independent third party equipment marketers. The additional loss was taken as bad debt expense in 2002 and represents the difference between the balance due on the note and collateral value at the time of default.

Profitability Improvement

The Company has embarked on a long-term effort to decrease its exposure to the cyclical nature of, and narrow margins that are prevalent in, its DOD-based contracts. In an effort to achieve these goals, the Company has expanded operations in areas where it has developed expertise and unique capabilities with the specific intent of attracting a non- or counter-cyclical customer base. Management believes that aircraft and facility utilization are the major components of the Company's financial success. The Company's DOD contracts tend to be characterized by "fixed-rate per aircraft hour" price schedules and the flying tends to peak in late spring, late summer and early fall.

Excess capacity is currently being measured on a contract-by-contract basis using new software tools. This will enable the immediate realignment of aircraft assets to more promising opportunities. The Company has identified its Alaskan turbo-prop services as a low-productivity operation. The Company intends to secure alternative opportunities to deploy its fleet of Casa 212 aircraft in response to this negative development. Based on opportunities to provide services to the DOD for additional training, management believes these aircraft can be re-deployed.

The Company has identified an alternative use for the King Air 200 that will increase productivity and yield by deploying this asset to an additional U.S. Government customer. If profitable uses for these five aircraft cannot be attained, the aircraft will be returned to the Lessor. Assuming management is successful in its efforts to re-deploy these aircraft, the Company would realize normal aircraft utilization rates, a substantial increase in revenues and yields and a return to reasonable profitability for these assets. Management believes that the remaining operations in Alaska will be break-even to slightly profitable after reductions in direct and indirect salaries and wages, and associated overhead expenses, as a result of the redeployment of these large aircraft.

The Company has identified two Learjet 30 Series and three Learjet 20 Series aircraft assigned to FII that are currently underutilized. With the recent award of contracts for US Air Force gunnery practice and Canadian Air Force interim flight services, management believes that the two Learjet 30 Series aircraft will have become fully utilized by September 2002. The three Learjet 20 Series aircraft are being prepared for return to the Lessor.

The Company has also increased its sale of training services to NATO and NATO Member countries in Europe. Management is pursuing training opportunities for US Air Force squadrons deployed to bases in foreign countries. If successful, utilization of European based assets could well exceed domestic utilization rates.

Fuel Prices

Since April 1999, the cost of jet fuel has increased from $.50 to over $1.28 per gallon. Crude oil prices have increased from under $10.00 per barrel in February 1999 to over $32.00 per barrel in August 2000. While the core rate of inflation has remained fairly stable during this period, the Company is vulnerable to dramatic fluctuations in oil prices. The meteoric rise in fuel costs in 2001 also severely impacted the Company's profitability. The cost of jet fuel peaked in fiscal 2001 at $1.28 per gallon. Management estimates that the negative impact of fuel increases on Company-wide profitability exceeded $750,000 in fiscal 2001 and 2002 combined. To mitigate this exposure, the Company attempts to negotiate contracts that have frequent fuel price cost adjustments, or passes the risk to the customer altogether. The Company has achieved moderate success in these efforts. In March 2002, as a condition of the follow-on CAS-MOS contract, aviation fuel became a government furnished item. Management believes that the profitability stabilization provided by "customer provided fuel" will result in substantial cost savings since short-tern fuel costs swings are passed on to the customer as an "over-and-above" reimbursable expense.

Risk Management

Despite an insurance loss rate under 4% during the prior five years, the Company experienced a significant increase in hull and liability insurance premiums in fiscal years 1999 and 2000. Underlying these increases in premiums were general industry trends based on liability loss experience, particularly in Alaska. In an effort to bring premiums in line with our loss experience, the Company initiated negotiations with alternative underwriters. In December 2000, the Company selected Willis of New York, Inc. as its aviation broker and completed a thorough review of coverages. Management estimates that suggestions by the broker on coverage modifications and extensive negotiations with underwriters resulted in a $400,000 savings in fiscal 2001. Subsequent events of September 11, 2001 have put significant upward pressure on renewal premium rates.

During renewal negotiations just completed, the Company's premiums increased 30% over 2001 rates, which management believes is appreciably below industry-average rate increases which have been exceeding 80% since September 11th. Management credits its broker and risk management staff with the successful differentiation of the Company's operations from the industry in general as the impetus for these favorable outcomes. The Company anticipates it will recoup a substantial portion of the current year increase in insurance premiums on its CAS-MOS contract as a result of an equitable adjustment clause. Claims for equitable adjustment will be made on the Company's other long-term contracts. No assurances can be made that these requests will be honored.

Flight International, Inc.

Revenues for FII grew to $34,687,235 in fiscal year 2002 from $30,084,610 in the prior year, an increase of 15.3%. Net income declined to a loss of $1,043,538 from a loss of $452,171 in the prior year.

Annual revenues from the CAS-MOS contract have been approximately $24.1 million, $18.8 million, $16.8 million and $15.2 million, for the fiscal years 2002, 2001, 2000 and 1999. This contract currently represents 69.5% of the Company's total revenues, up from 63.3% in fiscal year 2001 and 61.2% in fiscal year 2000.

During fiscal 2002, the Company began providing aerial refueling services to several branches of the DOD through a sub-contractor, Omega Air. This revolutionary commercial venture provides an economical alternative for the US Air Force's tanker fleet during periods of peak demand. A pilot program initiated in July 2001 was expanded when the DOD awarded a separate contract for tanker services in January 2002. In total up to 1200 hours of tanker time could be flown between July 2001 and December 2002. During fiscal 2002, approximately 760 hours of service were provided and management anticipates that virtually all of the potential 1200 program hours will be used by the end of the current contract period, which ends December 31, 2002. While the program has been an operational success, no assurances can be given that any of the option periods will be exercised. Revenues associated with the program were $4,606,000 and the Company incurred $4,250,000 of direct costs to provide the services in fiscal 2002.

The tanker program provided the majority of growth for the CAS-MOS contracts in fiscal 2002. Excluding tanker services, CAS-MOS revenues only increased by approximately 3.8% for 2002 levels, as compared to 13.1% for fiscal 2001 and 10.5% in 2000. As a result of the events of September 11th and the reduction of two aircraft from the contract for 7 months of the contract year, the revenues were substantially below the Company's forecasts.

The Company's new CAS-MOS contract requires a restructuring of FII's aircraft fleet. Three additional Learjet 30 Series aircraft with "multi-mission" capability were acquired in anticipation of being placed in service as the Company was the sole bidder during the latest competitive bidding process. For the last six months of fiscal 2002, the Company leased three more aircraft than the bridge contract required to prepare for the follow-on contract. Management calculates the un-capitalized ownership costs associated with preparing these three aircraft for service to be approximately $575,000.

With the initialization of services under the follow-on CAS-MOS contract, management expects this program to achieve positive financial results in 2003. Cost components for fuel have been reduced while yield increases for flight hours have increased. While the new contract calls for a reduction in hours compared to the prior contract, the yield increases and cost reductions are expected to result in profitable operations. Management believes, based on current utilization rates, that the DOD could well exceed the guaranteed hours for the base year. Due to its fixed and variable pricing structure, approximately 44% of the CAS-MOS program's revenue stream is recognized on a fixed basis. If, by contract year-end, the DOD purchases excess hours, average yield per flight hour flown increases substantially due to the fixed revenue element while costs remain stable. Unlike excess pricing in past CAS-MOS contracts, the impact of flying substantial excess hours would have a positive impact on FII's profitability for fiscal 2003. No assurances can be made that any excess hours will be ordered.

FII management has been notified that it was the successful bidder for gunnery practice tow services with the US Air Force after demonstrating the efficacy of these flight services in 2002. Management anticipates this contract, valued at $4,000,000 over the next 5 years, will commence in September 2002 and increase asset utilization rates by approximately 350 hours annually.

In July 2002, management concluded discussions with the Canadian Air Force to add flight-training services through the CAS-MOS contract. These services began in late July and are expected to generate approximately 400 hours of additional flying time during fiscal 2003.

FII management has made an unsolicited proposal to provide interim Special Forces training support services for the U.S. Army. The DOD has requested that the Company demonstrate the service capabilities of its Casa 212 aircraft, which are uniquely outfitted to provide paratrooper training, and personnel and cargo transportation in multiple cabin configurations. Services will commence in mid-August. The Company believes that the demand for these services will increase dramatically in the near future and provide substantial opportunities to re-deploy all of the Company's Casa 212 fleet.

FLIGHT ALASKA, INC.

On May 1, 2000, the Company established a separate subsidiary to better manage its growing operations in Alaska. As a part of FII in 1999, the Alaska operations received minimal oversight and limited direct marketing effort. During 2000, and particularly following the acquisition of Yute Air, a local management team, assembled through combination of the two subsidiaries, accelerated the revenue growth rate of the Company's Alaska division. In fiscal year 2000, the operating results of the Alaska division were reported as part of FII. Had they been reported separately, the division would have stated revenues of $1,100,000 and costs of $1,950,000.

In late August 2000, FAI negotiated a contract with Phillips Alaska, Inc. To support these operations, and additional operations on the North Slope of Alaska, the Company constructed a minimal hangar in Deadhorse, Alaska, large enough to accommodate two Casa 212 and one single-engine aircraft. The total cost of procurement and construction was approximately $200,000 and the structure can be economically disassembled and sold should the Company's commitment to North Slope operations change.

Revenues for fiscal year 2001 totaled $5,734,360 versus $1,100,000 for Alaska operations during the same period in the prior year for an increase of 421%. In April 2001, the Company entered into an agreement with Bristol Environmental Engineering to provide logistics support services from Anchorage, Alaska to Amchitka Island in the Aleutian Chain. These services were provided predominantly by two of the Company's Learjet Series 35 aircraft. No assurances can be given that this contract will continue in the future.

The Company continued its services to a number of oil service companies during fiscal 2001. The majority of these services were provided to Phillips Petroleum. During this period, Flight Alaska expanded its North Slope operations to coincide with the opening of the National Petroleum Reserve and the anticipated opening of the Arctic National Wildlife Refuge for exploration. The Company expanded services to include freight, mail and passenger flights from Deadhorse, Alaska to surrounding village communities.

Revenues for fiscal 2002 totaled $8,395,501 versus $5,734,360 in fiscal 2001. Revenues continued to expand in early fiscal 2002 as FAI provided charter services to the Department of Interior using two of its Casa-212 aircraft and passenger transportation services to Bristol Environmental as part of a hazardous waste removal contract with the U.S. Navy for Amchitka Island in the Aleutians. After September 11th, revenue growth slowed dramatically as services were initially halted and the economy slipped deeper into recession. Revenues were substantially impacted by retrenchment of oil company exploration and development efforts on the North Slope. For the year, revenues were under forecast by $1,000,000 while costs exceeded budget by $200,000 due to ownership expenses on non-performing assets being inducted into service in fiscal 2002 and 2003.

With the failure of Congress to enact legislation to open ANWR for exploration and drilling, FAI management now believes there to be insufficient growth potential to warrant the number of large turbo-prop aircraft assets. The Company plans to move all four of its Casa-212 assets to more promising opportunities with the DOD and re-deploy the King Air 200 to service with another US Government agency in the near future. Along with the transfer of assets, FAI management intends to downsize personnel and related overhead expenses to bring them in-line with anticipated mail and passenger revenues.

MRO CENTER

MRO work is conducted in the Company's Newport News, Virginia hangar facilities. Building on its expertise derived from maintaining and operating Learjet aircraft for training services, the Company plans to expand aircraft "special missions" modification and service work for countries and companies that wish to develop internal commercial or government training programs.

In fiscal year 2000, the Company realized a need for better production planning and control capabilities in its MRO Centers. In May 2000, the Company entered into an agreement with Continuum Applied Technology, Inc. to acquire that company's production planning and tracking system for use in its MRO Centers. The software will enable management to better manage its labor force, plan maintenance projects, and control labor and materials expenses. The software was initially deployed in its discontinued operations and is scheduled for implementation in its NN/W MRO center in the coming months. The investment in software and hardware required was approximately $150,000.

In late fiscal 2000, the Company acquired the assets of Flight Systems, Inc. to expand its MRO capabilities to include aircraft larger than a Learjet. In fiscal year 2001, the market for air carrier heavy maintenance that had been the mainstay of business activities for FIS turned steeply downward. In addition, the Company's agreement with Bombardier to modify up to twenty-four Learjet 45 Series aircraft was terminated after the completion of the fifth aircraft when Bombardier Aerospace determined that the economic conditions were significantly reducing the demand for the modifications. With these two sources of income declining precipitously, the Company determined that the value of FIS was significantly below its liquidation value. A suitable buyer was found and the operations in Myrtle Beach were disposed of effective November 6, 2000.

Revenues from continuing operations grew for the fiscal year 2001 to $2,761,155 from a restated $1,510,000 in the prior year. This revenue growth was attributable to increased sales in accessory overhaul, sheet metal and hangar refurbishment work associated with the Company's Service Life Extension Program for Learjet 20 and 30 Series aircraft. As the fleet of Learjets ages, management anticipates continued growth in the market for SLEP services from $1,000,000 in fiscal 2001 although the growth rate will be volatile in the next few years. Effective in fiscal 2001, management started reporting sales of maintenance-related parts, services and labor to government customers as MRO revenues rather than fleet operations revenues. In 2001, $585,000 of revenue is included in MRO revenue totals. Had 2001 been stated on an equivalent basis to fiscal 2000, revenues would have increased 44.1%

MRO revenues for fiscal 2002 dropped to $2,023,014 as the economy in general and aviation in particular slid deeper into recession. Airframe SLEP revenues, which are anticipated to be volatile for the next few years, were significantly lower in 2002. Landing gear SLEP revenues added $468,000 during the year. These revenues are expected to continue at current levels for the next two years as the primary customer uses the services on a U.S. Air Force Learjet maintenance program with up to 100 aircraft, that will require landing gear SLEP during the contract period.

In January 2002, the Company entered into an agreement with Raytheon Aircraft of Australia to produce a Learjet 35 Series aircraft capable of a full range of Electronic Warfare training activities. The aircraft is scheduled for completion in February 2003. Management projects that revenues associated with this project will be recognized entirely in fiscal year 2003.

Fixed Base Operation

FIA was confronted with increased competition in fiscal year 2000, which placed margin pressure on its main revenue stream - fuel sales. In conjunction with the increased competition, two of the Company's airline customers renegotiated fuel service agreements placing even greater pressure on margins. Correspondingly, revenues decreased slightly to $1,702,000 in fiscal year 2000 from $1,772,000 in fiscal year 1999.

During fiscal year 2001, revenues for FIA decreased to $1,630,000 from $1,702,000 in fiscal year 2000. FIA saw market share and margin erosion as many of the competitive factors that affected 2000 continue in 2001. In addition, high fuel prices and shrinking economic growth rates combined to reduce the Company's sales throughout 2001. During this period, the Company renegotiated a number of its contracts with customers serving the NN/W Airport. Many of these agreements were in the form of "Into-Plane" agreements that reduce the Company's operational risk of inventory shrinkage as the customers own their own fuel inventory. Net profits for the subsidiary were $69,609 in fiscal year 2001, versus a net profit of $183,386 for the previous year.

For fiscal 2002, FIA revenues totaled $1,706,000 versus $1,630,000 for the same period in the prior year. This 6.9% increase in revenues can be attributed to increased commercial airline activities at the NN/W Airport and price increases that were passed through to the customers. Margins increased due to the stabilization, and eventual easing of raw fuel costs during the year. Net profits for fiscal year 2002 totaled $125,411 versus $69,609 for the prior fiscal year.

In January 2002, the Company was awarded a 3-year contract to serve as the Defense Fuels Supplier for the NN/W Airport. In doing so, the Company has negotiated an into-plane rate with the DOD that ensures compensation for fueling the Company's own aircraft used in FII's training services with the Navy.
No assurances can be provided that this contract will be re-awarded to the Company when it comes up for renewal in April 2005.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
FINANCIAL DISCLOSURE

Not applicable

QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

The Company is exposed to the impact of interest rate changes on its variable rate debt instruments. If interest rates increased by 10%, the expected impact on net income would be immaterial.

                  VTF CORPORATION

VTF is a Delaware corporation formed solely for the purpose of entering into the Asset Purchase Agreement and the asset purchase agreement with Maritime, and performing the transactions contemplated by such agreements and related agreements. VTF has not engaged in any business activity other than those incident to its formation and the execution, delivery and performance of the Asset Purchase Agreement and the asset purchase agreement with Martime and the transactions contemplated by such agreements and related agreements. VTF's sole shareholder is Veritas Capital Fund, L.P. ("Veritas Fund"). Veritas Fund is a private equity fund established by Veritas Capital Management, L.L.C. ("Veritas Capital"). Founded in 1992, Veritas Capital is a leading investor in middle market defense and aerospace companies. Neither Veritas Fund nor Veritas Capital is a party to the Asset Purchase Agreement or has guaranteed VTF's obligations thereunder. The mailing address of VTF's principal office is 660 Madison Avenue, New York, N.Y. 10021 and its telephone number is (212) 668-0020.

SPECIAL FACTORS

BACKGROUND OF THE ASSET PURCHASE AGREEMENT AND RELATED TRANSACTIONS

The decision of the Board to approve and recommend the Asset Purchase Agreement was the result of an extended evaluation process. During the last few years, the Board and management of the Company have, from time to time, evaluated and considered a number of alternatives, including strategic partnerships, merger and acquisition transactions. In early 1999, the Company employed an investment banking group to search for a merger/acquisition partner. Though many potential opportunities were discussed, none were forthcoming and nothing materialized from this relationship.

In early 2000, a large fuel supplying company contacted the Company regarding the possibility of being bought by their holding company. A preliminary letter of interest, with consideration at approximately $7.00 per share, was received, based on the Company's then current financial statements. Two investment banking firms were approached for funding. Based on the fact that the Company was in its last year of the CAS-MOS contract with no guarantee of being awarded another CAS-MOS contract, this funding was denied. All efforts to effect this transaction then ceased.

During the Summer of 2001, a European company approached us about buying the Company and issued a conditional letter of intent for the purchase of the Company and Maritime. The conditional offer for The Flight International Group, Inc. was for $7,500,000 and $12,300,000 for Maritime, each subject to the completion of satisfactory financial statement audits. The offer for the Company was contingent, however, on the offeror being able to purchase 100% of the Company, which was not permitted under applicable United States laws. After realizing that attempts to structure similar transactions to comply with this law had been tried many times and found to be not feasible, the offeror allowed its letter of intent to lapse.

Simultaneous with the above-described negotiations, Maritime began discussions with one of its prime lenders about the proposition of refinancing its entire fleet of aircrafts and using the equity to buy a larger share of the Company, thus infusing a significant amount of cash into the Company. This plan was initially accepted, but the lender was then purchased by another bank that had no interest in financing aircrafts over 20 years old. This endeavor collapsed in late 2001.

In the Fall of 2001, Scott Terry, a consultant to the Company, introduced David Sandlin, the Company's President, to Dan Grafton, President of Raytheon Aerospace LLC ("Raytheon"). Subsequently, Mr. Sandlin was invited to make a presentation to Raytheon on the merits of the Company as a service provider and potential partner. Mr. Grafton asked us to meet with the principals of The Veritas Capital Fund, L.P., owner of Raytheon. Mr. Sandlin and Robert Dynan, the Company's CFO, met with representatives of Veritas, on 14 November 2001 in the offices of Spectrum Technology in Washington, D.C. to discuss the merits of the Company and how it would fit with the other defense related companies affiliated with Veritas.

A team from Raytheon visited Flight's headquarters in late November 2001 to become acquainted with the Company. Mr. Sandlin was then invited to the New York office of Veritas for a meeting on November 27, 2001 to discuss a letter of intent, which was received on December 3, 2001. After management consulted with our Board members and legal counsel, this non-binding letter of intent was executed pursuant to which we agreed to sell our business for $6,500,000 (subject to adjustment based on the amount of indebtedness assumed by Veritas), to Veritas or one of its subsidiaries or affiliates, in a structure which was to be determined prior to drafting the definitive agreements. The Company and Veritas determined to structure the transaction as a sale of substantially all of the Assets and Liabilities of the Subsidiaries to VTF. Since the Company is a holding company, the sale of the Assets and Liabilities represents a sale of substantially all the assets and liabilities of the Company on a consolidated basis. The letter of intent was subject to several conditions, including the satisfactory completion of due diligence by Veritas. Shortly thereafter, the Company engaged G-V to review the terms of the Asset Purchase Agreement to determine if the terms thereof are fair to the Company and our Shareholders from a financial point of view.

In early January 2002, VTF's attorneys prepared and distributed a preliminary draft of the Asset Purchase Agreement. Over the next several months, the parties and their legal and financial advisors conducted due diligence and negotiated the terms of the Asset Purchase Agreement and ancillary documents to be delivered at the closing of the Asset Purchase Agreement. During the week of May 7, 2002, the Asset Purchase Agreement was finalized and the parties executed the agreement on May 9, 2002.

RECOMMENDATIONS OF THE BOARD OF DIRECTORS; REASONS FOR THE SALE OF SUBSTANTIALLY ALL OF THE COMPANY'S ASSETS

RECOMMENDATIONS OF THE BOARD OF DIRECTORS

On February 12, 2002, the Board held a meeting, at which all directors were present. The Board considered the Asset Purchase Agreement and preliminary report of G-V and unanimously concluded that the terms and provisions of the Asset Purchase Agreement and related transactions are advisable and fair to and in the best interests of the public Shareholders, approved and adopted the Asset Purchase Agreement (substantially in the form presented) and related transactions, and recommended that the Shareholders approve and adopt the same. The Board then authorized and directed the officers of the Company to assist VTF in its continuing due diligence investigation and finalize the terms of the Asset Purchase Agreement and related documents.

On June 3, 2002, the Board held another meeting, at which all directors were present. The Board considered the Asset Purchase Agreement and final report of G-V and unanimously concluded that the terms and provisions of the Asset Purchase Agreement and related transactions are advisable and fair to and in the best interests of the public Shareholders, reconfirmed its approval and adoption of the Asset Purchase Agreement (substantially in the form presented) and related transactions, and recommended that the Shareholders approve and adopt the same.

Accordingly, our Board recommends that you vote "FOR" the approval of the sale of substantially all of our assets pursuant to the Asset Purchase Agreement.

REASONS FOR THE SALE OF OUR ASSETS AND SUBSTANTIALLY ALL OF THE SUBSIDIARIES ASSETS

In reaching its determination that the sale of substantially all of the assets of our Subsidiaries is fair to, and in the best interests of, the Company and our Shareholders, and in recommending that our Shareholders vote to approve the Asset Purchase Agreement and the sale of substantially all of the assets of our Subsidiaries, the Board consulted with our senior management and our financial and legal advisors and considered the following factors:


                  OPINION OF G-V

                  The Board received G-V's opinion dated May 8, 2002 to the effect that, as of the date of its opinion and based upon and subject to the matters stated in its opinion, the consideration to be received by the Company in the Asset Purchase Agreement was fair from a financial point of view. The full text of G-V's written opinion, which sets forth the assumptions made, matters considered and limitations on the review undertaken by G-V, is attached as Annex B to this proxy statement and is incorporated herein by reference. Shareholders are urged to, and should, read G-V's opinion carefully. In addition, the presentation of and the factors considered by G-V in its fairness opinion supported the Board. The Board believes that the purchase price VTF has agreed to pay represents the highest price that the Company could receive for the sale of its assets and its subsidiaries assets. The analysis contained in G-V's report indicated that the purchase price to be paid by VTF represented a premium over the consideration received in similar transactions or by similar companies, and that the purchase price to be paid was a premium based on a discounted cash flow analysis of the Company's financial information.

                  TERMS OF THE ASSET PURCHASE AGREEMENT

                  The Board considered the terms and conditions of the Asset Purchase Agreement, the proposed closing date, the fact that the consideration is to be paid in cash at closing and the belief that the Asset Purchase Agreement and related transactions can be rapidly consummated without significant regulatory obstacles. The Board also considered the indemnity holdback amount and the fact that the Asset Sale is subject to VTF obtaining the necessary financing. Based on a lack of liquidity in the Company's Common Stock and the analysis by G-V of similar transactions and companies, the Board believed the purchase price being paid for the Assets and Liabilities was the best price available.

                  LACK OF OTHER POTENTIAL BUYERS

                  The Board believed that it was not likely that any party other than VTF would propose and complete a transaction on terms more favorable to the Company and its public Shareholders. Except as otherwise set forth herein, the Board did not receive any other offers for the Company, nor did it seek any other offers. This was due to the Board's belief that the purchase price being paid was the best price available and due to the failure of any transaction to materialize from the various alternatives it considered during the past few years. See the first five paragraphs of the section entitled BACKGROUND OF THE ASSET PURCHASE AGREEMENT AND RELATED TRANSACTIONS, above.

                  REGULATORY APPROVALS

                  The Board has been advised that the approvals of the DOT, FAA, DOD and other stakeholders are required to consummate the transactions described in the Asset Purchase Agreement and the Company expects to obtain such approval prior to or shortly following closing.

                  AVAILABILITY OF DISSENTERS' RIGHTS

                  The Board considered the fact that Georgia law entitles Shareholders, who do not vote in favor of the Asset Purchase Agreement and related transactions and who file a written notice of intent with the Company to obtain the "fair value" of their shares, as determined in accordance with Georgia's statutory procedure, if the transactions described in the Asset Purchase Agreement are completed. Relevant sections of Georgia law regarding these rights are attached as Annex C.

                  TAXATION OF THE TRANSACTIONS

                  The transaction has been structured as a taxable sale of certain assets of the Company and Subsidiaries. Taxable gain will be recognized; however, it is anticipated that the Company will have available sufficient loss carryforwards to completely offset the gain, with no federal income tax liability due as a result of the sale.

                  HISTORICAL LACK OF SIGNIFICANT CAPITAL RESOURCES

                  For the past several years, the Company has suffered cash flow problems and has had to rely on debt financing to fund its operations.

The Board believed that each of the above factors generally supported its determination. The Board did, however, consider the potential adverse effects of other factors on the proposed Asset Sale. These included the following:

                  OUR OPERATIONS SUBSEQUENT TO THE ASSET SALE

                  The assets to be sold constitute substantially all of our assets and the sale of these assets will leave the Company with very few remaining assets and very little revenue. Furthermore, we have no immediate plans to replace them with other assets or operations.

                  CONFLICTS OF INTERESTS

                  The Board considered the conflicts of interests of two of the members of the Board and considered the fact that David E. Sandlin, a Board member and the Company's Chairman and President, and John Bone, a director, together own all the capital stock of Maritime and the sale of Maritime to VTF is a condition to the closing of the transactions described in the Asset Purchase Agreement. The Board also considered Mr. Sandlin's and Mr. Bone's employment arrangements with VTF following the Asset Sale.

                  HOLDBACK OF SALE PROCEEDS

                  $1,000,000 of the sale proceeds will be held back for up to nine months and will be subject to indemnity claims asserted by VTF. These holdbacks will be held by an independent escrow agent and currently the Company believes substantially all of the funds held in escrow will be released following the nine month escrow period, but there can be no assurance thereof.

While the Board reviewed with G-V its various financial analyses and reviewed with the officers of G-V its historical and projected results, the Board did not independently generate its own separate financial analysis of the Asset Purchase Agreement. The Company, after consultation with its advisers, believes that the sale of the Assets and Liabilities of the Subsidiaries to VTF should not result in taxes payable because of the Company's substantial net operating losses available to offset taxable income.

In reaching its decision to recommend the approval of the Asset Purchase Agreement, the Board considered the above factors, particularly the Company's historical lack of cash flows, the lack of a public market for the Company's Common Stock and certain other factors, including the general trend towards consolidation in the industry which generally supported its belief that the sale to VTF represents the best alternative to maximize the value of the Company for the Company's Shareholders.

Because of the variety of the factors considered, the Board did not make specific assessments of, quantify or otherwise assign relative weights to the specific factors considered in reaching any determination. In addition, individual members of the Board may have given different weight to different factors and therefore may have viewed certain factors more positively or negatively than others.

G-V's OPINION

The Board engaged G-V to render an opinion as to the fairness, from a financial point of view, of the Asset Purchase Agreement to the public Shareholders. G-V is an investment-banking firm that provides financial advisory services in connection with mergers and acquisitions, private placements and valuations for corporate and other purposes. G-V personnel have worked on transactions similar to the Asset Purchase Agreement and related transactions in which they have provided investment banking-related and valuation advice for companies. The Board considered a number of investment banking firms and chose G-V because of G-V's reputation and reasonable fee.

In connection with the preparation and delivery of its opinion to the Board, G-V performed a variety of financial and comparative analyses, as described below. In arriving at its opinion, G-V did not attribute any particular weight to any analysis or factor considered by it, but, rather, made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, G-V believes that its analyses must be considered as a whole and that considering any portion of such analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying its opinion. In its analyses, G-V made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company. Any estimates or projections contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein.

In arriving at its opinion, G-V did not ascribe a specific range of values to the assets to be sold, but, rather, made its determination as to the fairness, from a financial point of view, of the consideration to be received by the Company in the Asset Sale on the basis of the financial and comparative analyses described below.

In arriving at its opinion, G-V reviewed and analyzed, among other factors:

          o the April 25, 2002 draft of the Asset Purchase Agreement and the specific terms of the proposed transaction (which was substantially identical to the final version);

          o the Company's financial statements for (i) the fiscal years ended April 30, 1995, 1996, 1997, 1998, 1999, 2000 and 2001 and (ii) the nine months ended January 31, 2002 (unaudited) and such other publicly available information concerning the Company that G-V believed to be relevant to its analysis;

          o financial and operating information with respect to the business, operations and prospects of the Company and the assets to be sold;

          o a comparison of the historical financial results and present financial condition of the Assets to be sold with those of other companies G-V deemed relevant; and

          o a comparison of the financial terms of the proposed transaction with the financial terms of certain other recent transactions that G-V deemed relevant.

G-V also conducted discussions with the Company's management concerning our industry, businesses, operations, assets, financial conditions and prospects, and undertook such other studies, analyses and investigations, as G-V deemed appropriate.

In arriving at its opinion, G-V assumed and relied upon the accuracy and completeness of the financial and other information it used without assuming any responsibility for independent verification of such information, and G-V further relied upon the assurances of our management that it was not aware of any facts or circumstances that would make such information inaccurate or misleading.

In arriving at its opinion, G-V did not conduct a physical inspection of the Company's properties and facilities and did not make or obtain any evaluations or appraisals of the assets or liabilities of the Company.

The following is a summary of all material financial and comparative analyses performed by G-V and presented to the Board.

1. Comparable Transaction Analysis. G-V reviewed certain publicly available information regarding the terms and financial characteristics of four selected business combination transactions for similar businesses that were announced or took place during the past four years. These four transactions were effected from September 1998 through March 2000. The acquirors included DLJ Merchant Banking, Inc., United Technologies, Corp., AlliedSignal, Inc. and Alcoa, Inc. This analysis, which did not take into account net debt of the Company or any of the other targets, showed that the value to earnings before taxes, depreciation and amortization expenses ("EBITDA") and price to cash flow ratios are highest in VTF's proposed acquisition of the Company and that the value to revenue and value to gross profit ratios are within the range received by the target companies involved in the four comparable transactions.

2. Discounted Cash Flow Analysis. Using a discounted cash flow analysis, G-V calculated the net present value, using a 20% discount rate, of the assets proposed to be sold based on the Company's revenue estimate through fiscal year 2003, and escalated by 10% thereafter. In arriving at the 20% discount rate, G-V considered a number of factors including the risk inherent in business, lack of liquidity and lack of control. Because of the lack of liquidity and lack of control, G-V arrived at a $5,200,000 valuation. By contrast, the aggregate consideration to be received, including the assumption of indebtedness, will exceed $16 million.

3. Comparable Company Analysis. G-V selected twelve publicly traded companies in lines of business similar to the Company. In undertaking this analysis, G-V reviewed market capitalization, market enterprise value ("MEV"), historical and projected multiples of revenue, EBITDA and earnings per share. The ratios of market capitalization to revenue and MEV to EBITDA for the Company were within the range of comparable ratios for the companies that were used as the basis for comparison.

4. Premium Paid Analysis. For this analysis, G-V selected twelve transactions involving publicly-traded companies in similar lines of business and analyzed one day, one week and four weeks premiums paid as compared to the most recent available information concerning the price of the Company's common stock. This analysis indicated an average premium of more than 86% over prices paid or implied in recent Company stock transactions or valuation measures as compared to average premiums of 25.8%, 27.6% and 32.1% over the one day, one week, four week analysis of the twelve transactions reviewed.

From these various detailed analyses, the Board determined that the value to be received by the Shareholders of the Company was fair and reasonable and compares to the consideration received by other shareholders of other companies in similar businesses have received for their stock in the last four years in similar transactions.

Pursuant to an engagement agreement with G-V, we have agreed to pay G-V $40,000, including an initial retainer of $10,000 and the balance at the closing of the Asset Sale. In addition, we have agreed to indemnify G-V for certain liabilities incurred by G-V in connection with its engagement.

G-V has concluded that the cash consideration to be received if the transactions contemplated by the Asset Purchase Agreement are approved and consummated is fair to the Shareholders of the Company from a financial point of view.

Interests of Certain Persons In The Asset Purchase Agreement And Related Transactions

In considering the recommendation of the Board with respect to the Asset Purchase Agreement, Shareholders should be aware that certain members of the Board have interests in the Asset Sale and related transactions that are different from your interests as a Shareholder or that may present actual, potential or the appearance of potential conflicts of interest in connection with the Asset Sale and related transactions because they have an ownership interest in Maritime, the entity to be acquired by VTF simultaneously with the closing of the Asset Sale. In addition, the Company's President, David Sandlin, and VTF have agreed in principle to the terms of an employment agreement for Mr. Sandlin to be president of the division of VTF that operates the Company's and Maritime's business following the Asset Sale. The term sheet for Mr. Sandlin's employment with VTF is an exhibit to the Asset Purchase Agreement. The term sheet states that Mr. Sandlin's employment will be for a term of two years at an annual salary of $225,000 per year. Mr. Sandlin will be eligible for a discretionary incentive bonus of up to 50% of his annual salary. Mr. Sandlin is also eligible for a retention bonus of $100,000, 25% of which shall be payable thirty days after the closing of the Asset Sale and the transaction between VTF and Maritime and the remaining 75% of which shall be payable on the first anniversary of the closing of the Asset Sale and the transactions between VTF and Maritime. Mr. Sandlin will also be subject to non-competition, non-interference and non-disclosure agreements for 5 years. There is no agreement, understanding or arrangement for Mr. Sandlin to receive any direct or indirect equity interest in VTF or any affiliate thereof. A copy of the term sheet outlining the terms of Mr. Sandlin's employment arrangement with VTF is attached hereto as Annex E. John Bone, a member of our Board of Directors, has agreed to enter into an employment agreement with VTF following the closing for a term of one year and a salary of $2,000 per month. Mr. Bone will also be subject to non-competition, non-interference and non-disclosure agreements for 3 years. Mr. Bone will also receive a commission equal to 25% of the net profits on aircraft sales made on behalf of VTF and a commission equal to 1% of the purchase price up to a maximum of $20,000 per aircraft for aircrafts that Mr. Bone purchases for VTF. A copy of the term sheet that Mr. Bone has agreed to is attached hereto as Annex F.

The Board was aware of these potential or actual conflicts of interest and considered them in making its recommendation. All members of the Board who are disinterested in the matter personally voted in favor of approving the Asset Purchase Agreement.

CERTAIN EFFECTS OF THE ASSET SALE AND RELATED TRANSACTIONS

If the Asset Purchase Agreement and the related transactions are completed, the Company will cease to have any active business.

PLANS FOR THE COMPANY AFTER THE ASSET SALE

On August 14, 2002, the Board unanimously approved a plan to make an offer to purchase all of the issued and outstanding shares of the Company's Common Stock, followed by the winding up of the Company's business. The plan is conditioned upon the consummation of the Asset Sale. All net proceeds from the Asset Sale (after deducting expenses and reasonable reserves for liquidation) will be offered to our Shareholders on a pro-rata basis through a tender offer. Contemporaneous with the filing of this proxy statement, the Company has filed a
Schedule 13E-3 (the "Schedule 13E-3") with the SEC in connection with the transactions described herein and the Company's planned tender offer. The Company plans to file a joint Schedule 13E-3/Schedule TO with respect to the tender offer as soon as practicable following the closing and as soon as the terms of the proposed tender offer are known and finalized. The Schedule 13E-3 is incorporated herein by reference.

CONDUCT OF THE BUSINESS OF THE COMPANY IF THE TRANSACTIONS DESCRIBED IN THE ASSET PURCHASE AGREEMENT ARE NOT CONSUMMATED

If the transactions contemplated by the Asset Purchase Agreement are not completed, the Company expects to continue to operate its business as it is being operated presently. However, management expects to continue to pursue strategic alternatives to maximize shareholder value. The Company cannot provide any assurances that it will continue to be able to obtain the financing necessary to sustain our long-term operations.

ACCOUNTING TREATMENT

Upon consummation of the sale, the Company will recognize a gain related to the excess of the purchase price over the book value of the net assets (liabilities) sold.

FEDERAL INCOME TAX CONSEQUENCES OF THE PROPOSED TRANSACTION

The sale of assets by the Company and Subsidiaries:

Receipt of the consideration pursuant to the Asset Purchase Agreement will be a taxable event for federal income tax purposes. The Company will recognize taxable income equal to the amount realized on the sale in excess of the tax basis of the assets transferred. The amount realized by the Company will consist of the cash received plus the amount of liabilities assumed by VTF.

Although the Company will recognize a gain on the sale of the assets to VTF, the available federal income tax net operating and net capital loss carryforwards, as currently reflected on the Company's consolidated federal income tax returns, are in excess of the estimated amount of the gain. As a result, management anticipates that the Company will not incur any federal income tax liability upon the sale of the assets. The availability and amount of tax loss carryforwards are subject to audit and adjustment by the Internal Revenue Service. In the event that the Internal Revenue Service adjusts the loss carryforwards, the Company may incur a tax liability.

Sale of the assets by the Company will also not have any direct federal income tax effect to a shareholder of the Company; however, a shareholder may incur tax if the Company pays a dividend or agrees to repurchase a shareholder's shares. This summary does not address the income tax consequences to the Shareholders of a dividend or share repurchase, and each shareholder is advised to consult with their own tax advisor regarding these types of transactions.

The Company and the Subsidiaries file income tax returns in several states. Because state income tax laws do not necessarily follow federal law, and because state laws themselves differ, the state income tax consequences of the sale will vary state by state. The tax loss carryforwards may not completely offset state taxable income, and state income tax may be incurred on the sale. However, it is not anticipated that the sale will result in a material amount of state income taxes.

THE ASSET PURCHASE AGREEMENT/TERMS OF THE TRANSACTION

The following is a summary of the material provisions of the Asset Purchase Agreement, a copy of which is attached as Annex A to this proxy statement (without exhibits and schedules). The summary is qualified in its entirety by reference to the full text of the Asset Purchase Agreement. Any Shareholder that would like a copy of the Asset Purchase Agreement with exhibits and schedules should contact the Company.

THE ASSET SALE; CONSIDERATION

The sale of the Assets and Liabilities represents the sale of substantially all of the assets and obligations of each Subsidiary. The total purchase price for the Assets and Liabilities is expected to be $6,500,000. Payment of the purchase price will be in cash. The purchase price is subject to adjustment based on the combined level of indebtedness of the Company and Maritime that is assumed by VTF at the closing. If the combined indebtedness of the Company and Maritime exceeds $34,800,000, the aggregate purchase price for the Company and Maritime will be reduced on a dollar for dollar basis. A copy of the side letter agreement between the Company and Maritime respecting the manner in which any such purchase price reduction will be allocated is attached hereto as Annex D. As of July 31, 2002, the combined indebtedness of the Company and Maritime was $34,686,000. The Company believes that the combined indebtedness of the Company and Maritime will be at or below $34,800,000 at the closing.

Certain of the Company's assets and liabilities will be excluded from the Asset Sale. The excluded assets include: (i) the purchase price payable to the Company under the Asset Purchase Agreement, (ii) any shares of capital stock of the Company's subsidiaries and (iii) the corporate minute books and stock records of the Company and its subsidiaries. The excluded liabilities include: (i) the obligations and liabilities of the Company arising under the Asset Purchase Agreement, (ii) the obligations of the Company for any and all taxes (including interest, penalties and additions to tax or additional amounts relating to taxes thereto) arising from the operations of the Company prior to the closing of the Asset Sale, (iii) the Company's obligations for fees and expenses incurred in connection with the negotiation, preparation or approval of the Asset Purchase Agreement, (iv) all liabilities or obligations of the Company in respect of litigation arising as a result of any act, omission or circumstance taking place prior to the closing, (v) any severance, "parachute" or similar payment to any officer, director, employee or consultant of any Seller arising by virtue of the transactions contemplated by this Agreement;
(vi) all unpaid or unperformed wages, salaries, payroll taxes, sick pay, fringe benefits and other employee benefits of any employees of the Company and (vii) certain other excluded items set forth in the Asset Purchase Agreement annexed hereto.

REPRESENTATIONS AND WARRANTIES; COVENANTS

The Company, the Subsidiaries and VTF each made to one another a number of representations and warranties that are customary in asset purchase agreements. Certain of the Company's and Subsidiaries' representations and warranties include: (i) the organization, good standing, corporate power and foreign qualification of the Company, (ii) the due authorization in relation to the Asset Purchase Agreement and the related transaction documents, (iii) with respect to the Company's ownership of its properties, (iv) the accuracy of the Company's financial statements, (iv) the contracts being assigned and assumed by VTF, (v) the absence of violations of or defaults under organizational documents and material agreements, (vi) that governmental filings and third party consents required in connection with the Asset Purchase Agreement and related transaction documents have been obtained or will be obtained at or following the closing,
(vii) tax and environmental matters and (viii) the absence of any material adverse change.

The Company has also made certain covenants to VTF in the Asset Purchase Agreement, including (i) providing VTF access to our books and records and personnel, (ii) that the Company continues to conduct its business in the ordinary course, consistent with its past practices, (iii) that the Company provides updated financial information to VTF, (iv) that the Company maintains its relationships with its customers and suppliers, (v) that VTF be permitted access to the Company's employees for the purpose of negotiating their employment with VTF following the closing, (vi) using best efforts to assist with transferring the contracts purchased by VTF and (vii) that the Company prepare and file this proxy statement with the SEC and hold a meeting to obtain the necessary shareholder approval for the Asset Sale.

CONDITIONS

Each party's obligations to consummate the transactions contemplated by the Asset Purchase Agreement are subject to a number of customary conditions, including the approval of the Asset Purchase Agreement by our Shareholders. In addition to certain customary conditions, the consent of certain regulatory authorities, including the DOT and the FAA, will be required. The closing of the Asset Sale is further conditioned upon (i) certain of our employees entering into employment agreements and non-competition agreements with VTF, (ii) VTF obtaining the financing necessary to complete the Asset Sale, (iii) the execution and delivery of an escrow agreement whereby $1,000,000 of the purchase price will be held in escrow to secure any indemnity claims of VTF (this amount will be released to us nine months following the Closing (net of the amount of any claims)), (iv) the satisfactory completion of a due diligence investigation by VTF of the Company's assets, operations and condition, (v) the delivery of phase 1 environmental audits of certain of our facilities in substance satisfactory to VTF and (vi) the closing of an asset purchase agreement by and between VTF and Maritime. The closing of the Asset Sale is also conditioned upon our delivery of the updated disclosure schedules and the Company's representation that there has been no material adverse change in our business between April 30, 2001 and the consummation of the Asset Sale.

TERMINATION

The Asset Purchase Agreement may be terminated: (i) if the closing of the transactions contemplated therein do not occur prior to September 30, 2002, (ii) by either party due to a material breach by the other, (iii) if the indebtedness assumed by VTF pursuant to the Asset Purchase Agreement together with the indebtedness assumed by VTF through its acquisition of Maritime exceeds $41,300,000, (iv) by VTF if the proposed disclosure schedules provided by the Company are not satisfactory to VTF and (v) by either party if conditions to such party's obligations described in the Asset Purchase Agreement are not met.

VOTING AGREEMENT

David E. Sandlin, our Chairman and President, has entered into an agreement with VTF whereby Mr. Sandlin has agreed to vote his shares in favor of the approval and adoption of the Asset Purchase Agreement and all of the transactions contemplated thereby. As of the date hereof, Mr. Sandlin owns 21.0% of our issued and outstanding Common Stock. In conjunction with John Bone (who owns 15.3% of our issued and outstanding Common Stock) and Maritime (who owns 9.8% of our issued and outstanding Common Stock), they have a combined ownership of 46.1% of the voting Common Stock. The shares owned by Maritime are included in Mr. Sandlin's Voting Agreement. This voting agreement terminates the earlier of the date the Asset Purchase Agreement is terminated or the transactions contemplated thereby are consummated. John Bone, one of our directors, has indicated to the Board that he intends to vote his shares in favor of the approval and adoption of the Asset Sale and all of the transactions contemplated thereby. The Company is not aware of any agreement between Mr. Bone and VTF with respect to Mr. Bone's shares of the Company's Common Stock.

REGULATORY APPROVAL

The consent of certain regulatory authorities, including the U.S. Department of Transportation ("DOT") and the Federal Aviation Administration ("FAA") will be required in connection with the Asset Purchase Agreement. The Company does not anticipate any significant delays in obtaining the required regulatory approvals.

FEES AND EXPENSES

Whether or not the Asset Sale and related transactions are consummated and except as otherwise provided herein, all fees and expenses incurred in connection with the Asset Purchase Agreement and related transactions will be paid by the party incurring such fees and expenses, except that if the Asset Purchase Agreement is terminated due solely to the failure of VTF to obtain the necessary financing, then VTF shall pay $200,000 of the Company's reasonable transaction expenses.

THE BOARD BELIEVES THAT THE ASSET PURCHASE AGREEMENT IS ADVISABLE AND FAIR TO AND IN THE BEST INTERESTS OF THE COMPANY AND THE PUBLIC SHAREHOLDERS AND RECOMMENDS APPROVAL OF THE ASSET PURCHASE AGREEMENT AND ASSET SALE BY THE COMPANY'S SHAREHOLDERS. A COPY OF THE ASSET PURCHASE AGREEMENT IS ATTACHED HERETO AS ANNEX A.

DISSENTER'S RIGHTS

THE COMPANY SHAREHOLDERS DISSENTERS' RIGHTS

If the Asset Sale is consummated, the Shareholders who dissent will be entitled, upon compliance with Article 13 of the Georgia Business Corporation Code, to receive the value of their shares in cash. The procedures relating to the exercise of dissenters' rights under the Georgia Code are summarized below. The provisions for exercising dissenters' rights are complex and must be complied with precisely. Accordingly, any Shareholder intending to dissent from the proposed sale should carefully review Article 13 of the Georgia Code, which is attached to this document as Annex C, and should consult legal counsel.

ELIGIBILITY

Any Shareholder entitled to vote on the Asset Sale has the right to dissent from the sale and receive payment from the Company of the fair value of his or her shares of the Common Stock upon compliance with Article 13 of the Georgia Business Corporation Code. Except as provided in the following sentence, a Shareholder may not dissent as to fewer than all of the shares that he or she beneficially owns, regardless of the number of accounts maintained for the benefit of the Shareholder. A record holder who is a nominee or fiduciary may not dissent on behalf of any beneficial owner as to fewer than all of the shares of the beneficial owner that the nominee or fiduciary holds of record.

Any Shareholder intending to assert dissenters' rights may not vote in favor of the Asset Purchase Agreement and must deliver to the Company before the vote is taken a written notice of the Shareholder's intent to demand payment for his or her shares of the Common Stock. Objection notices should be forwarded to the following address: The Flight International Group, Inc., One Lear Drive, Newport News, Virginia 23602. The objection notice must state that the Shareholder intends to demand payment for his or her shares of the Common Stock if the sale is consummated. A vote against approval of the sale will not, in and of itself, constitute an objection notice satisfying the requirements of Article 13 of the Georgia Code.

DISSENTERS' NOTICE

If the sale is approved, the Company must deliver a dissenters' notice to each Shareholder who has complied with the conditions specified above. The Company must deliver the dissenters' notice within 10 days after the Shareholders authorize the sale. This notice will: (a) state where dissenting Shareholders must send the payment demand and deposit their Common Stock certificates; (b) set a date by which the Company must receive the payment demand, which may not be fewer than 30 or more than 60 days after the date the dissenters' notice is delivered and the certificates must be deposited as instructed in the dissenters' notice; and (c) be accompanied by a copy of Article 13 of the Georgia Code.

DUTY TO DEMAND PAYMENT

Within the time prescribed in the dissenters' notice, a Shareholder electing to dissent must make a demand for payment, certify whether he or she - or the beneficial Shareholder on whose behalf he or she is asserting dissenters' rights
- acquired beneficial ownership of the shares of the Common Stock before the date required to be set forth in the dissenters' notice, and deposit his or her certificates in accordance with the terms of the dissenter's notice. Upon filing the payment demand and depositing the certificates, the Shareholder will retain all other rights of a Shareholder until these rights are canceled or modified by the consummation of the sale. Failure to comply substantially with these procedures will cause the Shareholder to lose his or her dissenters' rights to payment for the shares.

OFFER OF PAYMENT

Within 10 days of the later of the date the sale is consummated or of receipt of a payment demand, the Company must offer to pay to each dissenting Shareholder who has substantially complied with the requirements of Article 13 of the Georgia Code the amount that the Company estimates to be the fair value of the shares of the Common Stock, plus accrued interest. The offer of payment must be accompanied by:

          o the Company's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in Shareholders' equity for that year, and the latest available interim financial statements, if any;

          o a statement of the Company's estimate of the fair value of the shares and an explanation of how the interest was calculated;

          o         notification of rights to demand additional payment; and

          o         a copy of Article 13 of the Georgia Code.

If the sale is not consummated within 60 days after the date set for demanding payment and depositing certificates, the Company, within the 60-day period, must return the deposited certificates. If, after returning deposited certificates and releasing transfer restrictions, the sale is consummated, the Company must send a new dissenters' notice and repeat the payment demand procedure.

PROCEDURE IF DISSATISFIED WITH PAYMENT OR OFFER

If the dissenting Shareholder believes that the amount offered by the Company is less than the fair value of his or her shares or that the interest due is calculated incorrectly, or if the Company fails to make payment or offer payment (or, if the sale has not been consummated, the Company does not return the deposited certificates), within 60 days after the date specified in the dissenters' notice, then the dissenting Shareholder may within 30 days after (a) the Company offered payment for the shares or failed to pay for the shares or
(b) the Company failed to return deposited certificates timely, notify the Company in writing of his or her own estimate of the fair market value of the shares, including interest due, and demand payment of the estimate, less any payment previously received. Failure to notify the Company in writing of any demand for additional payment within 30 days after the Company offered payment for the shares will constitute a waiver of the right to demand payment.

If the Company and the dissenting Shareholder cannot agree on a fair price within 60 days after the Company receives a demand for payment of the estimate, the Company must institute judicial proceedings to fix the fair value of the shares and the accrued interest. The Company must make all dissenters whose demands for payment remain unsettled parties to the proceeding and all of those parties must be served with a copy of the petition. The court may, in its discretion, appoint an appraiser to receive evidence and recommend a decision on the question of fair value. The court is required to issue a judgment for the amount that the court finds to be the fair value of the shares, plus interest. If the Company does not institute such proceeding within the 60-day period, the Company must pay each dissenting Shareholder whose demand remains unsettled the respective amount demanded by each Shareholder.

The court will assess certain costs and expenses of such proceeding (including reasonable compensation for, and the expenses of, the appraiser) against the Company. The court may assess, however, the costs and expenses, as it deems appropriate against any or all of the dissenting Shareholders if it finds that their demand for additional payment was arbitrary, vexatious or otherwise not in good faith. The court may award fees and expenses of counsel and experts in amounts the court finds equitable (a) against the Company if the court finds that the Company did not comply substantially with the relevant requirements of
Article 13 of the Georgia Code or (b) against either the Company or any dissenting Shareholder, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith.

MARKET FOR THE COMMON STOCK

The Company became a reporting company under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in 1984, at the time of its initial public offering of securities. Thereafter, it filed reports pursuant to the requirements of Sections 13 and 15(d) of the Exchange Act. It has filed all required filings reflective of all periods from and after February 1, 1995 but has not made any filings since its Form 10-KSB for the fiscal year ended April 30, 2000.

The shares of Common Stock of the Company, which are registered under the Exchange Act, currently are not listed on any stock exchange or listed on any automated quotation system.

The Company believes that since April 30, 1993, virtually no public trading has taken place with respect to the Common Stock and its predecessor class of common stock. There is no established public trading market currently for the New Common Stock, and, therefore, no bid information is available.

The approximate number of holders of record of Common Stock as of May 7, 2002 is
762. The Company has no other class of securities authorized. On December 10, 1996, the Shareholders of the Company approved an amendment to the Company's Amended Certificate of Incorporation to increase the number of authorized shares of Common Stock from 1,000,000 to 10,000,000 shares.

There have been no cash dividends declared in the past five fiscal years, and the Company does not anticipate awarding cash dividends in the foreseeable future, except as one possible action following consummation of the transactions contemplated by the Asset Purchase Agreement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of August 1, 2002 regarding the beneficial ownership of the Company's Common Stock of (i) each person known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock, (ii) each director of the Company, and (iii) all directors and executive officers of the Company as a group. Except as otherwise specified, the named beneficial owner has sole voting and investment power.


Name and                                      Amount and
Address of                                    Nature of
Beneficial                                    Beneficial
Owner                                         Ownership (1)    Percent of Class
-----------                                   ------------     ----------------
David E. Sandlin (2)                             405,882           36.58%
c/o The Flight International Group, Inc.
One Lear Drive,
Newport News, Virginia 23602

Robert C. Dynan                                  7,500               *
c/o The Flight International Group, Inc.
One Lear Drive,
Newport News, Virginia 23602

Ann P. Campbell                                  9,000               *
c/o The Flight International Group, Inc.
One Lear Drive,
Newport News, Virginia 23602

C. Lofton Fouts, Jr.                             5,000               *
9027 High St., Kensington Gardens
Douglasville, GA 30135

John R. Bone                                   175,000             15.77%
3 East Broad St.
Newnan, GA 30263

Vice Admiral Richard M. Dunleavy (Ret.)          5,000               *
2220 Sandfiddler Road
Virginia Beach, VA 23456

Maritime Sales & Leasing, Inc.(3)              108,993              9.82%
3 East Broad Street,
Newnan, Georgia 30623

Charles T. Myers                               101,398              9.14%
4497 Carriage Run
Murrells Inlet, South Carolina 29576

Flight Partners Limited, L.P. ("FPL")           60,048              5.41%
c/o Lincolnshire Management, Inc.
780 Third Avenue
New York, NY 10017
Attention: Mr. T. J. Maloney

SouthTrust Bank of Alabama, N.A.               107,408              9.68%
112 N. 20th Street, 3rd Floor
Birmingham, AL 35203
Attention: Mr. Ronald Downey

LeasePlan USA, Inc.                             61,346              5.53%
180 Interstate North Parkway, Suite 400
Atlanta, GA 30339
Attention: John Stasiowski, Vice President

ALL DIRECTORS AND
EXECUTIVE OFFICERS
AS A GROUP (6 individuals)                     738,478             66.56%

* Represents less than a one percent interest.

(1) Includes currently exercisable options to purchase shares of common stock, namely: Sandlin (173,000), Campbell (9,000), Bone (5,000), Dunleavy (5,000), Dynan (7,500) and Fouts (5,000).

(2)      Includes 2,882 shares owned by Mr. Sandlin's daughter, Elizabeth.

(3) All of the outstanding capital stock of Maritime Sales & Leasing is equally owned by David E. Sandlin and John Bone.

DIRECTORS AND MANAGEMENT

The current officers and directors will serve for terms of one year or until their respective successors are elected and qualified. The current officers and directors are:

Name                      Age      Date of Election       Position
----                      ----      ----------------       --------
David E. Sandlin          58       March 30, 1994       Chairman, President,
                                                        Chief Executive Officer,
                                                        Director

Robert C. Dynan           46       April 3, 2000        Executive Vice President

Matthew J. Nowicki        43       June 3, 2002         Chief Financial Officer
                                                        and Treasurer

Ann P. Campbell           63       April 13, 1993       Corporate Secretary

C. Lofton Fouts, Jr.      70       February 13, 1995    Director

John R. Bone              51       February 13, 1995    Director

Vice Admiral Richard M.   69       May 24, 1995         Director
Dunleavy (Ret.)

The Board is required to remain at six (6) members until changed by vote of Shareholders. The members of the Board need not be Shareholders of the Company. Further, three members of the Board may be, but are not required to be, officers, employees, consultants or independent contractors engaged, employed or retained by the Company or its subsidiaries and/or affiliates. Messrs. Sandlin and Bone represent these directors. The Company has been seeking to replace Wayne M. Richmon, a former director who resigned from the Board and as Chief Financial Officer in September 1999. The remaining three directors must be individuals who are not directly or indirectly engaged, employed or retained by the Company or its subsidiaries or affiliates. Messrs. Fouts and Dunleavy represent two of these three directors. James N. Lingan was the third of these "independent" directors until his death in March 1998. The Board had attempted to seek a replacement for Mr. Lingan.

Each director and executive officer's business experience during the past five years is described below:

David E. Sandlin. Mr. Sandlin has been Chairman, President and a Director of the Company since March 30, 1994, and was formerly President of Flight International Sales and Leasing, Inc. Mr. Sandlin has been involved in aircraft marketing and management since 1978. He has worked in various capacities for Cessna and Dassault and has extensive experience with Learjets. In 1990 he founded DESCO Aviation Consultants International ("DESCO") and is an officer, director and 50% shareholder of Maritime Sales & Leasing, Inc. ("Maritime"), a major lessor of turbine aircraft. Maritime has leased a total of 24 aircraft to FII and four aircraft to FAI. In addition, Mr. Sandlin leases one aircraft personally to FAI and is a part owner of The Aviation Company which lease aircraft to the Company.

Matthew J. Nowicki. Mr. Nowicki was appointed Chief Financial Officer and Treasurer of the Company in June 2002. Prior to joining the Company, Mr. Nowicki was Controller of CMS Information Services, Inc., an information technology company. From February 1999 until January 2000, he served as Director of Finance and Accounting for EG&G Services, Logistics Division. From 1989-2000, Mr. Nowicki held various accounting and financial positions for various divisions of EG&G, Inc., including Controller and Senior Accountant. Mr. Nowicki received his BS in accounting from the University of Central Florida in 1993, and is a licensed CPA in the State of Virginia.

Robert C. Dynan. Mr. Dynan has been Executive Vice President of the Company since August 2001. Mr. Dynan has worked with aviation-related businesses since 1976. From 1991 to 1998, he served in various management capacities for Mesa Air Group, Inc., including Vice President of Customer Service for its Air Midwest and WestAir subsidiaries. In April 1994 he was appointed President of Mesa's Liberty Express division and was elected President of Mesa Airlines, Inc. in January 1998. In October 1998, he was elected President and Chief Operating Officer of Northern Air Cargo, Inc. In January 2000 he served as a consultant on the Company's Yute Air acquisition and formally joined Flight International as CFO and Treasurer in April 2000. Mr. Dynan received his undergraduate degree in Aviation Management from Auburn University and his Masters of Business Administration degree from the Harvard Graduate School of Business.

Ann P. Campbell. Ms. Campbell, Corporate Secretary, joined the Company in 1987 as Secretary to the Chief Financial Officer of the Company. Since that time, she has served as Executive Secretary to the Chief Operating Officer and President, and Assistant to the Chairman. Prior to her tenure at the Company, Ms. Campbell has over fifteen years experience as a legal secretary and currently serves as Executive Secretary to the Chairman and the Executive Vice President.

C. Lofton Fouts, Jr. Mr. Fouts, Director, has been involved in the aviation industry for 29 years. He wrote the original Piper Flite Center training syllabus, the first standardized flight program used nationwide in the general aviation industry. In 1988, Mr. Fouts formed Lofton Fouts & Associates, Inc., a general aviation consulting business specializing in sales, acquisitions and mergers of fixed base operations and related aviation businesses.

John R. Bone. Mr. Bone, Director, is President of Global Jet, a corporate aircraft sales and brokerage firm, and is an officer, director and 50% shareholder of Maritime. Mr. Bone studied aeronautical engineering at Northrup University. He is an A&P mechanic, has worked as Chief Pilot for major U.S. companies and currently is a pilot with a major United States airline. Global Jet, with Mr. Bone, has been instrumental in developing the fleet of Learjets for Phoenix Air Group, a competitor of FII.

Vice Admiral Richard M. Dunleavy (Ret.). Admiral Dunleavy, Director, was formerly Assistant Chief of Naval Operations (Air Warfare). Admiral Dunleavy joined the Staff of the Chief of Naval Operations in 1976. From 1978 to 1979 he was Commanding Officer of the USS Ponchatoula and assumed command of the USS Coral Sea in 1979. In 1981, he was selected as Commander of U.S. Naval Forces in the Philippines and later became Commander, Carrier Group FOUR/Commander Striking Force Atlantic. From 1986 to 1989 he was Commander, Naval Air Force, U.S. Atlantic Fleet. Admiral Dunleavy's military awards include a Distinguished Service Medal, three Legions of Merit, eight Air Medals and four Navy Commendation Medals.

WHERE YOU CAN FIND MORE INFORMATION

Until all periods up to and including April 30, 2000, the Company filed annual, quarterly and current reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, most of the documents filed by us with the SEC are available through the SEC's Electronic Data Gathering and Retrieval System at the SEC's Internet site at http://www.sec.gov.

Shareholders should rely only on the information contained in this proxy statement. No person is authorized to give any information or to make any representations other than the information and representations contained in this proxy statement, and, if given or made, such information or representations should not be relied upon as having been authorized. This proxy statement does not constitute the solicitation of a proxy in any jurisdiction where, or to any person to whom, it is unlawful to make such a solicitation. This proxy statement is dated September 13, 2002. Shareholders should not assume that the information contained in this proxy statement is accurate as of any later date, and the mailing and delivery of this proxy statement shall not, under any circumstances, create any implication to the contrary.

OTHER BUSINESS

The Board knows of no other matters to be presented at the Special Meeting of Shareholders.

INFORMATION INCORPORATED BY REFERENCE

The following documents are incorporated herein by reference and to be a part hereof from the date of filing of such documents:

         Annual Report on Form 10-K for the fiscal year 2002;

         Annual Report on Form 10-KSB for the fiscal year 2000; and

         All documents filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the completion of the vote at the Special Meeting.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

This proxy statement incorporates, by reference, documents that are not presented herein or delivered herewith. Copies of any such documents, other than exhibits to such documents which are not specifically incorporated by reference herein, are available without charge to any person, including any shareholder, to whom this proxy statement is delivered, upon written or oral request to Ann Campbell, the Company's Corporate Secretary at the address and telephone number for the Company set forth herein.

COST OF SOLICITATION

Proxy solicitation, other than by mail, may be made personally or via telephone by officers and employees of the Company who will not be additionally compensated therefor. The Company will request brokers, dealers, banks or voting trustees, or their nominees, who hold stock in their names for others or hold stock for others who have the right to give voting instructions, to forward proxy materials to their principals and request authority for the execution of the proxy card and will reimburse such institutions for their reasonable expenses in so doing. The total cost of soliciting proxies will be borne by the Company.

It is important that your shares be represented at the meeting. If you are unable to be present in person, you are respectfully requested to sign the enclosed proxy and return it in the enclosed stamped and addressed envelope as promptly as possible.

                           By Order of the Board of Directors,
                           Ann P. Campbell
                           Secretary

Newport News, Virginia
September 13, 2002

                      THE FLIGHT INTERNATIONAL GROUP, INC.

                     PROXY - SPECIAL MEETING OF SHAREHOLDERS
                               SEPTEMBER 25, 2002


                      THE FLIGHT INTERNATIONAL GROUP, INC.
                                 One Lear Drive
                 Newport News/Williamsburg International Airport

                          Newport News, Virginia 23602

                              --------------------

                                      PROXY

                              --------------------

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE FLIGHT INTERNATIONAL GROUP, INC.'S BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD SEPTEMBER 25, 2002 FOR SHAREHOLDERS OF RECORD ON AUGUST 16, 2002. The undersigned hereby designates David E. Sandlin or Ann P. Campbell his proxy, with full power of substitution in the premises, to vote at a special meeting of Shareholders of the Company to be held at 200 Park Avenue, 42nd Floor, New York, New York 10166, on SEPTEMBER 25, 2002, at 9:00 a.m., or at any adjournment thereof, as follows:

          1. Approval of the Asset Purchase Agreement and Asset Sale as described in the accompanying Proxy Statement.

            /    /                     /    /            /    /
             FOR                       AGAINST           ABSTAIN


          2. Approval of the postponement or adjournment of the meeting, if necessary, to solicit additional proxies.

          /    /                      /    /            /    /
           FOR                       AGAINST           ABSTAIN

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). THE FAILURE TO FILL IN THE CHOICES INDICATED ABOVE WILL AUTHORIZE THE PROXIES TO VOTE FOR THE PROPOSALS TO BE BROUGHT BEFORE THE MEETING.

(Please Date and Sign on Reverse Side)

Please sign exactly as name appears below. When joint tenants hold shares, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by president or other authorized officer. If a partnership or other entity, please sign in entity name by authorized person. It is understood that this proxy may be revoked at any time insofar as it has not been exercised and that the shares may be voted in person if the undersigned attends the meeting.

NUMBER OF SHARES: _______________________________

DATED:__________________________________________

________________________________________________
SIGNATURE OF STOCKHOLDER

________________________________________________
SIGNATURE IF HELD JOINTLY

PLEASE ENTER YOUR SOCIAL SECURITY NUMBER OR
FEDERAL EMPLOYER IDENTIFICATION NUMBER HERE:

SOCIAL SECURITY OR
FEI NO.__________________________________________


PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

                      The Flight International Group, Inc.
                                and Subdidaries.


                               Consolidated Financial Statements
                 Years Ended April 30, 2002, 2001, 2000 and 1999

                      The Flight International Group, Inc.
                                and Subsidiaries

                                Table of Contents




Report of Independent Certified Public Accountants                 F-3

Consolidated Financial Statements

  Balance Sheets                                                   F-4

  Statements of Operations                                         F-6

  Statements of Stockholders' Equity (Deficit)                     F-7

  Statements of Cash Flows                                         F-8

Summary of Accounting Policies                                     F-9-12

Notes to Consolidated Financial Statements                         F-13 - 25

                     REPORT OF INDEPENDENT CERTIFIED PUBLIC
                                   ACCOUNTANTS



To the Board of Directors and Stockholders of The Flight International Group, Inc.

         We have audited the accompanying consolidated balance sheets of The Flight International Group, Inc. and subsidiaries as of April 30, 2002, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the four years in the period ended April 30, 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of The Flight International Group, Inc. and subsidiaries as of April 30, 2002, 2001 and 2000, and the results of their operations and their cash flows for each of the four years in the period ended April 30, 2002 in conformity with accounting principles generally accepted in the United States of America.

         The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of the uncertainty.

                                                       /s/ BDO Seidman, LLP


Richmond, Virginia
August 2, 2002



                           CONSOLIDATED BALANCE SHEETS

                                     ASSETS
                                                                                        April 30,
                                                                     ---------------------------------------------
                                                                          2002            2001             2000
                                                                          ----            ----             ----
Current assets
  Cash                                                               $    195,573     $    183,817    $    167,647
  Accounts receivable, net (Notes 3,6 and 13)                           8,213,821        6,329,370       5,701,100
  Inventories (Notes 4, 6 and 7)                                        2,967,050        2,827,982       3,123,887
  Costs in excess of billings                                             812,408          154,401         722,259
  Prepaid expenses and other                                              170,091           78,320         202,412
  Deposits (Note 13)                                                      462,978          487,979         706,173
  Note receivable - current portion (Note 2)                              304,304          130,500               -
  Assets held for sale                                                  1,566,081                -       2,651,012
------------------------------------------------------------------------------------------------------------------
Total current assets                                                   14,692,306       10,192,369      13,274,490
------------------------------------------------------------------------------------------------------------------
Property and equipment, net (Notes 5, 6, 7 and 9)                       9,822,459        9,728,393       5,313,631

Other long-term assets, net of amortization of approximately
  $139,000, $90,000 and $42,000                                           651,665          635,531         580,308
Note receivable, less current portion (Note 2)                                 -           469,500               -
Goodwill, net of amortization of approximately $11,000 (Note 2)                -                -         962,548
------------------------------------------------------------------------------------------------------------------
Total other assets                                                        651,665        1,105,031       1,542,856
------------------------------------------------------------------------------------------------------------------













Total assets                                                          $25,166,430      $21,025,793     $20,130,977
------------------------------------------------------------------------------------------------------------------



                     CONSOLIDATED BALANCE SHEETS (Continued)

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

                                                                                      April 30,
                                                                   -----------------------------------------------
                                                                        2002            2001             2000
                                                                        ----            ----             ----

Current liabilities
  Accounts payable (Note 13)                                       $  7,777,745      $  3,606,365    $  2,272,191
  Deferred gain - current portion (Note 13)                                   -           141,531         283,060
  Accrued fuel expense (Note 16)                                        362,603           926,053       1,010,682
  Accrued expenses and other liabilities (Note 13)                    3,261,226         1,631,632       1,884,880
  Deferred revenue                                                      878,285                 -               -
  Accrued compensation and benefits                                     771,417           635,372         372,495
  Notes payable (Note 6)                                              5,829,158         4,945,926       3,900,391
  Long-term debt due currently (Note 7)                               1,737,649         1,369,639       1,081,525
  Note payable stockholder (Note 13)                                    202,811           202,811         238,585
------------------------------------------------------------------------------------------------------------------
Total current liabilities                                            20,820,894        13,459,329      11,043,809

Deferred gain, less current portion (Note 13)                                 -                 -         141,531
Accrued engine reserves (Note 16)                                       450,025           450,025         642,002
Long-term debt, less current maturities (Note 7)                      5,693,334         6,183,735       3,889,912


Total liabilities                                                    26,964,253        20,093,089      15,717,254
------------------------------------------------------------------------------------------------------------------

Commitments and contingencies (Notes 9, 10 and 11)

Stockholders' equity (deficit)
  Common stock, $.01 par value, 10,000,000 shares
    authorized; 1,109,588 issued and outstanding (Note 15)               11,097            11,095         11,095
  Additional paid-in capital                                          1,329,016         1,328,520      1,328,520
  Retained earnings (deficit)                                        (3,137,936)         (406,911)     3,074,108


Total stockholders' equity (deficit)                                 (1,797,823)          932,704      4,413,723
------------------------------------------------------------------------------------------------------------------


     Total liabilities and stockholders' equity (deficit)          $ 25,166,430       $21,025,793    $20,130,977

------------------------------------------------------------------------------------------------------------------
                   See accompanying summary of accounting policies and notes to consolidated financial statements.



                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                           Year Ended April 30,
                                                  --------------------------------------------------------------------
                                                        2002                2001              2000             1999
                                                        ----                ----              ----             ----
Revenues (Note 12)                                   $44,788,464        $37,400,960        $28,984,109     $25,313,924
----------------------------------------------------------------------------------------------------------------------

Operating costs and expenses
  Costs of services (Note 13)                         41,293,476         31,803,584         24,357,200      21,322,103
  Gain on disposal of assets (Note 13)                  (141,531)          (351,932)          (492,071)        (69,760)
  Depreciation and amortization                        1,609,342          1,281,940            789,517         600,658
  General, corporate and administrative                3,813,459          4,537,730          2,645,932       2,320,463


Total operating costs and expenses                    46,574,746         37,271,322         27,300,578      24,173,464
----------------------------------------------------------------------------------------------------------------------

Operating income (loss)                               (1,786,282)           129,638          1,683,531       1,140,460


Interest expense                                         944,743          1,104,654            347,682         331,049
----------------------------------------------------------------------------------------------------------------------

Income (loss) from continuing operations
  before taxes                                        (2,731,025)          (975,016)         1,335,849         809,411

Loss from discontinued operations (Note 2)                     -         (1,460,721)          (457,568)              -

Loss on disposal of subsidiary (Note 2)                        -         (1,045,282)                 -               -
----------------------------------------------------------------------------------------------------------------------

Net income (loss)                                  $  (2,731,025)       $(3,481,019)     $     878,281    $    809,411
-----------------------------------------------------------------------------------------------------------------------

Basic and diluted earnings (loss) per
  share data:
    Continuing operations                             $    (2.46)       $      (.88)     $        1.29     $       .80
    Discontinued operations                                -                  (2.26)              (.44)            -

                                                      $    (2.46)       $     (3.14)     $         .85     $       .80
----------------------------------------------------------------------------------------------------------------------
  Weighted average number of shares - basic            1,109,588          1,109,424          1,029,656       1,013,976
  Weighted average number of shares - diluted          1,109,588          1,109,424          1,039,217       1,013,976
----------------------------------------------------------------------------------------------------------------------

  See accompanying summary of accounting policies and notes to consolidated financial statements.



                                   CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)



                                                          Common Stock                      Additional         Retained
                                                      ----------------------                 Paid-in            Earnings
                                                  Shares                 Amount              Capital            (Deficit)
-------------------------------------------------------------------------------------------------------------------------
Balance, April 30, 1998                         1,013,976                $10,140            $1,007,617         $1,386,416

Net income                                             -                      -                     -             809,411
-------------------------------------------------------------------------------------------------------------------------
Balance, April 30, 1999                         1,013,976                 10,140             1,007,617          2,195,827

Shares issued in acquisition (Note 1)              101,398                  1,014               353,886                -

Shares redeemed (Note 15)                          (5,950)                   (59)              (32,983)                -

Net income                                             -                      -                     -             878,281
-------------------------------------------------------------------------------------------------------------------------

Balance, April 30, 2000                         1,109,424                 11,095             1,328,520          3,074,108

Net loss                                               -                      -                     -          (3,481,019)
-------------------------------------------------------------------------------------------------------------------------

Balance, April 30, 2001                         1,109,424                 11,095             1,328,520           (406,911)

Stock Options exercised                               164                      2                   496

Net loss                                              -                       -                     -          (2,731,025)
-------------------------------------------------------------------------------------------------------------------------
Balance, April 30, 2002                         1,109,588                $11,097            $1,329,016        $(3,137,936)
-------------------------------------------------------------------------------------------------------------------------

                    See accompanying summary of accounting policies and notes to consolidated financial statements.




                                             CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                   Year Ended April 30,
                                                       ---------------------------------------------------------------------
                                                              2002               2001              2000             1999
                                                              ----               ----              ----             ----
Operating activities
  Net income (loss)                                       $(2,731,025)       $(3,481,019)     $    878,281      $   809,411
  Adjustments to reconcile net income (loss)
    to net cash provided by operating activities
      Bad debt - note receivable                              210,000                  -                 -                -
      Loss on disposal of subsidiary                                -          1,045,282                 -                -
      Depreciation and amortization                         1,609,342          1,281,940           884,611          600,658
      Engine reserve                                                -           (191,977)          193,553         (296,178)
      Gain on sale of assets                                 (141,531)          (351,932)         (492,071)         (69,759)
      Net cash provided (absorbed) by
         Accounts receivable                               (1,884,451)        (1,337,356)       (1,684,436)         472,055
         Inventories                                         (139,068)           (47,010)         (256,692)        (798,854)
         Costs in excess of billings                         (658,007)           567,858          (288,343)            (111)
         Prepaid expenses and other assets                    (66,771)           375,987          (211,696)         682,974
        Accounts payable                                    4,171,380          2,534,382         1,093,011          105,206
        Accrued expenses and other liabilities              1,202,687             23,946           283,321          275,736
        Deferred revenue                                      878,285                  -          (727,586)        (950,802)
        Income taxes payable                                        -                  -                 -          (20,000)
----------------------------------------------------------------------------------------------------------------------------

Net cash provided (absorbed) by operating
  activities                                                2,450,841            420,101          (328,047)         810,336
----------------------------------------------------------------------------------------------------------------------------

Investing activities
  Proceeds from sale of assets held for resale                      -          1,225,000                 -                -
  Proceeds from sale of property and equipment                      -            500,000         1,700,000                -
  Investment in property and equipment                     (1,654,541)        (5,182,533)       (1,710,923)      (1,103,201)
  Investment in assets held for sale                       (1,566,081)          (320,592)       (2,651,012)               -
  Investment in other long-term assets                        (65,000)          (257,500)                -                -
  Proceeds from note receivable repayment                      85,696                  -                 -                -
  Acquisitions                                                      -                  -        (1,298,281)               -
----------------------------------------------------------------------------------------------------------------------------

Net cash absorbed by investing activities                  (3,199,926)        (4,035,625)       (3,960,216)      (1,103,201)
----------------------------------------------------------------------------------------------------------------------------


Financing activities
  Proceeds from lines of credit, net                          883,232          2,748,662         1,116,760          629,409
  Repayment of long-term debt                              (1,422,391)        (4,354,697)       (1,024,774)        (856,260)
  Proceeds from long-term debt                              1,300,000          5,273,504         4,215,000          495,000
  Net shareholder advances (repayments)                             -            (35,775)           69,632                -
----------------------------------------------------------------------------------------------------------------------------

Net cash provided by financing activities                     760,841          3,631,694         4,376,618          268,149
----------------------------------------------------------------------------------------------------------------------------

Net increase (decrease) in cash and cash equivalents           11,756             16,170            88,355          (24,716)

Cash and cash equivalents, beginning of year                  183,817            167,647            79,292          104,008
----------------------------------------------------------------------------------------------------------------------------

Cash and cash equivalents, end of year                   $    195,573      $     183,817      $    167,647     $     79,292
----------------------------------------------------------------------------------------------------------------------------

                         See accompanying summary of accounting policies and notes to consolidated financial statements.

                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


         Nature of Business - The Flight International Group, Inc. and Subsidiaries (the "Company") is an aviation services company that performs military training services using specially modified commercial aircraft, principally under contracts with the United States Department of Defense, other government agencies and foreign countries. In addition, the Company has established a market for training and testing in the aerospace industry. The Company also operates a fixed base operation ("FBO") at the Newport News/Williamsburg International Airport.

         The Company provided commercial airplane maintenance at its Myrtle Beach, South Carolina location until the subsidiary was sold November 30, 2000. The Company also provides flight services through its subsidiary in Alaska, Flight Alaska, Inc. ("FAI"), which includes mail service for the United States Postal Service and corporate and private charter services.

         Principles of Consolidation - The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany transactions and balances have been eliminated.

         Inventories - Aircraft parts - Aircraft parts include rotables, repairable and expendable aircraft components. Rotables and repairables are recorded using the specific identification method and are valued at the lower of cost or market. Expendables are recorded at the lower of average cost or market.

         Targets and cable - Targets and cable are special equipment required to perform target tow missions and are recorded at the lower of average cost or market.

         Fuel - Fuel includes Jet A and Avgas, both of which are consumed in the performance of contracts and sold commercially. Fuel is recorded at the lower of average cost or market.

         Costs in Excess of Billings - Costs in excess of billings consists of the cost of parts and labor of customer maintenance work orders in process. Completed work orders are included in accounts receivable.

         Property and Equipment - Property and equipment are recorded at cost. The cost of improvements are capitalized, while the cost of replacements, maintenance and repairs which do not improve or extend the life of the respective assets are expensed.

         Depreciation and amortization of property and equipment are provided, for financial reporting purposes, as follows:

         Aircraft and Engines - Aircraft are depreciated on a straight-line basis over 12 years. Engines are depreciated based on hours flown down to a core value.

         Electronic Warfare Equipment - Substantially all electronic warfare equipment and related aircraft modifications are utilized to train military aircrews, radar operators and weapons controllers in the techniques of airborne target identification and intercept. Such equipment and related aircraft modifications are carried at the lower of cost or market value and are depreciated on a straight-line basis over 5 years.

         Other equipment - All other property and equipment is depreciated on a straight-line basis over its estimated useful life or lease term, as applicable. Estimated useful lives are as follows: leasehold interests and improvements, primarily in the airport buildings - 20 months (remaining lease term); equipment, computers, office furniture, and fixtures 3 - 7 years.

                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
                                   (continued)


         Goodwill - Goodwill was stated at the excess amount of the purchase price over net assets acquired, net of accumulated amortization. Goodwill at April 30, 2000 was related to the Company's Myrtle Beach, South Carolina subsidiary. The subsidiary was sold by the Company to an outside party effective November 30, 2000 and the remaining net goodwill was written-off as a result of the disposal.

         Assets Held for Sale - Assets held for sale balance at April 30, 2000 includes costs related to the acquisition and refurbishment of three airplanes. The assets are stated at the lower of cost or market. Two planes were sold during the year ended April 30, 2001 and another was put into service by the Company and therefore transferred to property and equipment. Assets held for sale at April 30, 2002 includes costs related to acquisition and refurbishment of two airplanes.

         Other Long-Term Assets - Other long-term assets includes costs incurred in developing proprietary airplane maintenance and modification certifications. These costs total approximately $680,000 and $615,000 at April 30, 2002 and 2001, respectively, and are being amortized on a straight line basis over 10-15 years, the estimated lives of the certifications. The Company also is licensed through its Alaska subsidiary to carry mail for the U.S. Postal Service. The license was acquired at a cost of approximately $100,000 and has no expiration date.

         Asset Impairments and Disposals - The Company reviews the carrying values of its long-lived and identifiable intangible assets for possible impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable, as determined based on undiscounted cash flows over the remaining amortization periods. If there is evidence of impairment, the carrying value of related assets would be reduced by the estimated shortfall of undiscounted cash flows.

         Fair Value of Financial Instruments - Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents, and trade receivables. The Company places its cash and cash equivalents with high credit qualified financial institutions.

         The following details the fair values of financial instruments for which it is practicable to estimate the value:

         Cash and cash equivalents - The carrying amounts approximate fair value because of the short maturity of these instruments.

         Debt - The aggregate fair value of the Company's long-term debt obligations, which is based upon quoted market prices and rates currently available to the Company for debt with similar terms and maturities, approximates the carrying amount.

         Revenue Recognition - Contract Revenue - The Company recognizes contract revenue as hours are flown, at the average rate per flight hour, over the term of each contract. Certain contracts provide for a guaranteed minimum number of flight hours per contract year. Contract revenue for such guaranteed but unflown hours, if any, is recognized at the end of the contract year.

         The Company has a major airplane modification job in progress as of April 30, 2002 for a customer. The contract is expected to be complete near the end of the year ended April 30, 2003. Due to the length of the contract it will be accounted for on the percentage of completion method based on milestones set forth in the contract. As of April 30, 2002 the Company had not achieved any of the contact milestones and therefore no revenues have been recognized. The Company had accumulated approximately $672,000 and $878,000 of costs and deferred revenue, respectively, related to the contract as of April 30, 2002.

                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
                                   (continued)


         Maintenance Revenue - The Company recognizes maintenance revenue at the time of completion.

         Income Taxes - Deferred income taxes are recognized for the tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

         Statement of Cash Flows - For purposes of the statement of cash flows, the Company considers all highly-liquid instruments purchased with a maturity of three months or less to be cash equivalents.

         Earnings Per Share - Basic earnings per share is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilutive effect of stock options that could share in earnings of the Company.

         Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Accounting Pronouncements - In June 2001, the Financial Accounting Standards Board finalized FASB Statements No. 141, Business Combinations (SFAS
141), and No. 142, Goodwill and Other Intangible Assets (SFAS 142). SFAS 141 requires the use of the purchase method of accounting and prohibits the use of the pooling-of-interests method of accounting for business combinations initiated after June 30, 2001. SFAS 141 also requires that the Company recognize acquired intangible assets apart from goodwill if the acquired intangible assets meet certain criteria. SFAS 141 applies to all business combinations initiated after June 30, 2001 and for purchase business combinations completed on or after July 1, 2001. It also requires, upon adoption of SFAS 142, that the Company reclassify the carrying amounts of intangible assets and goodwill based on the criteria in SFAS 141. The adoption of this statement is not expected to have an impact on the Company's financial condition or results of operations.

         SFAS 142 requires, among other things, that companies no longer amortize goodwill, but instead test goodwill for impairment at least annually. In addition, SFAS 142 requires that the Company identify reporting units for the purposes of assessing potential future impairments of goodwill, reassess the useful lives of other existing recognized intangible assets, and cease amortization of intangible assets with an indefinite useful life. An intangible asset with an indefinite useful life should be tested for impairment in accordance with the guidance in SFAS 142. SFAS 142 is required to be applied in fiscal years beginning after December 15, 2001 to all goodwill and other intangible assets recognized at that date, regardless of when those assets were initially recognized. SFAS 142 requires the Company to complete a transitional goodwill impairment test six months from the date of adoption. The Company is also required to reassess the useful lives of other intangible assets within the first interim quarter after adoption of SFAS 142. The adoption of this statement is not expected to have an impact on the Company's financial condition or results of operations.

                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
                                   (continued)


         In October 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"). This statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This statement supersedes FASB Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of", and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations -- Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions". This statement also amends ARB No. 51, "Consolidated Financial Statements", to eliminate the exception to consolidation for a subsidiary for which control is likely to be temporary. This statement requires that one accounting model be used for long-lived assets to be disposed of by sale, whether previously held and used or newly acquired. This statement also broadens the presentation of discontinued operations to include more disposal transactions. SFAS 144 is effective for fiscal years beginning after December 15, 2001 and interim periods within those fiscal years. Currently, the Company is assessing but has not determined how the adoption of SFAS 144 will impact its financial position and results of operations.

         In May 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." This statement changes certain accounting related to the extinguishment of debt, and eliminates inconsistencies between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. SFAS No. 145 also amends other existing authoritative pronouncements to make various technical corrections, clarify meanings, or describe their applicability under changed conditions. The statement is effective after May 15, 2002 and early application is encouraged as of the beginning of the fiscal year or as of the beginning of the interim period in which the statement is issued. The adoption of the statement is not expected to have an impact on the Company's present financial condition or results of operations.


         In July 2002, the FASB issued SFAS No. 146 "Accounting for Costs Associated with Exit or Disposal Activities." SFAS No. 146 provides guidance on the timing of the recognition of costs associated with exit or disposal activities. The new guidance requires costs associated with exit or disposal activities be recognized when incurred. Previous guidance required recognition of these types of costs at the date of commitment to an exit or disposal plan. The provisions of the statement are to be adopted prospectively after December 31, 2002. Although SFAS No. 146 may impact the accounting for costs related to exit or disposal activities we may enter into in the future, particularly the timing of the recognition of these costs, the adoption of the statement will not have an impact on the Company's present financial condition or results of operations.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 1 - Management's Plans - In November 2001, the Company entered into a letter of intent with a third party to sell virtually all operations and related net assets of the Company. Consummation of the transaction is subject to various conditions, including negotiation and execution of a definitive agreement and approval by the Company's Board of Directors and shareholders. If the transaction occurs, it is anticipated that it would close in fall of 2002.

Should the sale not be consummated, management has implemented significant operating changes to ensure the success of the Company. The following is a summary of the major changes:

The Company's primary government services contract was renewed April 1, 2002. This contract's structure changed, resulting in an increase in the incremental cash flow realized from the fixed monthly billing change. Additionally, the combined billing value per flight hour has increased.

The Company is restructuring its fleet and is currently in process of reassigning several assets from the Alaska subsidiary to anticipated new contracts. A realignment of resources will increase fleet utilization and provide the basis for an increase revenue stream.

Operating policies and procedures are being revised and overhead cost structures are being adjusted to ensure an efficient and compliant operating infrastructure.

The customer base has been expanded due to a recent contract award from the US Air Force. This contract has a five-year performance period with annual estimated revenue of $700,000.

The Company is aggressively seeking new business opportunities and has several potential contract awards outstanding. These proposals include six new customers from both the commercial and governmental market.

The Company is very confident that implementing the newly established operating budget, utilizing an efficient corporate infrastructure, and expanding its customer base will achieve its business plan.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the possible inability of the Company to continue as a going concern.

Note 2 - Acquisitions and Disposal of Subsidiary - The Company acquired the assets of Flight Systems, Inc. on March 1, 2000. The purchase price was composed of $150,000 of cash plus 101,398 shares of Company stock and assumption of liabilities. The shares were valued at $3.50 per share. The operations which are located in Myrtle Beach, South Carolina were immediately reincorporated into Flight International Services, Inc. ("FIS") a newly formed wholly owned subsidiary of the Company. Approximately $973,000 of goodwill was recorded on FIS related to the acquisition, and was being amortized evenly over a 15 year period until the disposal of FIS. During April 2000, FIS acquired approximately all of the fixed assets of an avionics company for approximately $240,000.

In April 2000, the Company acquired substantially all assets of YUTE Alaska through a newly formed entity Flight Alaska, Inc. ("FAI"). The acquisition was part of a bankruptcy liquidation. The asset purchase was financed by FAI in part with long-term debt totaling $775,000.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)


Note 2 - Acquisitions and Disposal of Subsidiary (continued)

A summary of the acquisitions of FIS and FAI during the year ended April 30, 2000 is as follows:

                                                     FIS            FAI
--------------------------------------------------------------------------------
Fair value of assets acquired                   $   785,000     $1,221,000
     Goodwill recorded                              973,000            -
     Liabilities assumed/incurred                 1,253,000         73,000
     Cash paid                                      150,000      1,148,000
     Fair value of stock issued for acquisition     355,000            -

The Company disposed of its subsidiary FIS effective November 30, 2000 for a $600,000 note receivable. The note was to mature April 2005 in equal monthly installments of principal and interest at 9% of $14,934 beginning May 2001. The sale was closed in April 2001. As a condition of the sale all outstanding FIS debt to banks and shareholders was not assumed by the buyer. As a result of the sale, the Company recorded a loss on disposal of the subsidiary of approximately $1,045,000. Operating results of FIS were as follows:

                                               May 1, 2000        March 1, 2000
                                                 Through             Through
For the Periods                             November 30, 2000    April 30, 2000
--------------------------------------------------------------------------------
Revenues                                        $ 3,327,493      $ 537,132
Net loss from discontinued operations            (1,460,721)      (457,568)
Net loss on disposal of subsidiary               (1,045,282)            -
Net loss from disposed subsidiary                (2,506,003)      (457,568)
--------------------------------------------------------------------------------

Net loss per share (basic and diluted):
   Discontinued operations                     $      (1.32)     $    (.44)
   Loss on disposal of subsidiary              $       (.94)     $     -
--------------------------------------------------------------------------------

As of April 30, 2002, the Company recorded bad debt expense of $210,000 due to default on the note receivable subsequent to year end. The outstanding principal was reduced from approximately $514,000 to $304,000 as of April 30, 2002. The $304,000 represents the estimated realizable value of all operating assets of FIS turned over to the Company in satisfaction of the note.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)


Note 3 - Accounts Receivable - The balance of accounts receivable is comprised of the following:

                                                  April 30,
                                     -----------------------------------------
                                       2002            2001             2000
                                       ----            ----             ----
     Flight operations contracts
      and programs                   $7,403,302     $5,722,238      $5,063,132
     Commercial                         808,585        856,535         551,426
     Other receivables                  496,650        362,317         106,229
                                     ----------     ----------      ----------

                                      8,708,537      6,941,090       5,720,787
     Less:  allowance for
      doubtful accounts                (494,716)      (611,720)        (19,687)
                                     -----------   -----------     ------------

                                     $8,213,821     $6,329,370      $5,701,100
                                     ===========   ===========     ============

Accounts receivable from flight operations contracts and programs consist of the following:

                                                      April 30,
                                    --------------------------------------------
                                      2002              2001           2000
                                      ----              ----           ----

     U.S. Government
      Amounts billed                $5,976,248      $3,968,879      $2,053,128
      Services provided,
       not billed                      452,927         978,520       2,129,655
                                    ----------       -----------    ----------

                                     6,429,175       4,947,399       4,182,783
                                    ----------      ----------      ----------

     Commercial Customers
      Amounts billed                   974,127         774,839         770,679
      Services provided,
       not billed                            -              -          109,670
                                    ----------      ----------      ----------

                                       974,127         774,839         880,349
                                    ----------      ----------      ----------

     Total flight operations
      contracts and programs        $7,403,302      $5,722,238      $5,063,132
                                     =========       =========       =========

Accounts receivable are billed in accordance with the terms of the contracts under which they arise.

Note 4 - Inventories - Inventories are compromised of:

                                                     April 30,
                                     -----------------------------------------
                                       2002           2001             2000
                                       ----           ----             ----

     Aircraft parts                 $2,737,760      $2,579,701      $2,928,592
     Targets and cable                 207,065         224,073         183,308
     Fuel                               22,225          24,208          11,987
                                   -----------     -----------      ----------
                                    $2,967,050      $2,827,982      $3,123,887
                                     =========       =========       =========

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)


Note 5 - Property and Equipment - Property and equipment consist of the following:

                                                              April 30,
                                               ---------------------------------------
                                                 2002            2001          2000
                                                 ----            ----          ----

     Aircraft, improvements, and engines      $ 8,335,544     $ 6,868,259    $3,220,532
     Electronic warfare equipment                 963,147         963,147       519,147
     Buildings and leasehold improvements       3,487,277       3,430,650     2,246,378
     Office furniture and fixtures                872,481         787,009       287,392
     Other equipment                            1,473,656       1,428,499     1,839,260
                                                ---------       ---------    ----------

                                               15,132,105      13,477,564     8,112,709
     Accumulated depreciation
      and amortization                         (5,309,646)     (3,749,171)   (2,799,078)
                                               -----------     ----------    -----------

     Property and equipment, net              $ 9,822,459     $ 9,728,393    $5,313,631
                                                =========       =========     =========


Note 6 - Notes Payable - In August 2000, the Company entered into a $5,500,000 line of credit agreement with a bank in Newport News, Virginia, which was subsequently increased to $6,000,000 as of July 2001 and to $7,250,000 as of December 2001. The current term of the agreement runs through August 31, 2002. Under the agreement, the Company may obtain advances up to 85% of amounts billed by the Company on government contracts. The Company pays interest at a variable rate, which was approximately 5.25% at April 30, 2002. Outstanding advances at April 30, 2002, 2001 and 2000 were approximately $5,829,000, $4,946,000 and
$3,900,000, respectively. Under the agreement, the Company was required to maintain certain net worth ratios. The Company was not in compliance with these ratios at April 30, 2001. However, an amendment to the line of credit deleted the net worth requirement as of May 1, 2001 and waived any default by the Company. The agreement was also amended December 1, 2001 to include virtually all equipment of the Company as collateral. The Company believes it will be able to refinance the debt as it becomes due.

During the year ended April 30, 1998 the Company entered into a $2,000,000 asset based borrowing agreement with a bank in Newport News, Virginia, which was subsequently increased to $2,700,000. Under the terms of the agreement, the Company could obtain advances up to 85% of amounts billed by the Company on government contracts. The Company paid interest at prime plus .50% on outstanding advances. Outstanding advances at April 30, 2000 were approximately $2,024,000. The line of credit was paid off in August 2000 with additional financing.

During the year ended April 30, 2000, the Company entered into a $500,000 commercial line of credit agreement with a bank in Newport News, Virginia, maturing September 1, 2000. The line of credit was paid off in January 2001.

During the year ended April 30, 2000, the Company entered into a loan agreement for $1,300,000 with a bank in Newport News, secured by aircraft. The loan was paid off in February 2001.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)


Note 7 - Long-Term Debt - Long-term debt consists of the following:


                                                                                           April 30,
                                                                             ---------------------------------------------
                                                                                2002         2001               2000
                                                                                ----         ----               ----

Note payable to a bank with interest payable at the monthly
  LIBOR Index plus 3% (4.8%), due in equal monthly
   installments of principal and interest of $17,500, beginning
  May 1, 2001 through April 1, 2004, secured by aircraft.                  $ 1,907,500    $ 2,100,000      $       -

Note payable to a state authority with interest payable of
  9.25%, due in equal monthly installments of $11,321
  through June 1, 2015, secured by real property located in
  Anchorage, Alaska.                                                         1,031,860      1,071,732              -

Note payable to a bank with interest payable at 8.55%, due
  in equal monthly installments of principal and interest of
  $11,898, maturing July 2006, secured by aircraft.                            695,366            -                -

Note payable to a bank with interest payable at 8.5%,
  due in graduated monthly installments of principal and
  interest, beginning at $19,000 and ending at $37,000,
  through November 1, 2003, secured by a first mortgage
  deed of trust on leasehold improvements and assignment
  of leases on certain real property located in Newport News,
  Virginia.                                                                    615,286        951,800        1,238,041

Note payable to a bank with interest payable at 9.25%,
  due in equal monthly principal installments of $15,938
  plus interest through January 15, 2005, secured by aircraft.                 541,875        733,125          908,438

Note payable to a bank with interest payable at 8.55%, due
  in equal monthly installments of principal and interest of
  $8,725 through July 2006, secured by aircraft.                               509,914            -                -

Note payable to a bank with interest payable at the LIBOR
  Index plus 3% (4.8%), due in monthly installments of
  $16,500 beginning June 1, 2000 through May 1, 2005,
  secured by aircraft.                                                         478,174        640,152          775,000

Note payable to a related party with interest at 8.5%, due with one payment of $25,000 on June 15, 2001 and thereafter in
  equal monthly installments of principal and interest of $9,775
  through June 15, 2006, secured by aircraft. (See Note 13)                    409,149        500,000              -

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)


Note 7 - Long-Term Debt (continued)

                                                                                           April 30,
                                                                             -----------------------------------------
                                                                                2002         2001            2000
                                                                                ----         ----            ----

Capital lease obligation, due in quarterly installments of
  principal and interest of $50,500, through March 31,
  2004, secured by computer equipment (Note 9).                            $   340,727    $   433,971     $     -

Note payable to a bank with interest payable at Prime rate
  plus 1.00% (5.75%), due in equal monthly installments of
  principal of $5,952 plus interest maturing on August 15,
  2006, secured by aircraft.                                                   315,488        386,912       452,384

Note payable to a company with interest payable of 18.5%,
  due in equal bi-annual installments of principal and interest
  of $27,500 due June 1, 2009, unsecured.                                      208,101        226,677           -

Note payable to a bank with interest payable at the Prime
  rate plus 0.75% (5.5%), due in equal monthly installments
  of principal and interest of $1,875 through October 15, 2004,
  secured by aircraft.                                                         170,615        193,125       215,625

Note payable to a bank with interest payable at the LIBOR
  Index rate plus 3% (4.8%), due in monthly installments of
  principal of $6,668 plus interest through October 10, 2003,
  secured by aircraft.                                                         119,982        199,994           -

Note payable to a bank with interest payable at prime plus
  .25% (5%), due in equal monthly installments of principal
  and interest of $3,472 through November 2003, secured by
  equipment.                                                                    65,972        107,639           -

Note payable to an insurance company with interest payable
  at 8.7%, due in  monthly installments of $3,503 maturing
  September 2002.                                                               17,141            -             -

Note payable to a bank with interest payable at 8.9%, due
  in equal monthly installments of principal and interest
  of $376 maturing on March 1, 2003, secured by a vehicle.                       3,833          8,247        11,085

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)


Note 7 - Long-Term Debt (continued)

                                                                                               April 30,
                                                                             ---------------------------------------------
                                                                                2002             2001               2000
                                                                                ----             ----               ----

Note payable to a bank with interest payable at 8.22%, due
  in equal monthly installments of principal and interest of
  $13,602 through February 2002, secured by certain property and equipment.  Refinanced during the year ended April 30,
  2001.                                                                      $     -          $       -        $   288,948

Note payable to a bank with interest payable at 8%, due in
  equal monthly installments of principal and interest of
  $12,452, maturing August 2000, collateralized by inventory.                      -                  -            205,416

Note payable to a bank with interest payable at the monthly
  LIBOR Index plus 3.00%, graduated monthly installments of
  principal and interest, beginning at $8,000 and ending at $12,000, through September 1, 2004, secured by aircraft.  Refinanced
  during the year ended April 30, 2001.                                            -                  -            876,500
                                                                             ---------         ----------        ---------
                                                                             7,430,983          7,553,374        4,971,437
  Current maturities                                                         1,737,649          1,369,639        1,081,525
                                                                             ---------          ---------        ---------

  Long-term debt, net                                                       $5,693,334         $6,183,735       $3,889,912
                                                                             =========          =========        =========

At April 30, 2002, aggregate principal payments due for long-term debt for the next five fiscal years and thereafter were as follows:

         2003                       $1,737,649
         2004                        2,889,627
         2005                          836,626
         2006                          463,199
         2007                          641,112
      Thereafter                       862,770
                                     ----------

                                    $7,430,983

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)


Note 8 - Income Taxes - Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

The sources of estimated temporary differences and their effect on net deferred tax assets (liabilities) are summarized as follows:

                                                                                         April 30,
                                                                 -------------------------------------------------------
                                                                   2002                    2001                  2000
                                                                   ----                    ----                  ----
     Deferred gain                                         $              -           $     54,000            $   161,000
     Engine reserve                                                 227,000                227,000                244,000
     Allowance for bad debts                                         96,000                168,000                  7,000
     Vacation expense                                               123,000                 87,000                 83,000
     Net operating loss carryforwards                             4,900,000              4,400,000              2,432,000
     Basis difference of property and equipment                    (380,000)               (40,000)                     -
                                                                -----------           ------------            -----------

     Net deferred tax asset                                       4,966,000              4,896,000              2,927,000
     Valuation allowance                                         (4,966,000)            (4,896,000)            (2,927,000)
                                                                 ----------             ----------             -----------

                                                           $              -      $               -       $              -
                                                                ===========             ===========            ============

The Company has recorded a valuation allowance for the deferred tax asset due to uncertainty of its realization.

As of April 30, 2002, the cumulative net operating loss available for federal income tax purposes was estimated at approximately $13 million which will expire primarily during years ended 2011, 2019, 2021 and 2022

Note 9 - Lease Commitments - The Company leases various aircraft and engines under operating leases for use on its contracts. Total lease expense for these aircraft and engines was approximately $15,931,000, $11,488,000, $9,719,000 and $7,272,000 for the years ended April 30, 2002, 2001, 2000 and 1999, respectively. Such lease expenses included approximately $10,473,000, $6,839,000, $7,028,000 and $4,160,000 for the years ended April 30, 2002, 2001,
2000 and 1999, respectively, for contingent rentals based on hours flown. See discussion of related party lease commitments at Note 13.

The Company leases various office facilities and airport property under lease arrangements with terms expiring through May 2004. Other operating leases are for office machines and aircraft maintenance equipment. The lease expense for these operating leases was approximately $960,000, $651,000, $391,000 and $369,000 for the years ended April 30, 2002, 2001, 2000 and 1999, respectively. Such lease expenses included approximately $66,000, $95,000, $105,000 and $102,000 for the years ended April 30, 2002, 2001, 2000 and 1999, respectively, for contingent rentals based on revenue.

The Company has a capital lease obligation with a finance company related to computer equipment. Property and equipment at April 30, 2002 includes the leased equipment of approximately $363,000, net of amortization of approximately $223,000.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

Note 9 - Lease Commitments (continued)

At April 30, 2002, future minimum lease payments excluding contingent rentals on capital and operating leases for each of the next five fiscal years were as follows:

                                       Capital         Operating
                                       -------         ---------
   2003                                 $252,500       $5,817,000
   2004                                  187,040        5,206,000
   2005                                        -        4,671,000
   2006                                        -        4,260,000
   2007                                        -        2,125,000
   --------------------------------------------------------------
   Total minimum lease payments          439,540        22,079,00
   Amounts representing interest          98,813                -
   --------------------------------------------------------------
                                        $340,727      $22,079,000
   --------------------------------------------------------------


Note 10 - Claims, Contingencies, and Commitments - On February 4, 1994, the Company filed voluntary petitions in the United States Bankruptcy Court for the Eastern District of Virginia (the "Bankruptcy Court") for reorganization under Chapter 11 of the United States Bankruptcy Code (the "Code"). On December 8, 1994, the Bankruptcy Court entered an order confirming the Company's joint plan of reorganization (the "Plan"), and the Plan became effective on December 28, 1994 (the "Effective Date"). For accounting purposes, the effective date was deemed to be December 31, 1994.

Pursuant to the Plan, a total of 1,000,000 shares of new common stock were authorized and 998,976 shares were issued. The 9,899,713 shares of common stock previously outstanding were retired. Of the new shares of common stock issued, 51,000 shares are being held by the Company to satisfy the remaining claims of the unsecured creditors.

As a result of a state sales and use tax audit, the Company was assessed a liability of approximately $280,000 for periods ended December 31, 2000 and prior and a lien was placed on certain real property owned by the Company. The Company has accrued approximately $240,000 based on a settlement of the assessment as of April 30, 2002 and 2001.

The Company is involved in litigation with a shareholder of the Company and former employee of FIS who was also the principle owner of Flight Systems, Inc. ("Flight Systems") whose assets were purchased by FIS in February 2000. The shareholder, his attorney, and Flight Systems allege that the Company has failed to satisfy certain liabilities due to them individually and collectively as a result of the Company's acquisition of Flight Systems. The attorney claims the Company owes approximately $85,000 for services rendered. The shareholder and Flight Systems collectively claim approximately $221,000 of unpaid liabilities including shareholder loans payable. The Company plans to defend the litigation vigorously and believes it is possible that it may assert counter claims that outweigh the litigation claims. As of April 30, 2002 and 2001 the Company has liabilities recorded of approximately $54,000 and $203,000 in each year related to the attorney fees and shareholder payables, respectively.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)


Note 11 - Employee Benefit Plans - The Company sponsors a defined contribution pension plan covering all eligible employees. Employees become eligible to participate upon completing one year of service in a job classification not subject to a collective bargaining agreement. One year of service is defined as any consecutive 12 month period in which the employee works 1,000 hours. Participants may elect to have 1% to 15% of their compensation contributed to the Plan, up to the maximum allowed by law. Contributions to the Plan are matched by the Company at the rate of 50% of the first 6% of employees' contributions. All employee contributions, rollover contributions, and earnings thereon are 100% vested. Company contributions vest at a rate of 20% per year. The participant may designate his contribution and employer matching contributions to be invested in any combination of seven money market, stock or bond funds maintained by the Trustee. After a participant dies or retires, the participant or his beneficiary is entitled to receive the entire vested balance of his account.

The Company reserves the right to amend or terminate the Plan at any time. If the Plan is terminated, each participant is then vested with the amount in their account. The Company contributed approximately $111,000, $130,000, $72,000 and $59,000 to the plan for the years ended April 30, 2002, 2001, 2000 and 1999, respectively.

Note 12 - Transactions With Major Customer - Revenues from all U.S. government contracts included in Flight operations are approximately as follows:

          Year Ended April 30,          Amount       Percent
          -------------------          --------      -------
                 2002                 $29,918,000      69%
                 2001                 $23,893,000      64%
                 2000                 $23,643,000      80%
                 1999                 $19,444,000      77%

Note 13 - Related Parties - The Company had a note payable on advances from a stockholder of $202,811 at April 30, 2002 and 2001, respectively. See further discussion at Notes 2 and 10 regarding the stockholder who acquired shares of the Company as the principal owner of Flight Systems, Inc.

The Company has entered into lease agreements with Maritime Sales and Leasing ("MSL") for certain aircraft and engines which require future minimum lease payments at April 30, 2002 for each of the next five years as follows: 2003 - $4,590,000, 2004 - $4,276,000, 2005 - $3,883,000 and 2006 - $3,620,000 and 2007
- $1,763,000. David Sandlin, Chairman, President and CEO of the Company, is also an owner of MSL. Related to these agreements, the Company has deposits of approximately $337,000 with MSL as of April 30, 2002.

During the year ended April 30, 2000, the Company entered into a sale/leaseback transaction with MSL to sell a plane and two engines. Total proceeds from the sale were $1,700,000, however due to the terms of leaseback, the Company is amortizing approximately $566,000 of the $916,000 gain realized on the transaction over the 2 year term of the lease. The deferred gain as of April 30, 2001 and 2000 was $141,531 and $424,591, respectively. The remaining deferred gain of $141,531 as of April 30, 2001 was recognized during 2002.

The Company has lease agreements for certain aircraft with the Aviation Company. David Sandlin has an ownership interest in the Aviation Company. Approximately $311,000, $22,000, $3,000 and $67,000 of lease expense was incurred for the years ended April 30, 2002, 2001, 2000 and 1999, respectively. The Company also has lease agreements for certain aircraft directly with David Sandlin. Approximately $22,000 and $26,000 of lease expense was incurred for the years ended April 30, 2002 and 2001, respectively. Required future minimum lease payments at April 30, 2002 for each of the next five years to the Aviation Company are approximately as follows: 2003 - $727,000, 2004 - $727,000,
2005 - $727,000, 2006 - $632,000 and 2007 - $361,000.

In February 2001, the Company entered into a sale/leaseback transaction with the Aviation Company to sell a plane and two engines for $500,000. The Company recognized the entire gain in 2001 of approximately $113,000 related to the transaction based on the present value of the lease payments over the five year term.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)


Note 13 -  Related Parties (continued)

Total lease expense including contingent rentals on all related party leases were approximately as follows:

                  Year Ended April 30,

                          2002                     $7,286,000
                          2001                     $5,725,000
                          2000                     $4,942,000
                          1999                     $3,085,000

The amounts due to and from MSL including amounts related to the leasing arrangements described are approximately as follows:

April 30,                     2002              2001            2000
------------------------------------------------------------------------

Note payable (Note 7)       $409,000          $500,000        $   -
Leases payable               813,000           110,000         182,000

Accounts receivable          178,000           165,000         124,000
Lease deposits               337,000           337,000         409,000

Note 14 - Supplemental Disclosure of Cash Flow Information - The Company made interest payments of approximately $935,000, $1,030,000, $520,000 and $355,000 for the years ended April 30, 2002, 2001, 2000 and 1999 respectively, including interest capitalized of approximately $111,000 and $90,000 for the years ended April 30, 2001 and 2000, respectively.

During the year ended April 30, 2001, the Company transferred approximately $1.7 million of costs related to aircraft and engines classified as held for sale at April 30, 2000 to property and equipment.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)


Note 15 - Stockholders' Equity - During the year ended April 30, 2000, the Company redeemed 5,950 shares of stock in satisfaction of an outstanding receivable of approximately $33,000.

In August 1998, the Company implemented a stock option plan to provide incentive to employees, directors, and consultants. The initial term of the plan is 10 years and a total of 500,000 shares are available for grant. Under the new plan, 38,000 options previously issued to an officer of the Company at an exercise price of $2.00 were replaced by 45,000 options at $3.12 in 1999. The following table summarizes all option activity:

Year Ended April 30,                 2002                   2001                  2000                      1999
------------------------------------------------------------------------------------------------------------------------
                                       Weighted-             Weighted-              Weighted-                Weighted-
                                        average               average                average                  average
                                       exercise              exercise               exercise                 exercise
                             Shares      price      Shares     price        Shares    price      Shares        price

------------------------------------------------------------------------------------------------------------------------
Options outstanding
  at beginning of year      243,850     $3.63       153,350   $3.25         74,650     $3.07     38,000        $2.00

Options granted                  -         -         90,500    4.26         92,000      3.37     74,650         3.07
Options exercised              (164)     3.00            -       -              -         -          -            -
Options forfeited
  (cancelled)                    -         -             -       -        ( 13,300)     3.10    (38,000)        2.00
------------------------------------------------------------------------------------------------------------------------
Options outstanding
  at end of year            243,686     $3.63       243,850   $3.63        153,350     $3.25     74,650        $3.07
------------------------------------------------------------------------------------------------------------------------

As of April 30, 2002, all options are vested and exercisable at a weighted average price per share of $3.63. The weighted average remaining life of options outstanding is approximately seven years. The Company applies APB Opinion 25 and related interpretations in accounting for stock options. Accordingly, no compensation cost has been recognized. For the purposes of computing the proforma amounts, the fair value of each option on the date of grant is estimated using the Black-Scholes option pricing model with the following assumptions: no dividend yield, no expected volatility, risk-free interest rate of approximately 6% no options were granted during 2002. The options granted during the year ended April 30, 2001 had substantially no fair value under the Black-Scholes method. Proforma net income and basic and diluted earnings per share under the provisions of SFAS 123 for the effect of options granted and outstanding for the years ended April 30, 2000 and 1999 are $735,494 and $.71 and $715,575 and $.71, respectively with no proforma effect for the years ended April 30, 2002 and 2001.

Note 16 - Accounting Estimates - During the year ended April 30, 2001, the Company changed its method for estimating certain reserves for airplane engine overhauls which resulted in a decrease of approximately $275,000 in accrued engine reserves and related engine reserve expense as of and for the year ended April 30, 2001.

The Company makes significant estimates related to its unbilled fuel liability. The Company accrues its fuel liability based on estimated actual usage throughout the year and adjusts, if necessary at year end, the liability based on actual invoices received and expected future invoices.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)


Note 16 - Accounting Estimates (continued)

As of April 30, 2002, the Company recorded bad debt expense of $210,000 due to default on the note receivable subsequent to year end. The outstanding principal was reduced from approximately $514,000 to $304,000 as of April 30, 2002. The $304,000 represents the estimated realizable value of all operating assets of FIS turned over to the Company in satisfaction of the note. The Company believes that the $304,000 balance as of April 30, 2002 estimates the realizable value of the assets received.

Note 17 - Sale of Assets - In November 2001, the Company entered into a letter on intent with a third party to sell virtually all operations and related net assets of the Company. Consummation of the transaction is subject to various conditions, including negotiation and execution of a definitive agreement and approval by the Company's Board of Directors and shareholders. If the transaction occurs, it is anticipated that it would close in fall of 2002.

Note 18 - Fourth Quarter Adjustments - In the fourth quarter of the year ended April 30, 2002, the Company recorded net adjustments which increased its net loss by approximately $610,000. The Company determined that $240,000 and $160,000 previously accrued for equitable fuel expense reimbursement in 2001 and 2002, respectively, was unlikely to be recovered from the government. In addition, the Company recorded bad debt expenses in the fourth quarter of approximately $210,000 due to default on a note receivable as discussed in Note 2 to the financial statements.

In the fourth quarter of the year ended April 30, 2000, the Company recorded net adjustments which increased its net income by approximately $400,000 reflecting approximately $825,000 of unrecorded contract revenues earned during the third quarter and the deferral of a portion of a gain related to a sale-leaseback transaction ($425,000).

                                    ANNEX A

                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                                 VTF CORPORATION

                                  AS PURCHASER

                                       AND

                      THE FLIGHT INTERNATIONAL GROUP, INC.

                           FLIGHT INTERNATIONAL, INC.

                       FLIGHT INTERNATIONAL AVIATION, INC.

                  FLIGHT INTERNATIONAL SALES AND LEASING, INC.

                               FLIGHT ALASKA, INC.

                                       AND

                      FLIGHT INTERNATIONAL OF FLORIDA, INC.

                                   AS SELLERS

                             DATED AS OF MAY 9, 2002

                                TABLE OF CONTENTS

ARTICLE I  DEFINITIONS............................................................................................1
ARTICLE II  ASSETS ACQUIRED; LIABILITIES ASSUMED.................................................................10
   Section 2.1  Purchase and Sale of Assets......................................................................10
   Section 2.2  Excluded Assets..................................................................................12
   Section 2.3  Assumed Liabilities..............................................................................12
   Section 2.4  Excluded Liabilities.............................................................................13
   Section 2.5  Contested Obligations............................................................................14
ARTICLE III  PURCHASE PRICE AND PAYMENT TERMS....................................................................15
   Section 3.1  Purchase of the Asset by Purchaser; Total Purchase Price.........................................15
   Section 3.2  Payment of Purchase Price........................................................................15
   Section 3.3  Escrow Agreement; Initial Escrow Amount..........................................................15
   Section 3.4  Transfer Taxes...................................................................................15
   Section 3.5  Allocation of Purchase Price.....................................................................16
ARTICLE IV  THE CLOSING..........................................................................................16
   Section 4.1  Closing Date.....................................................................................16
   Section 4.2  Relinquishment of Control........................................................................16
   Section 4.3  Closing Date Deliveries..........................................................................16
   Section 4.4  Further Assurances...............................................................................16
   Section 4.5  Financing........................................................................................17
ARTICLE V  CERTAIN COVENANTS.....................................................................................17
   Section 5.1  Access to Books and Records and Personnel........................................................17
   Section 5.2  Post-Closing Access..............................................................................17
   Section 5.3  Notice of Certain Events.........................................................................18
   Section 5.4  Conduct of Business by the Sellers...............................................................18
   Section 5.5  Regulatory Matters...............................................................................21
   Section 5.6  Updated Financial Information....................................................................22
   Section 5.7  Transaction Proposals............................................................................22
   Section 5.8  Customers and Suppliers..........................................................................22
   Section 5.9  Arrangements with Employees......................................................................23
   Section 5.10  Purchaser's Governmental Approvals..............................................................23
   Section 5.11  Transfer of Purchased Contracts; Third Party Consents...........................................23
   Section 5.12  Provisions Respecting Government Contracts......................................................23
   Section 5.13  COBRA...........................................................................................25
   Section 5.14  Preparation of the Proxy Statement..............................................................25
   Section 5.15  Shareholder Meeting.............................................................................25
   Section 5.16  Sellers Representative Agreement................................................................26
   Section 5.17  Noncompetition..................................................................................26
   Section 5.18  Nondisclosure of Proprietary Data...............................................................27
   Section 5.19  Refund Claims and Warranty Claims...............................................................28
   Section 5.20  Satisfaction of Warranty and Refund Claims......................................................28
   Section 5.21  Change Orders...................................................................................28
   Section 5.22  Bulk Sales Law..................................................................................29

ARTICLE VI  REPRESENTATIONS AND WARRANTIES OF THE SELLERS........................................................29
   Section 6.1  Organization and Standing of each Seller.........................................................29
   Section 6.2  Authorization and Binding Obligation of each Seller..............................................29
   Section 6.3  Non-Contravention................................................................................30
   Section 6.4  Indebtedness.....................................................................................30
   Section 6.5  Ability to Perform Obligations...................................................................30
   Section 6.6  Dividends and Other Distributions................................................................30
   Section 6.7  Accounting Records...............................................................................30
   Section 6.8  Financial Statements; Changes; Contingencies.....................................................31
   Section 6.9  The Assets.......................................................................................31
   Section 6.10  Accounts Receivable.............................................................................32
   Section 6.11  Inventory.......................................................................................32
   Section 6.12  Intangible Personal Property....................................................................32
   Section 6.13  Real Property...................................................................................34
   Section 6.14  Tangible Personal Property......................................................................34
   Section 6.15  Necessary Properties............................................................................35
   Section 6.16  Insurance.......................................................................................35
   Section 6.17  Accounts Payable................................................................................36
   Section 6.18  Tax Matters.....................................................................................36
   Section 6.19  Litigation......................................................................................37
   Section 6.20  Labor Relations.................................................................................38
   Section 6.21  Employee Benefits...............................................................................38
   Section 6.22  Certain Interests...............................................................................39
   Section 6.23  Governmental Approvals; Compliance with Laws....................................................39
   Section 6.24  Customers.......................................................................................39
   Section 6.25  Suppliers.......................................................................................40
   Section 6.26  Environmental Matters...........................................................................40
   Section 6.27  Brokers, Finders................................................................................41
   Section 6.28  Material Contracts..............................................................................41
   Section 6.29  Absence of Undisclosed Changes..................................................................43
   Section 6.30  Government Contracts............................................................................43
   Section 6.31  Clearances......................................................................................45
   Section 6.32  Disclosure; Due Diligence.......................................................................45
   Section 6.33  SEC Reports.....................................................................................45
   Section 6.34  Information.....................................................................................45
   Section 6.35  Customer Warranties and Return Policies.........................................................46
   Section 6.36  Products Liability..............................................................................46
   Section 6.37  Federal Reserve Board Regulations...............................................................46
   Section 6.38  No Controlling Shareholder......................................................................46
ARTICLE VII  REPRESENTATIONS AND WARRANTIES OF PURCHASER.........................................................47
   Section 7.1  Organization and Standing of Purchaser...........................................................47
   Section 7.2  Authorization and Binding Obligation of Purchaser................................................47
   Section 7.3  Ability to Perform Obligations...................................................................47
   Section 7.4  Brokers, Finders.................................................................................47
   Section 7.5  U.S. Persons.....................................................................................47

ARTICLE VIII  TERMINATION........................................................................................48
   Section 8.1  Termination of Agreement.........................................................................48
   Section 8.2  Effect of Termination............................................................................49
   Section 8.3  Expenses.........................................................................................49
ARTICLE IX  CLOSING CONDITIONS OF PURCHASER......................................................................49
   Section 9.1  Representations, Warranties and Covenants of the Sellers.........................................49
   Section 9.2  Deliveries to Be Made by the Sellers at the Closing..............................................50
   Section 9.3  Shareholder Approval.............................................................................51
   Section 9.4  Third Party Consents.............................................................................51
   Section 9.5  CAS-MOS Contract.................................................................................51
   Section 9.6  Orders; Illegality...............................................................................51
   Section 9.7  Absence of Investigations and Proceedings........................................................51
   Section 9.8  Governmental Approvals...........................................................................52
   Section 9.9  Absence of Certain Changes.......................................................................52
   Section 9.10  Financing.......................................................................................52
   Section 9.11  Due Diligence...................................................................................52
   Section 9.12  Environmental Audits............................................................................52
   Section 9.13  Release of Liens................................................................................52
   Section 9.14  Employment Agreement............................................................................52
   Section 9.15  Non-Competition Agreement.......................................................................53
   Section 9.16  Transfer Taxes..................................................................................53
   Section 9.17  Maritime Transaction............................................................................53
   Section 9.18  Retention of Key Employees......................................................................53
   Section 9.19  Escrow Agreement................................................................................53
   Section 9.20  Sellers Representative Agreement................................................................53
ARTICLE X  CLOSING CONDITIONS OF THE SELLERS.....................................................................53
   Section 10.1  Representations, Warranties and Covenants of Purchaser..........................................53
   Section 10.2  Deliveries to be Made by Purchaser at the Closing...............................................54
   Section 10.3  Shareholder Approval............................................................................54
   Section 10.4  Orders; Illegality..............................................................................55
   Section 10.5  Escrow Agreement................................................................................55
   Section 10.6  Absence of Investigations and Proceedings.......................................................55
   Section 10.7  Governmental Approvals..........................................................................55
ARTICLE XI  INDEMNIFICATION; SURVIVAL OF REPRESENTATIONS AND WARRANTIES..........................................55
   Section 11.1  Indemnification by the Sellers..................................................................55
   Section 11.2  Indemnification by Purchaser....................................................................56
   Section 11.3  Cooperation.....................................................................................57
   Section 11.4  Limitations on Indemnification..................................................................57
   Section 11.5  Notice to Indemnifying Party....................................................................57
   Section 11.6  Defense by Indemnifying Party...................................................................57
   Section 11.7  Survival of Representations and Warranties......................................................58
   Section 11.8  Survival of Representations and Covenants of Purchaser..........................................59
ARTICLE XII  CONFIDENTIALITY.....................................................................................59
   Section 12.1  Confidentiality of the Sellers..................................................................59
   Section 12.2  Confidentiality of Purchaser....................................................................60

ARTICLE XIII  MISCELLANEOUS......................................................................................61
   Section 13.1  Change Corporate Name...........................................................................61
   Section 13.2  Expenses........................................................................................61
   Section 13.3  Notices and Other Communications................................................................61
   Section 13.4  Counterparts....................................................................................62
   Section 13.5  Written Agreement to Govern.....................................................................62
   Section 13.6  Assignability...................................................................................62
   Section 13.7  No Waiver of Rights.............................................................................62
   Section 13.8  Subject Headings................................................................................62
   Section 13.9  Further Assurances..............................................................................62
   Section 13.10  Schedules and Exhibits.........................................................................63
   Section 13.11  Severability...................................................................................63
   Section 13.12  Publicity and Reports..........................................................................63
   Section 13.13  Parties in Interest; Joint and Several Liability of the Sellers................................64
   Section 13.14  Specific Performance...........................................................................64
   Section 13.15  GOVERNING LAW; CONSENT TO JURISDICTION.........................................................64

                             SCHEDULES AND EXHIBITS

         Schedule 1.......................Permitted Encumbrances
         Schedule 2.2.....................Excluded Assets
         Schedule 2.3.4...................Affiliate Trade Payables
         Schedule 3.5.....................Allocation of Purchase Price
         Schedule 5.4.....................Conduct of Business
         Schedule 6.1.....................Organization
         Schedule 6.3.....................Non-Contravention
         Schedule 6.4.....................Indebtedness
         Schedule 6.8.....................Financial Statements
         Schedule 6.10....................Accounts Receivable
         Schedule 6.11....................Inventory
         Schedule 6.12....................Intangible Personal Property
         Schedule 6.13....................Real Property
         Schedule 6.14....................Tangible Personal Property
         Schedule 6.16....................Insurance
         Schedule 6.18....................Tax Matters
         Schedule 6.19....................Litigation
         Schedule 6.20....................Labor Relations
         Schedule 6.21....................Employee Benefits; ERISA
         Schedule 6.22....................Certain Interests
         Schedule 6.23....................Governmental Approvals; Compliance with Laws
         Schedule 6.24....................Customer
         Schedule 6.25....................Suppliers
         Schedule 6.26 ...................Environmental Matters
         Schedule 6.28....................Material Contracts
         Schedule 6.29....................Undisclosed Changes
         Schedule 6.30....................Government Contracts
         Schedule 6.31....................Clearances
         Schedule 6.33....................SEC Reports
         Schedule 6.35....................Customer Warranties and Return Policies
         Schedule 6.36....................Product Liability
         Schedule 13.3....................Notice Addresses
         Exhibit A........................Form of Escrow Agreement
         Exhibit B........................Form of Assignment and Assumption Agreement Sellers' Assumed
         Exhibit C........................Sellers' Assumed Indebtedness Schedule
         Exhibit D........................Form of Sellers Representative Agreement
         Exhibit E........................Form of Affidavit of Non-Foreign Status (Entity)
         Exhibit F........................Term Sheet For Sandlin Employment Agreement
         Exhibit G........................Term Sheet For Bone Employment and Non-
                                            Competition Agreement
         Exhibit H........................Form of Opinion of Purchaser's Counsel

                                       v

                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT is made this 9th day of May, 2002, by and among VTF CORPORATION, a Delaware corporation (together with its successors or assigns, "Purchaser"), THE FLIGHT INTERNATIONAL GROUP, INC., a Georgia corporation ("FIG"), FLIGHT INTERNATIONAL, INC., a Georgia corporation ("FII"), FLIGHT INTERNATIONAL AVIATION, INC., a Georgia corporation ("FIA"), FLIGHT INTERNATIONAL SALES AND LEASING, INC., a Delaware corporation ("FIS"), FLIGHT ALASKA, INC., a Delaware corporation ("FAI"), and FLIGHT INTERNATIONAL OF FLORIDA, INC., a Florida corporation ("FIOF", and together with FIG, FII, FIA, FIS and FAI, each is individually referred to herein as a "Seller" and are collectively referred to herein as the "Sellers").

                                    RECITALS

         1. The Sellers operate in the aerospace and aviation services industries and individually or collectively (i) perform military training services for the United States Department of Defense, other government agencies and foreign countries, (ii) provide training and testing in the aerospace industry and (iii) operate a fixed base operation at the Newport
News/Williamsburg International Airport, a scheduled cargo and charter passenger airline throughout Alaska, and aircraft modification, repair and overhaul centers, together with other activities ancillary or related thereto (collectively, the "Business").

         2. The Sellers desire to sell to Purchaser, and Purchaser desires to purchase from the Sellers, all of their respective assets related to the Business, and the Purchaser is willing to assume certain liabilities of the Sellers in connection therewith.

         3. As a condition and inducement to Purchaser's willingness to enter into this Agreement, concurrently with the execution and delivery of this Agreement, Purchaser and David E. Sandlin are entering into a Voting Agreement, dated as of the date of this Agreement, pursuant to which Mr. Sandlin has agreed to vote his shares of FIG capital stock in favor of the proposal to approve the transactions contemplated by this Agreement.

         NOW, THEREFORE, in consideration of and subject to the mutual undertakings and agreements hereinafter set forth, Purchaser and the Sellers agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         "Adjustment Amount" shall mean the amount by which the Assumed Indebtedness exceeds $34,800,000; provided that the Adjustment Amount shall be reduced on a dollar-for-dollar basis by the Maritime Adjustment Amount. If the Assumed Indebtedness is equal to or less than $34,800,000, the Adjustment Amount shall be zero.

         "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling, directly or indirectly controlled by, or under direct or indirect common control with, such Person; or if such Person is a partnership, any general partner of such Person or a Person controlling any such general partner. For purposes of this definition, "control" (including "controlled by" and "under common control with") shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities or by contract or otherwise.

         "Agreement" shall mean this Asset Purchase Agreement, as the same may be amended or otherwise modified from time to time in accordance with its terms.

         "April 30 Balance Sheet" shall have the meaning set forth in Section 6.8.1.

         "Assets" shall have the meaning set forth in Section 2.1.

         "Associate" of a Person shall mean: (i) a corporation or organization (other than the Sellers) of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities; (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar capacity; and (iii) any relative or spouse of such Person or any relative of such spouse.

         "Assumed Indebtedness" shall mean the combined Indebtedness of Maritime and its Subsidiaries and the Sellers assumed or incurred, directly or indirectly, by Purchaser or one or more of its Subsidiaries on the Closing Date, as set forth on the Sellers' Assumed Indebtedness Schedule.

         "Assumed Liabilities" shall have the meaning set forth in Section 2.3.

         "Audited Financial Statements" shall have the meaning set forth in
Section 6.8.1.

         "Base Purchase Price" shall have the meaning set forth in Section 3.1.

         "Best Efforts" shall mean the commercially reasonable efforts that a Person desirous of achieving a result would use in similar circumstances to insure that such result is achieved as reasonably expeditiously as possible.

         "Bone" shall mean John R. Bone.

         "Bone Employment and Non-Competition Agreement" shall have the meaning set forth in Section 9.15.

         "Business" shall have the meaning set forth in the Recitals hereto.

         "Closing" shall have the meaning set forth in Section 4.1.

         "Closing Date" shall have the meaning set forth in Section 4.1.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

         "Contracts" shall mean all contracts, agreements and legally binding commitments relating to the Business or the Assets or to which any of the Sellers is a party or has an interest, whether oral or written, including, but not limited to, purchase, sale or other commitments, Customer Contracts, Government Contracts, distributorship, franchise or similar agreements, patent or trademark licensing agreements (either as licensor or licensee), lease or sublease agreements (either as lessor or lessee), aircraft leases, equipment leases, employment agreements (including, but not limited to, agreements entered into by employees of any of the Sellers relating to the transfer and/or safeguarding of intellectual property rights), consulting agreements and union or collective bargaining agreements, guarantees, loan agreements, non-competition agreements, severance agreements, letters of credit, joint venture or partnership agreements and supply or requirements contracts.

         "Customer Contracts" shall mean all agreements, service contracts, purchase orders, sales confirmations or similar commitments entered into by any of the Sellers, which provide for obligations to deliver Services and/or Products, the rights to be paid for those Services and/or Products and the obligations and rights that are ancillary to those obligations and rights.

         "Customer Lists" shall mean all lists (including name, and to the extent known to any Seller, current address and telephone number) of Persons which have purchased Services and/or Products from the Business since January 1, 1999.

         "Dollars" or "$" shall mean United States dollars.

         "Encumbrance" in respect of any property or assets, shall mean any encumbrance or title defect of whatever kind or nature, regardless of form, whether or not registered or registrable and whether or not consensual or arising by Law, including any lien, mortgage, pledge, security interest, assignment, lease, option, easement, servitude, right-of-way, conditional sales contract, encroachment, restrictive covenant, right of first refusal, right of use or any other right of any kind or nature whatsoever (or any agreement to grant or furnish any of the foregoing) which affects ownership or possession of, or title to, or any interest in, or the right to use or occupy such property or assets.

         "Environmental Law" shall mean any Federal, state or local law, rule, regulation, order, treaty, statute or permit of or issued by any Governmental Authority, as amended from time to time, relating to the protection of human health, safety, the environment, natural resources and wildlife, including, but not limited to those relating to (i) the protection or use of surface water, groundwater, rivers and other bodies of water; (ii) the protection of ambient and indoor air quality; (iii) the management, manufacture, possession, presence, use, generation, transportation, distribution, treatment, storage, disposal, release, threatened release, abatement, removal, remediation of, or exposure to, any Hazardous Substance; or (iv) the prevention, mitigation, or remediation of environmental pollution in any form.

         "Environmental Permits" shall have the meaning set forth in Section 6.26.4.

         "Environmental Reports" shall have the meaning set forth in Section 6.26.9.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

         "ERISA Affiliate" shall mean any (i) corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as any of the Sellers, (ii) partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with any of the Sellers, or (iii) member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as any of the Sellers, any corporation described in clause (i) above or any partnership or trade or business described in clause (ii) above.

         "Escrow Agent" shall mean the escrow agent set forth in the Escrow Agreement.

         "Escrow Agreement" shall mean the Escrow Agreement described in Section
3.3 to be entered into by Purchaser, the Representative and the Escrow Agent, substantially in the form of Exhibit A hereto.

         "Escrow Fund" shall mean the Initial Escrow Amount and all interest and earnings thereon.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "Excluded Assets" shall have the meaning set forth in Section 2.2.

         "Excluded Liabilities" shall have the meaning set forth in Section 2.4.

         "FAI" shall have the meaning set forth in the Preamble hereto.

         "FIA" shall have the meaning set forth in the Preamble hereto.

         "FIG" shall have the meaning set forth in the Preamble hereto.

         "FIG Board Recommendation" shall have the meaning set forth in Section 5.14.

         "FII" shall have the meaning set forth in the Preamble hereto.

         "Final Proposed Schedules" shall have the meaning set forth in Section 13.10.

         "FIOF" shall have the meaning set forth in the Preamble hereto.

         "FIS" shall have the meaning set forth in the Preamble hereto.

         "GAAP" shall mean United States generally accepted accounting principles.

         "Goodwill" shall have the meaning set forth in Section 2.1.7.

         "Government Bid" shall have the meaning set forth in Section 6.30.1.

         "Government Contract" shall mean any prime contract, subcontract, teaming agreement or arrangement, joint venture, basic ordering agreement, letter contract, purchase order, delivery order, Government Bid, change order, or other contractual commitment of any kind relating to the Business or to which any of the Sellers is a party or has an interest, including, but not limited to, any Contract between any Seller and (i) any Governmental Authority, (ii) any prime contractor of any Governmental Authority, or (iii) any subcontractor with respect to any contract described in clauses (i) or (ii) above.

         "Government Contract Novations" shall mean, with respect to any Government Contract, an instrument reasonably satisfactory in form and substance to Purchaser pursuant to which all of each Seller's rights, claims, benefits and liabilities thereunder shall have been validly conveyed, transferred, assigned and novated to Purchaser by all parties thereto.

         "Governmental Approvals" shall have the meaning set forth in Section 2.1.8.

         "Governmental Authority" shall mean any Federal, state, regional, municipal, or local government, or other political subdivision thereof, U.S. or foreign, or any entity, authority, agency, court, representative or Person exercising executive, legislative, judicial, regulatory or administrative functions on behalf of such governmental entity or subdivision.

         "Hazardous Substance" shall mean all substances, wastes, pollutants, contaminants and materials regulated, or defined or designated as hazardous, dangerous, or toxic, pursuant to any Environmental Law or any other law, rule, regulation, order, decree, or ordinance having the force of law, of any Governmental Authority, including, without limitation, all hazardous substances, oils, pollutants or contaminants as such terms are defined in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. ss. 300.5.

         "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder, as the same have been and may hereafter be amended from time to time.

         "Indebtedness" shall mean, with respect to any Person, any obligations (including, without limitation, principal, accrued interest, reimbursement or indemnity obligations, prepayment penalties and fees) with respect to indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing capital lease obligations or the balance deferred and unpaid of the purchase price of any property, except such balance that constitutes a trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, together with any guarantee of any item that would constitute Indebtedness under the foregoing provision. The amount of any Indebtedness outstanding as of any date shall be the principal amount or accrued value thereof, plus accrued interest and other obligations, as of such date or, in the case of any guarantee or other contingent obligation, the maximum liability that may arise under such guarantee or contingent obligation.

         "Indemnifiable Claim" shall mean any Loss for or against which any party is entitled to indemnification under this Agreement.

         "Indemnified Party" shall have the meaning set forth in Section 11.5.

         "Indemnifying Party" shall have the meaning set forth in Section 11.5.

         "Initial Escrow Amount" shall mean $1,000,000, which shall be deposited by Purchaser with the Escrow Agent on the Closing Date pursuant to Section 3.3.

         "Intangible Personal Property" shall have the meaning set forth in
Section 2.1.5.

         "Interim Balance Sheet" shall have the meaning set forth in Section 6.8.1.

         "Inventory" shall mean all inventories, including, without limitation, inventories of raw materials, scrap, spare parts, work in progress, materials, supplies, finished goods and consigned goods, owned by any of the Sellers or in which any of the Sellers has any interest (including the right to use) or otherwise relating to the Business, whether located on the premises of any of the Sellers, in transit to or from such premises, in storage facilities or otherwise.

         "IRS" shall mean the Internal Revenue Service.

         "Labor Agreements" shall mean, collectively, (i) all employment agreements, collective bargaining agreements or other labor agreements to which any of the Sellers is a party or by which any of the Sellers or any of their respective properties is bound; (ii) all pension, profit sharing, deferred compensation, bonus, stock option, stock purchase, savings, retainer, consulting, retirement, welfare or incentive plans or contracts (including ERISA Plans) to which any of the Sellers is a party or by which any of the Sellers or their respective assets or properties is bound; and (iii) all plans or agreements under which "fringe benefits" (including, but not limited to, hospitalization plans or programs, medical insurance, vacation plans or programs, sick plans or programs and related benefits) are afforded to any employees of any of the Sellers.

         "Law" or "Laws" shall mean all constitutions, treaties, laws, statutes, codes, regulations, rules, ordinances or other binding actions or requirements of any Governmental Authority, whether domestic, foreign or international.

         "Leased Real Property" shall have the meaning set forth in Section
6.13.

         "Liabilities and Costs" shall mean all indebtedness, claims, liabilities, obligations, responsibilities, losses, diminutions in value, damages, judgments, personal injury, death, punitive damages, economic damages, treble damages, intentional, willful or wanton injury, damage or threat to the environment, natural resources or public health or welfare, costs and expenses (including, without limitation, reasonable attorney, expert, engineering and consulting fees and costs and any fees and costs associated with any investigation, feasibility, or remedial action studies), fines, penalties and monetary sanctions, and interest, whether accrued, absolute or contingent, and whether or not of a kind required by GAAP to be set forth on a financial statement or in notes thereto.

         "Loss" or "Losses" shall mean all damages, awards, judgments, payments, diminutions in value and other Liabilities and Costs, however suffered or characterized, all interest thereon, all costs and expenses of investigating any claim, lawsuit or arbitration and any appeal therefrom, all reasonable attorneys' fees incurred in connection therewith, whether or not such claim, lawsuit or arbitration is ultimately defeated and, subject to Article XI hereof, all amounts paid incident to any compromise or settlement of any such claim, lawsuit or arbitration.

         "Maritime" shall mean Maritime Sales & Leasing, Inc., a Delaware corporation.

         "Maritime Adjustment Amount" shall mean the amount by which the cash purchase price being paid by Purchaser pursuant to the Maritime Purchase Agreement is reduced on account of Assumed Indebtedness, as set forth in the certificate executed by each Seller, Maritime and each shareholder of Maritime and delivered pursuant to Section 9.2.11.

         "Maritime Purchase Agreement" shall have the meaning set forth in
Section 9.17.

         "Material Adverse Effect" shall mean any change in or effect that, either individually or in the aggregate with all other changes or effects, (i) is or would be materially adverse to (y) the assets, results of operations, condition (financial or otherwise) or prospects of the Business, taken as a whole, or (z) the value or utility of the Assets, taken as a whole, or (ii) would materially impair the ability of Purchaser or the Sellers to consummate the transactions contemplated by this Agreement.

         "Material Contract" shall have the meaning set forth in Section 6.28.1.

         "Material Tangible Personal Property" shall have the meaning set forth in Section 6.14.

         "Monthly Financial Statements" shall have the meaning set forth in
Section 5.6.

         "Multiemployer Plan" shall mean a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA which is, or within the immediately preceding five years was, contributed to by any of the Sellers or an ERISA Affiliate.

         "Occurrence" shall have the meaning set forth in Section 6.36.3.

         "Order" shall mean any decree, order, judgment, writ, award, injunction, rule or consent of or by a Governmental Authority.

         "Owned Real Property" shall have the meaning set forth in Section 6.13.

         "Permitted Encumbrances" shall mean (i) Encumbrances for Taxes on property not yet due and payable or which are being diligently contested in good faith and by appropriate proceedings diligently conducted, and for which any of the Sellers have recorded full and adequate reserves as required by GAAP; (ii) Encumbrances imposed by Law, such as carrier's, warehousemen's and mechanic's liens and other similar liens, which arise in the ordinary course of the Business with respect to obligations not yet due or being diligently contested in good faith by appropriate proceedings and for which any of the Sellers shall have recorded full and adequate reserves as required by GAAP; (iii) Encumbrances arising out of pledges or deposits under workmen's compensation laws, unemployment insurance, old age pensions, or other social security benefits other than any lien imposed by ERISA; (iv) Encumbrances incurred or deposits made in the ordinary course of the Business to secure surety bonds, provided that such Encumbrances shall extend only to cash collateral for such surety bonds; and (iv) Encumbrances, set forth on Schedule 1.

         "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, trust, bank, unincorporated organization or government or any department, agency or political subdivision thereof or other legal entity.

         "Plan" shall have the meaning given in ERISA ss.3(3) (other than a Multiemployer Plan) in respect of which any of the Sellers or any ERISA Affiliate is, or within the immediately preceding five years was, an "employer" as defined in Section 3(5) of ERISA.

         "Prepaid Items" shall have the meaning set forth in Section 2.1.6.

         "Products" shall mean products, technology and services manufactured, sold, licensed, under development or otherwise exploited or provided by any of the Sellers, including replacement parts or components sold by any of the Sellers for other products.

         "Projections" shall have the meaning set forth in Section 6.8.1.

         "Proxy Statement" shall have the meaning set forth in Section 5.14.1.

         "Purchased Contracts" shall have the meaning set forth in Section
2.1.3.

         "Purchased Records" shall have the meaning set forth in Section 2.1.4.

         "Purchaser" shall have the meaning set forth in the Preamble hereto.

         "Purchaser Documents" shall mean all other agreements, instruments, certificates and other documents to be executed and delivered by or on behalf of Purchaser in connection with this Agreement.

         "Purchaser Indemnified Parties" shall have the meaning set forth in
Section 11.1.

         "Real Property" shall have the meaning set forth in Section 2.1.9.

         "Recall" shall have the meaning set forth in 6.36.1.

         "Receivables" shall have the meaning set forth in Section 2.1.2.

         "Refund Claims" shall have the meaning set forth in Section 5.19.

         "Representative" shall mean FIG, as representative of the Sellers under the Sellers Representative Agreement, or any successor representative or representatives appointed under the Sellers Representative Agreement.

         "Restrictive Covenants" shall mean the covenants and agreements of the Sellers contained in Sections 5.17, 5.18 and 12.1.

         "Sandlin" shall mean David E. Sandlin.

         "Sandlin Employment Agreement" shall have the meaning set forth in
Section 9.14.

         "SEC" shall mean the United States Securities and Exchange Commission.

         "SEC Reports" shall have the meaning set forth in Section 6.33.1.

         "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "Sellers" shall have the meaning set forth in the Preamble hereto.

         "Seller Documents" shall mean all other agreements, instruments, certificates and other documents to be executed and delivered by or on behalf of any Seller, David E. Sandlin or John R. Bone in connection with this Agreement.

         "Seller Financial Statements" shall have the meaning set forth in
Section 6.8.1.

         "Sellers' Assumed Indebtedness Schedule" shall have the meaning set forth in Section 3.2.1.

         "Sellers' Incomplete Schedules" shall have the meaning set forth in
Section 13.10.

         "Sellers Indemnified Parties" shall have the meaning set forth in
Section 11.2.

         "Sellers' Knowledge" shall mean the knowledge of any officer of any Seller after reasonable investigation.

         "Sellers Representative Agreement" shall have the meaning set forth in
Section 5.16.

         "Services" shall mean services provided or sold by any of the Sellers in the operation of the Business, or which any of the Sellers is a sub-contractor for, or has sub-contracted to, another Person.

         "Shareholder Meeting" shall have the meaning set forth in Section 5.15.

         "Subsidiary" or "Subsidiaries" shall mean, with respect to any Person, any corporation, partnership, joint venture or other legal entity of which such Person, as the case may be (either alone or together with any other subsidiary), owns, directly or indirectly, stock or other equity interests the holders of which are generally entitled to more than 50% of the vote for the election of the board of directors or other governing body of such corporation or other legal entity.

         "Tangible Personal Property" shall have the meaning set forth in
Section 2.1.1.

         "Taxes" shall have the meaning set forth in Section 2.4.2.

         "Tax Returns" shall mean, collectively, all Federal, state, foreign and local tax reports, returns, information returns and other related documents required to be filed by any relevant taxing authority.

         "Total Purchase Price" shall have the meaning set forth in Section 3.1.

         "Transaction Proposal" shall have the meaning set forth in Section 5.7.

         "Unaudited Interim Financial Statements" shall have the meaning set forth in Section 6.8.1.

         "U.S. Government" shall mean any Governmental Authority of the Federal government of the United States of America.

         "WARN Act" shall mean the Worker Adjustment and Retraining Notification Act.

         "Warranty Claims" shall have the meaning set forth in Section 5.19.

         "Warranty Work" shall have the meaning set forth in Section 5.20.

                                   ARTICLE II

                      ASSETS ACQUIRED; LIABILITIES ASSUMED

         Section 2.1 Purchase and Sale of Assets. Subject to the terms and conditions set forth in this Agreement and in reliance upon the representations and warranties of the Sellers and Purchaser herein set forth, at the Closing, the Sellers shall sell, transfer, convey, assign and deliver to Purchaser, and Purchaser shall purchase from the Sellers, all of each Seller's right, title and interest, as of the Closing Date, in and to the Assets. The Assets shall be conveyed free and clear of all liabilities, obligations and Encumbrances, other than the Assumed Liabilities and Permitted Encumbrances. For purposes of this Agreement, the term "Assets" shall mean all of the goodwill, assets, properties and rights of every nature, kind and description, whether tangible or intangible, real, personal or mixed, wherever located and whether or not carried or reflected on the books and records of the Sellers, which are used in, or which were acquired in connection with, the operation of the Business, excepting only the Excluded Assets and any of the foregoing which relate exclusively to the Excluded Assets. The Assets shall include, but not be limited to, the following:

         2.1.1 all furniture, fixtures, equipment, machinery, aircraft, aircraft engines, aircraft components, electronic warfare equipment, trucks, boats, automobiles, tools, supplies, spare parts, computer hardware, construction in progress and other tangible assets which are owned by any of the Sellers or in which any of the Sellers has an interest or which are used or useful in the operation of the Business or relate to the Assets, including, without limitation, any equipment or other tangible assets subject to a lease between any Seller and any other Seller, and those items described on Schedule 6.14 (the "Tangible Personal Property");

         2.1.2 all accounts, notes, accounts receivable, contract rights, drafts and other forms of claims, demands, instruments, receivables and rights to the payment of money or other forms of consideration, whether for goods sold or leased, services performed or to be performed, or otherwise, which are owned by any of the Sellers or in which any of the Sellers has an interest, together with all guarantees, security agreements and rights and interests securing the same, including, without limitation, that certain note receivable due April 2005 in the original principal amount of $600,000 made by Reliance Aerotech Atlantic, Inc. in favor of FIG (the "Receivables");

         2.1.3 all of the rights and benefits accruing under all Contracts, including all Government Contracts, and all Contracts entered into by any Seller after the date hereof and until the Closing Date in compliance with the terms of this Agreement (the "Purchased Contracts");

         2.1.4 all operating data, files, general records, Customer Lists, employee records, correspondence and other written records of each Seller to the extent relating to the Business or the Assets, wherever located (the "Purchased Records");

         2.1.5 all of the intellectual property rights, marketing rights, proprietary rights and other intangible properties which are owned by any of the Sellers or in which any of the Sellers has an interest or which are used or useful in the operation of the Business or relate to the Assets, including, without limitation, (i) the rights to the corporate names of the Sellers; (ii) trademarks, service marks, trade names, and each registration and application for any of the foregoing; (iii) statutory, common law and registered copyrights, and each registration and application therefor; (iv) patents and associated inventions, industrial models, processes and designs, technical information, know-how and operating, maintenance or other manuals and each registration and application for any of the foregoing; (v) "software" and associated documentation; (vi) trade secrets, including related processes or items of know-how or other technical data; and (vii) those items described on Schedule
6.12 (the "Intangible Personal Property");

         2.1.6 all prepaid and deferred items that relate to the Business or the Assets, including all prepaid rentals and unbilled charges, fees and deposits (the "Prepaid Items");

         2.1.7 all of the goodwill of the Business as a going concern (the "Goodwill");

         2.1.8 all of the Sellers' respective rights to the authorizations, certificates, consents, clearances, approvals, waivers, carrier licenses, exceptions, variances, franchises, permissions, permits, filings, publications, declarations, notices, licenses, rights or other forms of required permission from, of or with any Governmental Authority, which shall include, without limitation, each environmental and operating permit and license that is required for the ownership, use and operation of any facility owned or leased by any of the Sellers, or the conduct by the Sellers of the Business (the "Governmental Approvals");

         2.1.9 all real property owned or leased by any of the Sellers or in which any of the Sellers has any interest or estate (including the right to use), together with all buildings, fixtures, trade fixtures, plant and other improvements located thereon and attached thereto; all of any Seller's rights arising out of ownership or use thereof (including air, water, oil and mineral rights); and all subleases, franchises, licenses, permits, easements and rights-of-way which are appurtenant thereto (the "Real Property");

         2.1.10 all cash and cash equivalents;

         2.1.11 all of the Inventory relating to the Business;

         2.1.12 all rights and claims against third parties arising out of, relating to or in respect of the Business and/or the Assets, including, without limitation, all causes of action, rights of recovery and rights of set-off of any kind, all rights under express or implied warranties from suppliers to any Seller and all other interests in or claims, rebates, refunds or payments from or against vendors; and

         2.1.13 all other properties, tangible or intangible, not otherwise referred to above, which are owned by any of the Sellers or in which any of the Sellers has an interest or which are used or useful in the operation of the Business or relate to the Assets, other than those, if any, which constitute Excluded Assets or relate exclusively to the Excluded Assets.

         Section 2.2 Excluded Assets. Anything to the contrary set forth in
Section 2.1 notwithstanding, the Assets shall exclude: (i) the Total Purchase Price and each Seller's respective rights under this Agreement and the other Purchaser Documents; (ii) any shares of capital stock of FII, FIA, FIS, FAI and FIOF; (iii) the corporate minute books and stock records of FIG, FII, FIA, FIS, FAI and FIOF; and (iv) the assets described on Schedule 2.2 (collectively "Excluded Assets").

         Section 2.3 Assumed Liabilities. Pursuant to an Assignment and Assumption Agreement, substantially in the form attached hereto as Exhibit B, and as further consideration for the purchase and sale of the Assets, Purchaser shall, from and after the Closing Date, assume, perform, discharge and pay when due those obligations and liabilities of the Sellers relating to the Business which are specifically set forth in this Section 2.3, but only to the extent specifically set forth in this Section 2.3 and subject to any contrary provisions which may be contained in Section 2.4:

         2.3.1 the obligations of the Sellers for Indebtedness reflected on the Sellers' Assumed Indebtedness Schedule and included in the calculation of the Adjustment Amount in an amount not to exceed the outstanding principal amount reflected on the Sellers' Assumed Indebtedness Schedule, together with interest accruing thereon from and after the Closing, but not to the extent arising out of any breach or default thereof prior to the Closing;

         2.3.2 all unpaid or unperformed obligations or liabilities of each Seller under the Purchased Contracts assigned to Purchaser hereunder arising from and after the Closing, but not to the extent arising out of any breach or default thereof or other activities prior to the Closing;

         2.3.3 all unpaid or unperformed obligations or liabilities of each Seller under the Governmental Approvals assigned to Purchaser hereunder arising from and after the Closing, but not to the extent arising out of any breach or default thereof or other activities prior to the Closing;

         2.3.4 all trade payables of the Sellers to third-parties who are not Affiliates of any Seller or Associates of any Seller and that were incurred in the ordinary course of the Business, consistent with past practice, or that are listed on Schedule 2.3.4;

         The items listed above in Sections 2.3.1 through 2.3.4 are collectively referred to as the "Assumed Liabilities".

         Section 2.4 Excluded Liabilities. Except to the extent expressly assumed by Purchaser pursuant to Section 2.3, Purchaser shall not assume or be liable for any liabilities or obligations of any Seller, whether the same are direct or indirect, fixed, contingent or otherwise, known or unknown, whether existing on the Closing Date or arising thereafter as a result of any act, omission or circumstance taking place prior to the Closing. The liabilities not specifically assumed by Purchaser pursuant to Section 2.3 hereof shall be referred to herein collectively as the "Excluded Liabilities." Excluded Liabilities shall include, but not be limited to, the following:

         2.4.1 the obligations and liabilities of each Seller arising under this Agreement;

         2.4.2 the obligations of each Seller for any and all taxes imposed by any Federal, state, or local, or any foreign taxing authority, including, without limitation, all income, gross receipts, sales, capital gains, windfall profits, severance, stamp, use, personal property, use and occupancy, business occupation, mercantile, ad valorem, value added, transfer, license, withholding, payroll, employment, excise, real estate, environmental, capital stock, franchise, alternative or add-on, minimum, estimated or other tax or customs duty of any kind whatsoever (including interest, penalties and additions to tax or additional amounts relating to Taxes thereto) (collectively, "Taxes") arising from the operations of any Seller or the Business prior to Closing. For purposes of this definition, any interest, penalties, additions to tax or additional amounts that relate to Taxes for any period, or a portion of any period, ended on or before the Closing Date shall include any interest, penalties, additions to tax or additional amounts relating to Taxes for such periods, regardless of whether such items are incurred, accrued, assessed or similarly charged on, before or after the Closing Date;

         2.4.3 the obligations of any Seller for Taxes imposed by any Governmental Authority on or arising out of the sale or transfer of the Assets pursuant to this Agreement;

         2.4.4 the obligations of any Seller for fees or expenses incurred in connection with the negotiation, preparation or approval of this Agreement and/or the sale of the Assets pursuant hereto, including, without limitation, the fees and expenses of counsel, independent auditors, brokers, bankers, investment bankers and other advisers, except as otherwise expressly provided herein;

         2.4.5 all liabilities or obligations of any nature to any past or present shareholder of any Seller or other Affiliate or Associate of any Seller or any severance, "parachute" or similar payment to any officer, director, employee or consultant of any Seller arising by virtue of the transactions contemplated by this Agreement;

         2.4.6 all liabilities arising from the ownership and operation of the Business prior to the Closing, including, without limitation, all liabilities in respect of Indebtedness, unless such Indebtedness is reflected on the Sellers' Assumed Indebtedness Schedule and included in the calculation of the Adjustment Amount;

         2.4.7 all unpaid or unperformed wages, salaries, payroll taxes, sick pay, fringe benefits and other employee benefits of any employees of the Sellers;

         2.4.8 all liabilities arising from the operation of any successor liability Laws, including, without limitation, "bulk sales" statutes, to the extent that non-compliance therewith or the failure to obtain necessary clearances would subject Purchaser or the Assets to the claims of any creditors of any Seller, or would subject any of the Assets to any Encumbrances or other restrictions;

         2.4.9 all liabilities or obligations of any Seller not related to the operation of the Business;

         2.4.10 all liabilities or obligations of each Seller which pertain solely to the Excluded Assets;

         2.4.11 all liabilities or obligations of any Seller in respect of litigation of any kind or nature arising as a result of any act, omission or circumstance taking place prior to the Closing, including, without limitation, any adverse claim, dispute, governmental investigation, suit, action (including, without limitation, nonjudicial real or personal property foreclosure actions), arbitration, legal, administrative or other proceeding of any nature, domestic or foreign, criminal or civil, at law or in equity, by or against or otherwise affecting any Seller, the Business or the Assets, including, without limitation, all Liabilities and Costs and other obligations arising in connection with the litigation set forth on Schedule 6.19;

         2.4.12 all liabilities or obligations of any Seller arising in connection with the adoption, maintenance or termination of any Plan, including, without limitation, any Plan listed on Schedule 6.21; and

         2.4.13 all liabilities or obligations of any Seller relating to the accrual of employee bonuses or other compensation, or compensation payable as a result of the transactions contemplated by this Agreement.

         Section 2.5 Contested Obligations. Nothing contained in this Agreement shall require Purchaser to pay or discharge any debts, obligations or liabilities expressly assumed hereby so long as Purchaser shall in good faith contest the amount or validity thereof.

                                  ARTICLE III

                        PURCHASE PRICE AND PAYMENT TERMS

         Section 3.1 Purchase of the Asset by Purchaser; Total Purchase Price. Subject to the terms and conditions of this Agreement, Purchaser shall purchase the Assets and assume the Assumed Liabilities from the Sellers and pay to the Representative, on behalf of the Sellers, the Total Purchase Price. The "Total Purchase Price" shall consist of $6,500,000 (the "Base Purchase Price"), minus the Adjustment Amount, if any.

         Section 3.2 Payment of Purchase Price.

         3.2.1 On the Closing Date, the Sellers shall prepare and deliver to Purchaser a schedule in the form attached hereto as Exhibit C listing the amount and detailing each category of Assumed Indebtedness as of the Closing Date (the "Sellers' Assumed Indebtedness Schedule"). The Sellers' Assumed Indebtedness Schedule will be prepared and certified by the Chief Executive Officer and the Chief Financial Officer of each Seller and Maritime and by the shareholders of Maritime.

         3.2.2 At the Closing, Purchaser shall deliver:

         (a) to the Representative, on behalf of the Sellers, the Base Purchase Price, minus the Adjustment Amount, if any, and minus the Initial Escrow Amount, by wire transfer of immediately available funds in the City of New York to an account specified by the Representative not later than 5 days prior to the Closing Date; and

         (b) to the Escrow Agent, the Initial Escrow Amount to be held by the Escrow Agent pursuant to the Escrow Agreement by wire transfer of immediately available funds in the City of New York to an account specified by the Escrow Agent.

         Section 3.3 Escrow Agreement; Initial Escrow Amount. Purchaser shall deposit the Initial Escrow Amount in escrow with the Escrow Agent for the purpose of satisfying any liabilities of the Sellers to the Purchaser Indemnified Parties pursuant to Article XI whereby the Sellers have agreed to indemnify the Purchaser Indemnified Parties against certain Losses. The Purchaser Indemnified Parties shall be entitled to disbursements from the Escrow Fund in respect of their Indemnifiable Claims in accordance with the procedures set forth in the Escrow Agreement. The Initial Escrow Amount, less the aggregate amount of all pending and resolved Indemnifiable Claims of the Purchaser Indemnified Parties, shall be paid to the Representative, on behalf of the Sellers, by the Escrow Agent on the business day following the nine-month anniversary of the Closing Date, in accordance with the provisions of the Escrow Agreement. The remaining portion of the Escrow Fund shall be disbursed by the Escrow Agent in accordance with the provisions of the Escrow Agreement.

         Section 3.4 Transfer Taxes. All Taxes and other governmental charges (including, without limitation, charges for or in connection with the recording of any instrument or document as provided in this Agreement) payable in connection with the transfer of the Assets or the assumption of Assumed Liabilities, as contemplated by this Agreement, shall be paid by the Sellers.

         Section 3.5 Allocation of Purchase Price. It is understood that the total consideration to be received by the Sellers for the transfer of the Assets to Purchaser and the Restrictive Covenants shall be the Total Purchase Price, plus Purchaser's assumption of the Assumed Liabilities. Such total consideration, including the Total Purchase Price, shall be reported on IRS Form 8594 as allocated on Schedule 3.5. Each party hereto further agrees that said party shall not file any Tax Return (or treat any item or items thereon) nor make any other statement or submission to the IRS, any comparable state agency, or any other Governmental Authority, which Tax Return, item, statement or submission is inconsistent in whole or in part with the foregoing allocation.

                                   ARTICLE IV

                                   THE CLOSING

         Section 4.1 Closing Date. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Winston & Strawn, 200 Park Avenue, New York, New York, as soon as practicable, but in no event later than 5 business days, after the satisfaction or waiver of the conditions set forth in Articles IX and X (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions), or at such other time and place as the Purchaser and the Sellers may agree. The date of the Closing is herein referred to as the "Closing Date."

         Section 4.2 Relinquishment of Control. At the Closing, the Sellers shall turn over actual possession and control of all of their respective Assets to Purchaser by taking such action that may be required or reasonably requested by Purchaser to effect such transfer of possession and control.

         Section 4.3 Closing Date Deliveries. At the Closing, Purchaser and the Sellers shall deliver or cause to be delivered to each other the deliveries required by Articles IX and X hereof.

         Section 4.4 Further Assurances. Subject to the terms and conditions herein provided, each of the parties agrees to use its Best Efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper, or advisable under applicable Law to consummate and make effective the transactions contemplated by this Agreement, including using its Best Efforts to defend any lawsuits or other legal proceedings, whether judicial or administrative, whether brought derivatively or on behalf of third parties (including any Governmental Authority), challenging this Agreement. In addition, each Seller shall provide such information and assistance as Purchaser shall reasonably request or require in connection with the financing of the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, each Seller shall use its Best Efforts to cause its accountants, attorneys, advisors, employees and other representatives to cooperate with Purchaser in order to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, by executing and delivering any bill of sales or other documents or applications required by the Federal Aviation Administration. In case at any time after the Closing Date any further action is reasonably necessary or desirable to carry out the purposes of this Agreement, including obtaining any Government Contract Novations, the proper officers and directors of the Sellers and Purchaser shall take all such necessary action.

         Section 4.5 Financing. Purchaser shall use its Best Efforts to obtain the financing necessary to permit Purchaser to consummate the transactions contemplated by this Agreement.

                                   ARTICLE V

                                CERTAIN COVENANTS

         Section 5.1 Access to Books and Records and Personnel. Upon reasonable prior notice during normal business hours, the Sellers shall at all times prior to the Closing Date make the facilities, books, accounts, Inventory, equipment, records (financial and other), technical information and data, Customer Lists, Contracts and such other documents and information regarding the Business available for examination, audit and inspection, including access for the purposes of conducting accounting and environmental audits, by Purchaser and its officers, employees, financial advisors, financing sources, consultants, accountants, attorneys and authorized representatives. The Sellers shall furnish Purchaser as promptly as practicable with such documents or copies thereof, and other information concerning the Business, including, without limitation, all pertinent financial and operating data or other periodic financial information, a complete list of all aircraft, identifying each by manufacturer, model, year, airframe serial number, FAA tail or N-Number, engine manufacturer and serial number and propeller serial number, if applicable, and such other required information requested by Purchaser regarding aircraft owned or operated by any Seller, and any additional related information as Purchaser shall, from time to time, reasonably request. In addition, the Sellers shall give Purchaser and its representatives access at mutually agreed upon times and places to such officers, managers, employees, accountants, advisors and other non-legal representatives of the Sellers as Purchaser shall reasonably request. No investigation by Purchaser shall, however, diminish or obviate in any way, or affect Purchaser's right to rely upon, any of the representations, warranties, covenants or agreements of the Sellers contained in this Agreement or any of the other Seller Documents.

         Section 5.2 Post-Closing Access. It is recognized that the Sellers may need tax, financial or other data after the Closing Date with respect to the Assets or the Business (or any combination thereof) covering the fiscal periods prior to the Closing Date for the purpose of preparing Tax Returns for such periods. Purchaser will render reasonable cooperation and will afford reasonable access during normal business hours to all books, records, data and personnel concerning the Assets and the Business with respect to periods prior to and including the Closing Date to the Sellers and their auditors, accountants, counsel or other authorized representatives for such purpose.

         Section 5.3 Notice of Certain Events. On or prior to the Closing Date, each Seller shall promptly notify Purchaser in writing upon any such Seller becoming aware of the occurrence of any of the following:

         5.3.1 the commencement of any proceeding or litigation at law or in equity or before any Governmental Authority involving any Seller or the Business;

         5.3.2 a violation by any Seller (or notice of potential violation) of any Environmental Law or other Law that could have an adverse effect on the Business or the Assets or that could impair the ability of Purchaser or the Sellers to consummate the transactions contemplated by this Agreement;

         5.3.3 the commencement or threat of any actions, suits, claims, investigations or proceedings against, relating to or involving or otherwise affecting any party hereto involving at least $50,000;

         5.3.4 any fact or circumstance which would make any representation or warranty set forth herein untrue or inaccurate in any material respect as of the Closing Date or as of the date of this Agreement;

         5.3.5 any condition set forth in this Agreement to be unsatisfied as of the Closing Date;

         5.3.6 any Transaction Proposal, including, without limitation, the terms proposed and the identity of the offeror;

         5.3.7 material damage to any of the Assets in an amount in excess of $50,000;

         5.3.8 any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

         5.3.9 any occurrence, event or circumstance affecting or relating to the Assets or the Business that is outside the ordinary course of the Business and that involves at least $50,000; or

         5.3.10 any event which has had or might reasonably be expected to have a Material Adverse Effect or which if known as of the date hereof would have been required to be disclosed to Purchaser;

provided, however, that no such notification shall affect the representations or warranties of any party or the conditions to any party's obligations hereunder.

         Section 5.4 Conduct of Business by the Sellers. Between the date of this Agreement and the Closing Date, the Sellers shall cause the Business to be operated only in the ordinary course and consistent with past practice. The Sellers will use their respective Best Efforts to (i) preserve intact the Business and the business organization of each Seller, (ii) maintain in effect all material licenses, permits, and approvals of Governmental Authorities which are necessary for the conduct of the Business, (iii) maintain, preserve and keep the Assets in good condition and repair, normal wear and tear excepted, (iv) keep available the services of the Sellers' present management and workforce, and (v) maintain good business relationships with lenders, suppliers, customers, lessors and others having business dealings with any of the Sellers. Except as otherwise contemplated by or permitted by this Agreement, or as otherwise consented to or approved by Purchaser in writing, which consent shall not be unreasonably withheld, each Seller shall not:

         5.4.1 amend its Articles of Incorporation, Bylaws or other organizational documents or take any corporate or other action if any such amendment or action would have an adverse effect on the ability of any of the Sellers to consummate the transactions contemplated by this Agreement or otherwise adversely affect the Business or the value, utility or transferability of the Assets;

         5.4.2 purchase, redeem or agree to purchase or redeem any shares of its capital stock, options, warrants or rights to purchase shares of capital stock or securities of any kind convertible or exchangeable for shares of capital stock;

         5.4.3 except as set forth on Schedule 5.4, increase the compensation or rate of compensation payable or to become payable to any of the present or former employees, directors, consultants or officers of any Seller, nor make any increase in compensation or rate of compensation or benefits payable or to become payable to employees, directors, consultants or officers of any Seller who are parties to separation, severance, or employment agreements with any Seller, nor enter into any separation, severance, "change in control" or similar agreements with any of its present or former employees, officers, consultants or directors, nor enter into any written or oral employment agreement;

         5.4.4 except as set forth on Schedule 5.4, set aside or pay to any present or former officer, director, consultant or employee of any Seller any bonus, profit-sharing, severance, retirement, insurance, death, fringe benefit, or other extraordinary compensation, nor adopt, amend, fund or commit itself to fund any employee benefit plan or account related to any Plan with or for the benefit of any of the present or former employees, consultants, directors or officers of any Seller;

         5.4.5 acquire any business entity or all or substantially all of the assets of a business entity or make any other investment outside the ordinary course of the Business;

         5.4.6 except as set forth on Schedule 5.4, make any capital expenditures, the aggregate amount of which are in excess of $50,000, other than
(i) emergency repairs, and (ii) those scheduled in the Sellers' capital expenditure budget for 2002, a copy of which has been provided to Purchaser;

         5.4.7 other than trade payables incurred in the ordinary course of the Business, create or incur any Indebtedness or other Liabilities and Costs (absolute or contingent) in excess of $50,000 in the aggregate;

         5.4.8 make any loan, advance, guaranty or other extension of credit to any Person or enter into any commitment to make any loan, advance, guaranty or other extension or credit, other than to any Seller and other than in the ordinary course of the Business pursuant to existing credit facilities, or enter into any other transaction with any Affiliate or Associate of any Seller or any employee of any Seller (other than any such transaction between one or more of the Sellers);

         5.4.9 create or incur any Encumbrance or fail to take action to discharge any involuntary Encumbrance, against or in respect of any Assets which have a value, individually or collectively, in excess of $50,000, except for Permitted Encumbrances;

         5.4.10 amend, terminate, fail to renew or renegotiate any Material Contract in any manner adverse to any Seller or default (or take or omit to take any action that, with or without the giving of notice or passage of time or both, would constitute a default) in any of its obligations under any Material Contract or enter into any new Material Contract or take any action that would jeopardize the continuance of its lender, supplier or customer relationships;

         5.4.11 pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) in excess of $50,000, other than the payment, discharge or satisfaction, in the ordinary course consistent with past practices of the Business or in accordance with their terms, of liabilities reflected or reserved against in the Interim Balance Sheet, or incurred since January 31, 2002 in the ordinary course of the Business consistent with past practices of the Business and in accordance with the Seller's representations, warranties and covenants contained in this Agreement;

         5.4.12 directly or indirectly terminate or reduce or commit to terminate or reduce any bank line of credit or other extension of credit or the availability of any funds thereunder or under any other agreement or understanding, other than through the use thereof in the ordinary course of the Business or as expressly permitted by this Agreement;

         5.4.13 institute, settle, or agree to settle any claims, actions, or proceedings involving an expenditure in excess of $50,000 in the aggregate, or involving any contingent or non-monetary obligation having value in excess of $50,000 in the aggregate, before any court or other Governmental Authority;

         5.4.14 dispose of or permit to lapse any rights to the use of any Intangible Personal Property utilized in the Business or disclose any Intangible Personal Property utilized in the Business that is not a matter of public knowledge;

         5.4.15 fail to maintain such liability, casualty, property, loss, and other insurance coverage upon the Assets and Products and Services relating to the Business and with respect to the conduct of the Business, on such terms, in such amounts, and with such insurance carriers and to such extent and covering such risks as are maintained on the date hereof;

         5.4.16 dispose of any Assets other than the Excluded Assets, except for dispositions of obsolete or unused property and the sale of Inventory in the ordinary course of the Business consistent with past practice;

         5.4.17 compromise or otherwise settle any claims relating to, or adjust any assertion or claim of a deficiency in, Taxes (or interest thereon or penalties in connection therewith), or file any appeal from an asserted deficiency, except in a form previously approved by Purchaser in writing, or file or amend any Tax Return, in any case before furnishing a copy to Purchaser and affording Purchaser an opportunity to consult with respect thereto;

         5.4.18 make any Tax election or make any change in any method or period of accounting or in any accounting policy, practice or procedure;

         5.4.19 introduce any new method of management or operation;

         5.4.20 terminate or fail to renew or preserve any Governmental
Approvals;

         5.4.21 fail to use its Best Efforts to collect Receivables and pay accounts payable in the ordinary course consistent with past practices of the Business;

         5.4.22 declare, issue, make or pay any dividend or other distribution of assets, whether consisting of money, other personal property, real property or other thing of value, to its shareholders (other than dividends or distributions solely to any of the Sellers);

         5.4.23 deviate from past practice in the ordinary course of the Business with respect to maintenance of Inventory;

         5.4.24 fail to comply, in all material respects, with all applicable Laws and Orders, including, without limitation, all Governmental Approvals;

         5.4.25 make extraordinary payments to any Person;

         5.4.26 except as set forth on Schedule 5.4, enter into any transaction with any Affiliate or Associate of any Seller;

         5.4.27 take any action required to be disclosed in Section 5.3; or

         5.4.28 authorize any of, or commit or agree to take any of, the foregoing actions.

In addition to the foregoing, none of the Sellers shall take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of the Sellers set forth in this Agreement becoming untrue or (ii) any of the conditions to the consummation of the transactions contemplated by and set forth in this Agreement not being satisfied.

         Section 5.5 Regulatory Matters. Each of the Sellers and Purchaser will make, or cause to be made, all other necessary governmental and regulatory filings, as soon as practicable after the date hereof, in order to facilitate prompt consummation of the transactions contemplated by this Agreement. In addition, each of the Sellers and Purchaser will use its respective Best Efforts, and will cooperate fully with each other (i) to comply as promptly as practicable with all governmental requirements applicable to the transactions contemplated by this Agreement and (ii) to obtain as promptly as practicable all necessary Governmental Approvals and consents of all third parties necessary for the consummation of the transactions contemplated by this Agreement. Each of the Sellers and Purchaser shall use its respective Best Efforts to provide such information and communications to Governmental Authorities as such Governmental Authorities may request.

         Section 5.6 Updated Financial Information. From the date hereof until the Closing Date (or the earlier termination of this Agreement), as soon as internally available and in any event within 25 days after the end of each calendar month, FIG shall deliver to Purchaser complete copies of monthly consolidated financial statements of the Sellers (including a balance sheet, statement of income and statement of cash flows) ("Monthly Financial Statements") for the preceding month. Each of the Sellers represents and covenants that, except for normal interim and year-end audit adjustments, the Monthly Financial Statements referred to in the preceding sentence shall be prepared in accordance with GAAP consistently applied (except for changes required by GAAP), and shall fairly present in all material respects the consolidated financial condition and results of operations of the Sellers and the Business as of the dates indicated and for the periods then ended.

         Section 5.7 Transaction Proposals. From the date hereof until the Closing Date (or the earlier termination of this Agreement), none of the Sellers shall authorize or permit its officers, directors, consultants, employees, shareholders, Affiliates, investment bankers, attorneys, advisors, auditors, representatives or agents to, directly or indirectly, (i) solicit, initiate or encourage the submission of inquiries, proposals or offers from any Person or group of Persons relating to any acquisition or purchase of any assets of, or any equity interest in, any of the Sellers, or any tender or exchange offer, merger, consolidation, business combination, recapitalization, restructuring, spin-off, liquidation, dissolution or similar transaction involving, directly or indirectly, any of the Sellers, or any of their respective assets, other than transactions contemplated by this Agreement (each a "Transaction Proposal"),
(ii) participate in any discussions or negotiations regarding any Transaction Proposal or furnish information about any of the Sellers to any Person except to
(x) lenders and other parties to agreements with any of the Sellers (for the specific purpose set forth in such agreements, which in no event shall include a Transaction Proposal) and (y) Purchaser or its representatives, (iii) otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to make or enter into a Transaction Proposal, or (iv) accept, approve or authorize, or enter into any agreement concerning any Transaction Proposal or dispose of any equity interest in any of the Sellers. The Sellers shall, as applicable, use their respective Best Efforts to cause their respective shareholders, Affiliates, agents, officers, directors, investment bankers, advisors, representatives and Affiliates to abide by the terms of this Section 5.7. In the event that any of the Sellers receives or becomes aware of any Transaction Proposal, it shall promptly notify Purchaser in writing of such communication and keep Purchaser informed of any subsequent developments in connection therewith.

         Section 5.8 Customers and Suppliers. Each Seller shall, promptly following the request thereof by Purchaser, seek and use its Best Efforts to arrange such meetings and telephone conferences with all material customers and suppliers of such Seller as may be necessary and appropriate for Purchaser to conduct a comprehensive review of such Seller's relations with its customers and suppliers.

         Section 5.9 Arrangements with Employees. From the date hereof until the Closing Date, the Sellers shall use their respective Best Efforts to retain key employees of the Business and permit Purchaser to approach and negotiate with any or all employees of the Sellers, including, without limitation, managerial personnel, in an effort to persuade them to continue in the employ of the Sellers pending the Closing and thereafter to become employees of Purchaser following the Closing, to the extent so requested by Purchaser. The Sellers shall use their respective Best Efforts to assist Purchaser in such negotiations. Notwithstanding the foregoing, Purchaser shall not assume or be liable or responsible for any liabilities or obligations (i) arising under the WARN Act (or any similar Federal, state or local Law), if any, in connection with the termination of employees by any Seller so long as Purchaser provides the Sellers with written notice of its intent to terminate such employees at least 70 days prior to the Closing, (ii) arising out of or resulting from layoffs of any Seller's employees prior to the Closing and/or upon the consummation of the transactions contemplated by this Agreement, and (iii) associated with the termination and severance of all employees of the Sellers other than employees of the Sellers immediately prior to the Closing employed by Purchaser following the Closing Date, including any obligation imposed on the Sellers or Purchaser to provide such employees with continued health, disability or life insurance or other benefits (whether covered by insurance or not).

         Section 5.10 Purchaser's Governmental Approvals. From and after the date hereof, Purchaser and the Sellers shall cooperate and use their respective Best Efforts to enable Purchaser to obtain all (and will promptly prepare all registrations, filings and applications, requests and notices preliminary to all) Governmental Approvals (including all non-assignable Governmental Approvals) from the relevant Governmental Authorities needed by Purchaser to own the Assets and operate the Business after the Closing Date or to consummate the transactions contemplated by this Agreement. Each party shall bear its own costs and expenses incurred in connection with the compliance of its obligations under this Section 5.10.

         Section 5.11 Transfer of Purchased Contracts; Third Party Consents. To the extent that any consent, approval or waiver of a third party with respect to any Purchased Contract, license, permit or certificate is required in connection with the transactions contemplated by this Agreement, the Sellers shall use their respective Best Efforts to obtain such consent, approval or waiver prior to the Closing Date and in the event that any such consent, approval or waiver is not obtained (but without limitation of Purchaser's rights under Section 9.4), the Sellers shall cooperate with Purchaser to ensure that Purchaser obtains the benefits of each such Purchased Contract, license, permit or certificate. All costs, transfer fees and other expenses incurred by the parties in the process of obtaining such consents, approvals or waivers, whether incurred before or after the Closing Date, shall be borne by the Sellers.

         Section 5.12 Provisions Respecting Government Contracts.

         5.12.1 This Section 5.12 sets forth the procedures that the parties will use with respect to the assignment of all Government Contracts and any claim, right or benefit arising thereunder or resulting therefrom.

         5.12.2 With respect to any Government Contract or any claim, right and benefit arising thereunder or resulting therefrom, each of the Sellers and Purchaser will use its Best Efforts to obtain the written consent of the other parties to such Government Contract for the assignment or novation thereof to Purchaser, or written confirmation from such parties reasonably satisfactory in form and substance to Purchaser that such consent is not required. As soon as practicable following the date hereof, with respect to each Government Contract, the Seller party thereto shall submit to the other parties thereto documentation reasonably satisfactory in form and substance to Purchaser and such Seller shall seek the written waiver or approval of the other contracting party or parties thereto to the transfer and assignment of all of such Seller's claims, rights, benefits and liabilities thereunder to Purchaser at the Closing. In this regard, each Seller and Purchaser shall take all actions required or customary under the applicable Federal Acquisition Regulations (as supplemented by any individual agency regulation) and each Seller shall continue to participate fully in, and cooperate fully with, such efforts following the Closing Date.

         5.12.3 If such novation, consent, waiver or confirmation is not obtained with respect to any such Government Contract, each of the Sellers and Purchaser will cooperate in an arrangement reasonably satisfactory to Purchaser and the Sellers under which Purchaser would obtain, to the extent practicable, the claims, rights and benefits and assume the corresponding obligations thereunder in accordance with this Agreement, including subcontracting, sublicensing or subleasing to Purchaser, or under which the Sellers would enforce for the benefit of Purchaser, with Purchaser assuming and indemnifying Sellers with respect to the Sellers' obligations, any and all claims, rights and benefits of the Sellers against a third party thereto. Each Seller will promptly pay to Purchaser when received all monies received by such Seller in connection with any such arrangement.

         5.12.4 No instrument that any Governmental Authority requires any Seller or Purchaser to execute in connection with any novation or assignment contemplated by this Section 5.12 (including, without limitation, a novation agreement as contemplated by Federal Acquisition Regulation 48 C.F.R. Section 42.1204) shall alter the provisions of this Agreement concerning the allocation of assets and liabilities between Purchaser and the Sellers. As to any liability allocated by the provisions of this Agreement to any Seller, the Sellers shall, jointly and severally, indemnify Purchaser against, and hold Purchaser harmless from, any claims by any Governmental Authority against Purchaser for satisfaction of such liabilities pursuant to any such novation instrument. As to any liability allocated by the provisions of this Agreement to Purchaser, Purchaser shall indemnify each Seller against, and hold each Seller harmless from, any claims by any Governmental Authority against such Seller for satisfaction of such liabilities pursuant to such novation instrument.

         Section 5.13 COBRA. To the extent required by Law, each Seller shall have the responsibility for providing health care continuation coverage to any of its employees terminated on or before the Closing Date, any of its employees who decline offers of employment by Purchaser following the Closing and to former employees presently receiving continuation coverage. If any Seller ceases to maintain any group health plan it shall reimburse Purchaser for costs incurred by Purchaser in providing continuation coverage to persons described in the preceding sentence.

         Section 5.14 Preparation of the Proxy Statement.

         5.14.1 As soon as reasonably practicable following the date of this Agreement (and, in any event, no later than five (5) business days after the date hereof), FIG shall prepare a proxy statement relating to a special meeting of FIG's shareholders to be held in connection with this Agreement and related transactions (together with any amendments thereof or supplements thereto, in each case in the form or forms mailed to the FIG's shareholders, the "Proxy Statement") and, following approval by Purchaser, which shall not be unreasonably conditioned, withheld or delayed, shall file the Proxy Statement with the SEC. The Proxy Statement shall include a recommendation of the Board of Directors of FIG (the "FIG Board Recommendation") that its shareholders vote in favor of this Agreement and the transactions contemplated hereby. FIG shall use its Best Efforts to have the Proxy Statement cleared by the SEC as promptly as practicable after such filing. FIG shall use its Best Efforts to cause the Proxy Statement to be mailed to FIG's shareholders as promptly as practicable (and, in any event, within seven (7) business days) after the Proxy Statement is cleared by the SEC.

         5.14.2 If at any time prior to the consummation of the transactions contemplated by this Agreement any event shall occur that is required by Law to be set forth in an amendment of or a supplement to the Proxy Statement, FIG shall prepare and file with the SEC such amendment or supplement as soon thereafter as is reasonably practicable. Purchaser and FIG shall cooperate with each other in the preparation of the Proxy Statement, and FIG shall notify Purchaser of the receipt of any comments of the SEC with respect to the Proxy Statement and of any requests by the SEC for any amendment or supplement thereto or for additional requests by the SEC for any amendment or supplement thereto or for additional information, and shall provide to Purchaser promptly copies of all correspondence between FIG or any representative of FIG and the SEC with respect to the Proxy Statement. FIG shall give Purchaser and its counsel the opportunity to review the Proxy Statement and all responses to requests for additional information by, and replies to comments of, the SEC before their being filed with, or sent to, the SEC. Each of FIG and Purchaser shall use its Best Efforts after consultation with the other parties hereto, to respond promptly to all such comments of and requests by the SEC.

         Section 5.15 Shareholder Meeting. Unless an Order has been entered preventing it from doing so, FIG shall, through its board of directors, take all action necessary, in accordance with and subject to the Georgia Business Corporation Code and its Amended and Restated Articles of Incorporation and Bylaws, to convene a special meeting of its shareholders not earlier than ten
(10) calendar days after the date the Proxy Statement is first mailed to shareholders, but in no event later than fifty (50) calendar days after the Proxy Statement is first mailed to shareholders, to consider and vote upon the adoption and approval of this Agreement and the transactions contemplated hereby (such special shareholder meeting, the "Shareholder Meeting"). FIG shall include in the Proxy Statement the FIG Board Recommendation.

         Section 5.16 Sellers Representative Agreement. Each Seller has executed the Sellers Representative Agreement, substantially in the form of Exhibit D (the "Sellers Representative Agreement"), irrevocably appointing the Representative to act on its behalf in connection with the transactions contemplated by this Agreement, including, without limitation, the execution and delivery of all bills of sale, tax certifications and other certificates and documents to be delivered to Purchaser in connection herewith, and a fully-executed copy of such Sellers Representative Agreement has been delivered to Purchaser. Each Seller shall indemnify and hold harmless each other Seller, the Representative and Purchaser for any actions taken by such Seller that are in violation of or inconsistent with the terms of the Sellers Representative Agreement.

         Section 5.17 Noncompetition.

         5.17.1 Restrictions on Competitive Activities. Each Seller, on behalf of itself and its Affiliates (including its officers and members of its board of directors, but excluding Richard Dunleavy and C. Lofton Fouts, Jr.), agrees that after the Closing Purchaser shall be entitled to the goodwill and going concern value of the Business. For these and other reasons and as an inducement to Purchaser to enter into this Agreement, each Seller agrees that for a period of three years after the date hereof neither such Seller nor any of its Affiliates will, directly or indirectly, for its own benefit or as agent for another, carry on or participate in the ownership, management or control of, or the financing of, or be employed by, or consult for or otherwise render services to, or allow its name or reputation to be used in or by any other present or future business enterprise that competes with Purchaser, anywhere in the world, in the performance of services for the United States Department of Defense or other government agencies or that otherwise competes with the Products or Services of the Business as of the Closing Date in each state of the United States and in each foreign jurisdiction in which the Business is conducted or the Products or Services are sold as of the Closing Date. With respect to an Affiliate of any Seller, the restrictions set forth above may be expanded, limited, qualified or otherwise modified in any employment agreement, non-competition agreement or any other agreement entered into by such Affiliate and Purchaser or its Affiliates. With respect to an Affiliate of any Seller, in the event of a conflict between the non-competition provisions contained in any such other agreement and this Agreement, the terms of such other agreement shall control.

         5.17.2 Exceptions. Nothing contained herein shall limit the right of a Seller (or any of its Affiliates) as an investor to hold and make investments in securities of any corporation or other Person that is registered on a national securities exchange or admitted to trading privileges thereon or actively traded on the National Association of Securities Dealers Automated Quotation System or in a generally recognized over-the-counter market, provided that the equity interest therein held by such Seller and its Affiliates does not exceed in the aggregate 5% of the outstanding shares or interests in such corporation or other Person.

         5.17.3 Restrictions on Interference with Employees, Customers and Suppliers. To protect Purchaser against any efforts by any Seller to cause its
(i) employees to terminate their employment with Purchaser, each Seller agrees that for a period of three years following the Closing Date, such Seller and its Affiliates will not directly or indirectly (a) induce any employees of the Business to leave Purchaser's employ or to accept any other employment or position, or (b) assist any other entity in hiring any such employee, (ii) customers to terminate their relationship with Purchaser, each Seller agrees that for a period of three years following the Closing Date, such Seller and its Affiliates will not directly or indirectly (a) induce any customers of the Business to cease doing business with Purchaser, or (b) assist any other entity in selling to such customers, and (iii) suppliers to terminate their relationship with Purchaser, each Seller agrees that for a period of three years following the Closing Date, such Seller and its Affiliates will not directly or indirectly (a) induce any suppliers of the Business to stop supplying Purchaser, or (b) assist any other entity in using such suppliers. With respect to an Affiliate of any Seller, the restrictions set forth above may be expanded, limited, qualified or otherwise modified in any employment agreement, non-competition agreement or any other agreement entered into by such Affiliate and Purchaser or its Affiliates. With respect to an Affiliate of any Seller, in the event of a conflict between the non-interference provisions contained in any such other agreement and this Agreement, the terms of such other agreement shall control.

         5.17.4 Special Remedies and Enforcement. The Sellers recognize and agree that a breach by any of them of any of the covenants set forth in Sections 5.17.1, 5.17.2 and 5.17.3 could cause irreparable harm to Purchaser, that remedies at law in the event of such breach would be inadequate, and that, accordingly, in the event of any such breach a restraining order or injunction or both may be issued against them, in addition to any other rights and remedies which are available. If any provision of Sections 5.17.1, 5.17.2 or 5.17.3 is more restrictive than permitted by the Laws of the jurisdiction in which enforcement thereof is sought, such provision shall be limited to the extent required to permit enforcement under such Laws. Without limiting the generality of the foregoing, the parties intend that the covenants contained in Sections 5.17.1, 5.17.2 and 5.17.3 shall be construed as a series of separate covenants, one for each state or jurisdiction referred to therein. Except for geographic coverage, each such separate covenant shall be deemed identical in terms. If, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants deemed included in this Section 5.17, then such unenforceable covenant shall be deemed eliminated from these provisions for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants to be enforced.

         For purposes of this Section 5.17, the term "Purchaser" shall mean Purchaser and any of its Affiliates.

         Section 5.18 Nondisclosure of Proprietary Data. After the Closing, none of the Sellers nor any of their Affiliates or representatives shall, at any time, make use of, divulge or otherwise disclose, directly or indirectly, any Intangible Personal Property or other proprietary data (including, but not limited to, any Customer List, Contract, record or financial information) concerning the Sellers, the Business or the Assets that any Seller or any Affiliate, Associate or representative of any Seller may have learned as a shareholder, employee, officer, director or representative of any of the Sellers. In addition, none of the Sellers nor any of their Affiliates or representatives shall make use of, divulge or otherwise disclose, directly or indirectly, to Persons other than Purchaser, any confidential information concerning the Sellers or the Business and which may have been learned in any such capacity. The provisions of this Section 5.18 shall be in addition to, and not in lieu of, the terms and provisions of Section 12.1.

         Section 5.19 Refund Claims and Warranty Claims. Certain of the Customer Contracts grant or will grant the customer or another Person a right to reduce the contract price or receive a refund for Products sold and shipped or Services performed. Such claims by customers and other Persons under Contracts that constitute or include the Customer Contracts are referred to in this Agreement as "Refund Claims." Certain of the Customer Contracts also confer warranty and similar rights on customers or other Persons. Such claims under such rights are referred to in this Agreement as "Warranty Claims." Subject to Section 5.20, from and after the Closing, (a) the Sellers shall have full responsibility for all Refund Claims, Warranty Claims, product liability claims and other claims
(i) under all Customer Contracts that were or are completed or performed before the Closing and (ii) with respect to all Products shipped or Services performed by any Seller before the Closing and (b) Purchaser shall have full responsibility for all Refund Claims, Warranty Claims, product liability claims and other claims (i) under all Customer Contracts entered into or performed by Purchaser on or after the Closing and (ii) with respect to all Products shipped or Services performed by Purchaser on or after the Closing.

         Section 5.20 Satisfaction of Warranty and Refund Claims. Purchaser shall perform, at its actual cost, as an independent contractor for the Sellers, all warranty work necessary to satisfy all valid Warranty Claims for which any Seller is responsible pursuant to Section 5.19 ("Warranty Work"). The Sellers shall jointly and severally bear the costs of Warranty Work. In addition, the Sellers shall jointly and severally bear the full amount of any Refund Claims for which any Seller is responsible pursuant to Section 5.19. Purchaser shall use its Best Efforts to consult with the Representative prior to honoring any Refund Claim for which it intends to seek reimbursement from the Representative or any Seller. The Representative shall be given reasonable access to Purchaser's relevant records and personnel to enable it to verify the costs of Warranty Work and the amount of any Refund Claims. Within thirty (30) days of receipt thereof, the Representative, on behalf of the Sellers, shall pay any invoice issued by Purchaser in respect of Warranty Claims or Refund Claims. Purchaser shall perform the Warranty Work competently and in a timely manner and shall bear full responsibility for any defects or claimed defects in any Warranty Work. Following the Closing, Purchaser shall, in general, respond to and deal with customers bringing any Warranty Claims or Refund Claims for which any Seller is responsible pursuant to Section 5.19 in a manner consistent with the practices of the Sellers prior to the Closing.

         Section 5.21 Change Orders. Notwithstanding Sections 5.19 and 5.20, if Purchaser authorizes any change orders or amendments to any Contract that affect the obligations of Purchaser or any Seller under that Contract, the Sellers shall not be required to participate in or bear any cost respecting any Refund Claim or Warranty Claim connected with that change order or amendment.

         Section 5.22 Bulk Sales Law. Prior to and after the Closing Date, the Sellers shall comply with all bulk sale and other similar Laws applicable to the transactions contemplated by this Agreement.

                                   ARTICLE VI

                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

         The Sellers, jointly and severally, hereby represent, warrant and agree for the benefit of Purchaser as of the date hereof and as of the Closing Date as follows:

         Section 6.1 Organization and Standing of each Seller. Each Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation as set forth on Schedule 6.1 and has all necessary corporate power and authority to own its properties and assets and to carry on the Business as the same has been and is currently conducted. Each Seller is duly qualified to transact business in all jurisdictions where the nature of its business or the ownership or leasing of its property requires such qualification, except to the extent the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect. Each Seller has the power and authority to hold all material rights, privileges, franchises, immunities, licenses and permits (governmental and otherwise) and Governmental Approvals necessary to carry on and conduct the Business as the same has been and is currently conducted. FII, FIA, FIS, FAI and FIOF are the only Subsidiaries of FIG that have assets or conduct operations.

         Section 6.2 Authorization and Binding Obligation of each Seller. Each Seller has the necessary corporate power and authority to enter into and perform this Agreement and each of the other Seller Documents to be delivered by it pursuant hereto (to the extent a party thereto), subject only to any required approval by the shareholders of FIG and the terms and conditions hereof. All corporate or other action on the part of each Seller and the directors, officers, and shareholders of each Seller necessary for the authorization, execution and delivery of this Agreement and the other Seller Documents and for the performance of its respective obligations hereunder and thereunder, as the case may be, have been taken (other than, as of the date of this Agreement, with respect to the approval and adoption of this Agreement and the transactions contemplated hereby, by the holders of shares representing a majority of the votes entitled to be cast by holders of outstanding shares of common stock of FIG, which approval and adoption shall have occurred at or prior to the Closing). This Agreement and the other Seller Documents, and the transactions contemplated hereby and thereby, have been unanimously approved by the Board of Directors of each Seller. Each of this Agreement and the other Seller Documents to be delivered by each Seller pursuant hereto, when executed and delivered, shall constitute a valid and legally binding obligation of the Seller party thereto, enforceable against such party in accordance with its terms, except as may be limited by (i) bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (whether enforcement is sought at law or in equity). The transactions contemplated by this Agreement and the other Seller Documents (a) are not subject to the provisions of Sections 14-2-1111 and 14-2-1132 of the Georgia Business Corporation Code and (b) are not subject to any other anti-takeover or similar Law. Richard Dunleavy and C. Lofton Fouts, Jr. are, and at all times prior to the Closing will be, "qualified directors" within the meaning Section 14-2-862 of the Georgia Business Corporation Code.

         Section 6.3 Non-Contravention. Except as set forth on Schedule 6.3, neither the execution and the delivery by any Seller of this Agreement or the other Seller Documents (to the extent a party thereto), the performance by the Sellers of their respective obligations hereunder or thereunder, nor the performance or consummation by the Sellers of the transactions contemplated hereby or thereby will (i) violate or conflict with any provision of the Articles of Incorporation, By-laws or other organizational documents of any Seller, (ii) violate or conflict with any Law or Order to which any Seller, any Asset or the Business is subject or bound which violation or conflict could have an adverse effect (other than a de minimis effect) on the Business or the Assets or could impair the ability of Purchaser or the Sellers to consummate the transactions contemplated by this Agreement, (iii) require the approval of or a filing or registration with any Governmental Authority, (iv) whether after notice or lapse of time or both, violate, breach or conflict with any provision of, result in the loss of a material benefit under, or permit the termination or acceleration of any Material Contract, (v) require any authorization, consent or approval of, exemption or other action by, or notice to, any party to any Material Contract or (vi) result in the creation or imposition of any Encumbrance upon any of the Assets. On or prior to the Closing, the Sellers will have obtained all consents, waivers and approvals required under the Material Contracts listed on Schedule 6.3 as a result of the transactions contemplated by this Agreement, and the same shall be in full force and effect.

         Section 6.4 Indebtedness. Schedule 6.4 sets forth the outstanding Indebtedness of each of the Sellers as of the date hereof. Except as set forth on Schedule 6.4, none of the Sellers is in conflict with or in default or violation of (with or without the giving of notice or lapse of time or both) any of the terms of such Indebtedness nor has any event or condition occurred which would give the holders of such Indebtedness the right to accelerate the maturity of or require repayment of such Indebtedness prior to its stated maturity.

         Section 6.5 Ability to Perform Obligations. None of the Sellers is a party to, subject to, or bound by any agreement, Law or Order that could prevent or materially impair (i) the performance of its obligations under this Agreement, (ii) the value or utility of any of the Assets to be conveyed hereunder, (iii) the sale, conveyance, transfer and delivery of, or the right to sell, convey, transfer and deliver, any of the Assets, or (iv) the carrying on of, or the right to carry on, the Business as currently constituted and conducted and as proposed to be conducted.

         Section 6.6 Dividends and Other Distributions. Since April 30, 2001, none of the Sellers has (i) amended its organizational documents, (ii) declared, set aside, made or paid any dividend or other distribution of assets or securities, whether consisting of money, property or any other thing of value, or (iii) purchased or redeemed any shares of its capital stock.

         Section 6.7 Accounting Records. The accounting records of the Sellers that have been furnished to Purchaser accurately and validly reflect, in all material respects, the consolidated operations and financial position of the Sellers and the Business for the periods covered thereby.

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

         Section 6.8 Financial Statements; Changes; Contingencies.

         6.8.1 Financial Statements. Copies of (i) the audited consolidated balance sheets of the Sellers as of April 30, 2001 (the "April 30 Balance Sheet") and April 30, 2000 and 1999, and the related consolidated statements of income and cash flow for the fiscal years ended April 30, 2001, 2000, and 1999, and the notes thereto (collectively, the "Audited Financial Statements"), and
(ii) unaudited consolidated balance sheet of the Sellers as of January 31, 2002 (the "Interim Balance Sheet") and the related consolidated statements of income and cash flow for the nine month period then ended, and the notes thereto (collectively, the "Unaudited Interim Financial Statements" and, together with the "Audited Financial Statements", the "Seller Financial Statements"), duly certified by the Chief Financial Officer of FIG, have been furnished to Purchaser. The Seller Financial Statements include all Assets and operations of the Business for the periods covered thereby. Except as set forth on Schedule 6.8, the Seller Financial Statements (a) have been prepared in accordance with GAAP applied on a consistent basis during the periods covered thereby, (b) fairly and accurately present the consolidated financial position of the Sellers and the Business as of such dates and the consolidated results of the operations of the Sellers and the Business for the periods covered thereby, (c) contain and reflect all necessary adjustments and accruals for a fair and accurate presentation of the Sellers' and the Business' consolidated financial condition and the consolidated results of operations of the Sellers and the Business for the periods covered thereby, (d) contain and reflect adequate provisions for all reasonably anticipated liabilities for all Taxes, with respect to the periods covered thereby and all prior periods, and (e) do not reflect items resulting directly from the transactions contemplated by this Agreement. The projections, dated April 19, 2002, provided to Purchaser ("Projections") were prepared in good faith by the Sellers based on reasonable assumptions.

         6.8.2 No Material Adverse Changes. Since April 30, 2001, whether or not in the ordinary course of the Business, there has not been, occurred or arisen:
(i) any change in or event affecting any of the Sellers, the Assets or the Business that has had or may reasonably be expected to have a Material Adverse Effect; (ii) any strike or other labor dispute affecting any of the Sellers or the Business; or (iii) any casualty, loss, damage or destruction (whether or not covered by insurance) of any material Asset. Since January 31, 2002, there has not been, occurred or arisen any agreement, condition, action, omission or event which would be prohibited (or require consent) under Section 5.4 had it existed, occurred or arisen after the date of this Agreement.

         6.8.3 Absence of Undisclosed Liabilities. As of April 30, 2001 and January 31, 2002, none of the Sellers had any Liabilities and Costs which were required to be but were not reflected on the April 30 Balance Sheet or the Interim Balance Sheet, respectively. Since January 31, 2002, none of the Sellers had any Liabilities and Costs which were required to be but were not reflected on the Monthly Financial Statements.

         Section 6.9 The Assets. All of the Assets used or required in connection with the operation of the Business are either owned by a Seller or are used by a Seller pursuant to a valid and enforceable leasehold interest, in each case free and clear of all Encumbrances other than Permitted Encumbrances and Encumbrances that will be released as of the Closing. This Agreement will at the Closing vest good and marketable title to, or the valid and enforceable right to receive and/or use, each such Asset in Purchaser, free and clear of all Encumbrances other than Permitted Encumbrances.

         Section 6.10 Accounts Receivable. Except as set forth on Schedule 6.10, all Receivables accrued on the April 30 Balance Sheet and all Receivables that have arisen since April 30, 2001 (i) resulted from valid sales in the ordinary course of the Business of the Sellers and represent fully completed bona fide transactions that require no further act on the part of the Sellers to make such Receivables payable by the account debtors; (ii) were, and are, not subject to any claim, counterclaim, offset or deduction to Sellers' Knowledge; (iii) represent valid obligations owing to the Sellers by account debtors that are not Affiliates of the Sellers, which are enforceable in accordance with their respective terms; (iv) are not more than 60 days' past due; and (v) were, and are, owned by the Sellers free and clear of all Encumbrances other than Permitted Encumbrances. This Agreement will at the Closing vest good and marketable title to the Receivables in Purchaser, free and clear of all Encumbrances other than Permitted Encumbrances.

         Section 6.11 Inventory. All Inventory of the Sellers consists of items of a quality and quantity useable and saleable in the ordinary course of the Business without mark-down or discount, is of good merchantable quality and is fit for the particular purpose for which it is intended. The value of obsolete, damaged or excess Inventory and of Inventory below standard quality has been written down on the April 30 Balance Sheet or, with respect to Inventory purchased since April 30, 2001, on the books and records of the Sellers and in the Interim Financial Statements or the Monthly Financial Statements, to ascertainable market value, or adequate reserves have been provided therefor, in accordance with GAAP. All such Inventory is owned by the Sellers free and clear of all Encumbrances, other than Permitted Encumbrances, and is located on property owned or leased by a Seller (each such location being listed on Schedule 6.11) or is in transit to one of such locations. No items included in such Inventory are held by the Sellers on consignment from others or held by others on consignment from the Sellers. This Agreement will at the Closing vest good and marketable title to the Inventory in Purchaser, free and clear of all Encumbrances other than Permitted Encumbrances.

         Section 6.12 Intangible Personal Property. Schedule 6.12 sets forth, as of the date hereof, (i) a true and accurate identification of each registered and unregistered fictitious business name, trademark, service mark, trade name, Internet domain name and slogan, and each registration and application for any of the foregoing, constituting a part of the Intangible Personal Property; (ii) a true and complete schedule of each statutory, common law and registered copyright, and each registration and application therefor constituting a part of the Intangible Personal Property; (iii) a true and complete schedule of each patent and associated invention, industrial model, process and design, technical information, know-how and operating, maintenance or other manual and each registration and application for any of the foregoing, constituting a part of the Intangible Personal Property; (iv) each item of "software" and associated documentation constituting a part of the Intangible Personal Property; (v) a true and complete list, without extensive or revealing descriptions, of each trade secret constituting a part of the Intangible Personal Property, including each related process or item of know-how or other technical data, and including as to each such trade secret, the specific location of each writing, computer program or other tangible medium containing its complete description, specifications, source codes, charts, procedures, manuals and other descriptive material relating to it; and (vi) a true and complete list of each material Contract to which any Seller is a party either as licensee or licensor relating to any item of the Intangible Personal Property. Except as indicated on Schedule 6.12, the Sellers' transfer to Purchaser of all of their right, title and interest in and to all items of the Intangible Personal Property will not adversely affect in any material respect the current value or usefulness thereof in the possession of Purchaser. Without representation as to title, the Sellers shall provide to Purchaser, for no additional consideration, the practical benefits of any Intangible Personal Property that is currently used in the operation of the Business but is not included in the Assets being conveyed to Purchaser pursuant to this Agreement. Except as indicated on Schedule 6.12:

         6.12.1 one or more of the Sellers is the owner of all right, title and interest in and to each item of the Intangible Personal Property, free and clear of all Encumbrances;

         6.12.2 all patents, copyrights and other state and Federal registrations and all applications therefor listed on Schedule 6.12 are valid and in full force and effect and are not subject to claims of any other Person;

         6.12.3 there are no pending claims, actions, judicial or other adversary proceedings, disputes or disagreements involving any Seller concerning any item of the Intangible Personal Property, and, to the Sellers' Knowledge, no such action, proceeding, dispute or disagreement is threatened;

         6.12.4 the Sellers have the right and authority to use each item of the Intangible Personal Property in perpetuity; such use has not and will not conflict with, infringe upon, or violate any patent or other proprietary right of any other Person, and none of the Sellers has infringed and are not now infringing upon any proprietary right belonging to any other Person;

         6.12.5 with respect to each trade secret comprising a part of the Intangible Personal Property, such trade secret is valid and protectible, and such trade secret's documentation is current, accurate, and sufficient in detail and content to identify and explain it, and to allow its full and proper use without reliance on the special knowledge or memory of others; 6.12.6 each Seller has taken all reasonable security measures to protect the secrecy, confidentiality and value of its trade secrets; and

         6.12.7 all trade secrets of the Sellers are presently valid and protectible, and are not part of the public knowledge or literature, nor to the Sellers' Knowledge have they been used, divulged or appropriated for the benefit of any Person other than the Sellers or to the detriment of the Sellers.

         This Agreement will at Closing vest good and marketable title to, or a valid and enforceable right to receive and/or use, the Intangible Personal Property in Purchaser, free and clear of all Encumbrances other than Permitted Encumbrances.

         Section 6.13 Real Property. Schedule 6.13 contains a true and complete list and brief description of all Real Property which the Sellers own, beneficially or of record, use, have the right to use or require in the operation of the Business. For purposes of this Section (i) "Owned Real Property" shall mean all Real Property which any Seller owns, beneficially or of record, as set forth on Schedule 6.13 and (ii) "Leased Real Property" shall mean all Real Property which any Seller uses or has the right to use pursuant to a leasehold interest or license, as set forth on Schedule 6.13.

         6.13.1 The Sellers have no Owned Real Property.

         6.13.2 The Sellers have the right to occupy all Leased Real Property used in connection with the operation of the Business pursuant to valid and enforceable lease agreements, true and complete copies of which have been previously provided to Purchaser and are listed in Schedule 6.13. Each of the Sellers has complied with the terms of the lease agreements set forth in
Schedule 6.13 to which it is a party, and no event or condition has occurred and is continuing (without regard to notice or lapse of time, or both) that would constitute a breach or default of any such lease agreement or give any party thereto the right to declare a default thereunder. This Agreement will at Closing vest a valid and enforceable leasehold interest to the Leased Real Property in Purchaser, free and clear of all Encumbrances other than Permitted Encumbrances.

         6.13.3 The use, operation and maintenance by the Sellers of the Real Property as currently used, operated and maintained by the Sellers, and the conduct of the Business as currently conducted by the Sellers, does not violate and has not violated any local zoning or similar land use laws or any other applicable Law or Order. The current use of the Real Property is not dependent on a nonconforming use and is not in violation of any local zoning or similar land use law or other governmental regulation.

         6.13.4 The Real Property is adequately serviced by all utilities necessary for the effective operations of the Business and has not, during the last two years, experienced any material interruption in the delivery of adequate quantities of any utilities (including, without limitation, electricity, natural gas, potable water, water for cooling or similar purposes and fuel oil, but excluding any electricity interruption due to storm damage) or other public services, including, without limitation, sanitary and industrial sewer services, required by the Sellers in the operation of the Business.

         6.13.5 No condemnation or eminent domain proceedings have been initiated by service of process on any of the Sellers which relate to the Real Property, and no such proceedings, to the Sellers' Knowledge, have been filed by any relevant Governmental Authority with respect to the Real Property.

         Section 6.14 Tangible Personal Property. Schedule 6.14 sets forth (i) a description, including the location, of each item of the Tangible Personal Property owned by any of the Sellers having either a depreciated book value or estimated fair market value in excess of $50,000, or not owned by any of the Sellers but in the possession of or used by any Seller in the operation of the Business and having rental payments therefor or an economic value to the

Business in excess of $50,000 per year (the "Material Tangible Personal Property"); and (ii) a description of the owner of, and any Contract relating to the use of, each such item of Material Tangible Personal Property not owned by any Seller and the circumstances under which such property is used. Except as disclosed on Schedule 6.14:

         6.14.1 the Sellers have good and marketable title to or a valid and enforceable leasehold interest in each item of the Tangible Personal Property, free and clear of all Encumbrances other than Permitted Encumbrances;

         6.14.2 each item of the Tangible Personal Property is in good operating condition and repair, ordinary wear and tear excepted, usable in the ordinary course of the Business, and the operation thereof as conducted during the twelve-month period prior to the date hereof, as presently conducted and as proposed to be conducted is not in any material respect in violation of any applicable building code, zoning ordinance or other Law, including, without limitation, applicable Environmental Laws;

         6.14.3 no item of the Tangible Personal Property has been furnished to any Seller by a customer or other Person other than in connection with a bona fide sale or lease transaction; and

         6.14.4 during the past three years, there has not been any significant interruption in the operations of the Business.

         This Agreement will at Closing vest good and marketable title to, or a valid and enforceable right to receive and/or use, the Tangible Personal Property in Purchaser, free and clear of all Encumbrances other than Permitted Encumbrances.

         Section 6.15 Necessary Properties. The Assets include all of the assets, real properties, tangible personal properties, Contracts, Governmental Approvals and intangible properties necessary for the conduct of the Business as conducted during the twelve-month period prior to the date hereof and as presently conducted.

         Section 6.16 Insurance. The Sellers are, and at all times since January 1, 1998 have been, insured with reputable insurers against all risks normally insured against by companies in similar lines of business, and all of the insurance policies and bonds maintained by them are in full force and effect.
Schedule 6.16 lists all insurance policies and bonds that are material to the Sellers or the Business. None of the Sellers is in material default under any such policy or bond. Schedule 6.16 summarizes all insurance claims made by the Sellers since January 1, 2000. None of the Sellers has received any notice or other indication from any insurer or agent of any intent to cancel or not to renew any of such insurance policies. The Sellers have complied with and implemented in all material respects all outstanding (i) requirements of and recommendations of any insurance company that has issued a policy with respect to any of the material Assets or Business of the Sellers and (ii) requirements and recommendations of any Governmental Authority with respect to any such insurance policy.

         Section 6.17 Accounts Payable. All of the accounts payable reflected on the April 30 Balance Sheet and all accounts payable that have arisen since April 30, 2001 arose from bona fide purchases of goods and services in the ordinary course of the Business.

         Section 6.18 Tax Matters.

         For the purposes of this Section 6.18 and Section 2.4.2, the Sellers shall be deemed to include any predecessor of the Sellers or any person or entity from which any Seller incurs a liability for Taxes as a result of transferee liability or by virtue of the application of IRS Regulation Section 1.1502-6 or otherwise. Except as stated in Schedule 6.18:

         6.18.1 The Sellers have duly and timely filed (and prior to the Closing Date will duly and timely file) all Tax Returns due on or prior to the Closing in all jurisdictions (whether Federal, state, local or foreign) in which any such returns were due. All such Tax Returns were prepared in accordance with applicable Law and were true, complete and correct in all material respects. All Taxes shown as due and payable on such Tax Returns have been paid, and there is no current liability for any Taxes due and payable in connection with any such Tax Returns. All Taxes not yet due and payable have been fully accrued on the books of the Sellers, and adequate reserves have been established therefor. Any charges, accruals and reserves for Taxes provided for in the Seller Financial Statements and Monthly Financial Statements are adequate. There are no existing Encumbrances for Taxes upon any of the Assets, except for Permitted Encumbrances. The Sellers have filed a consolidated return for federal tax purposes on behalf of itself and other members of the affiliated group (within the meaning of Section 1504 of the Code) of which it is the parent corporation since at least the date on which it was incorporated. The Sellers have provided the Purchaser with a copy of all Tax Returns, including, but not limited to, all consolidated federal Tax Returns filed by the Sellers for their past five completed fiscal years;

         6.18.2 The Sellers have: (i) withheld all required amounts from their employees, agents, contractors and nonresidents and remitted such amounts to the proper agencies; (ii) paid all employer contributions and premiums; and (iii) filed all Federal, state, local and foreign Tax Returns with respect to employee income tax withholding, and social security and unemployment taxes and premiums, all in compliance with the withholding tax provisions of the Code and other applicable Laws;

         6.18.3 None of the Assets is tax exempt use property under Code Section 168(h);

         6.18.4 None of the Sellers has (nor has any Seller previously had) any permanent establishment in any foreign country and none of the Sellers engages (nor has any Seller previously engaged) in a trade or business within the meaning of the Code relating to the creation of a permanent establishment in any foreign country;

         6.18.5 Neither the Code nor any other provision of Law requires Purchaser to withhold any portion of the Total Purchase Price;

         6.18.6 There is no Tax sharing or other Tax-related agreement in effect among or between the Sellers and any other Person. None of the Sellers is subject to any partnership, joint venture or other arrangement which is treated as a partnership for Federal or state income Tax purposes;

         6.18.7 Except as set forth on Schedule 6.18, none of the Sellers has ever been a member of any consolidated, combined or unitary group for Federal, state, local or foreign Tax purposes;

         6.18.8 The Federal income Tax Returns of each Seller have been examined by the IRS, or have been closed by the applicable statute of limitations, for all periods through April 30, 1999; the state income Tax Returns of each Seller have been examined by the relevant agencies or such returns have been closed by the applicable statute of limitations for all periods through the date set forth opposite such state as set forth on Schedule 6.18; no deficiencies or reassessments for any Taxes have been proposed, asserted or assessed against any Seller by any Federal, state, local or foreign taxing authority;

         6.18.9 None of the Sellers has executed or filed with any taxing authority (whether Federal, state, local or foreign) any agreement or other document waiving, extending or having the effect of extending the period for assessment, reassessment or collection of any Taxes, and no power of attorney granted by any Seller with respect to any Taxes is currently in force;

         6.18.10 No Federal, state, local or foreign Tax audits or other administrative proceedings, discussions or court proceedings are presently pending with regard to any Taxes or Tax Returns of the Sellers and no additional issues are being asserted against the Sellers in connection with any existing audits of the Seller; and

         6.18.11 There is no agreement, plan, arrangement or other Contract covering any employee or former employee of the Sellers that, individually or collectively, could give rise to the payment by any of the Sellers of any amount that would not be deductible by reason of Code section 280G.

         Section 6.19 Litigation. Schedule 6.19 sets forth an accurate and complete description of every pending or, to the Sellers' Knowledge, threatened adverse claim, dispute, governmental investigation, suit, action (including, without limitation, nonjudicial real or personal property foreclosure actions), arbitration, legal, administrative or other proceeding of any nature, domestic or foreign, criminal or civil, at law or in equity, by or against or otherwise affecting any Seller, the Business, any of the Assets or the transactions contemplated by this Agreement. The Sellers have delivered to Purchaser true and complete copies of all relevant court papers and other documents relating to the matters referred to on Schedule 6.19. Except as disclosed on Schedule 6.19:

         6.19.1 no such matter or matters, if decided adversely to any Seller, could reasonably be expected to result, individually or in the aggregate, in liability in excess of $50,000 or have an adverse effect on the Business, the Assets or the transactions contemplated by this Agreement;

         6.19.2 none of the Sellers is in default with respect to any Order by which it is bound or to which its property or any Assets is subject and there exists no Order enjoining or requiring any Seller to take any action of any kind;

         6.19.3 neither the Sellers nor, to the Sellers' Knowledge, any officer or director of any Seller, has been permanently or temporarily enjoined by any Order from engaging in or continuing any conduct or practice in connection with the operation or the management of the Business or the Assets; and

         6.19.4 to the Sellers' Knowledge, no basis exists for any claim, investigation, suit or proceeding which, if decided adversely to any Seller, could result in liability in excess of $50,000 or have a Material Adverse Effect.

         Section 6.20 Labor Relations. None of the Sellers is a party to or is subject to any collective bargaining agreement, and there are no strikes or other labor disputes against the Sellers pending or, to the Sellers' Knowledge, threatened. The Sellers have complied in all material respects with all Labor Agreements and all Laws relating to the employment of labor, including those related to wages, hours, collective bargaining, occupational safety, and the payment of social security and other payroll related Taxes, and none of the Sellers has received any notice alleging a failure to comply in any material respect with any Law or Order relating to the employment of labor. No material controversies, disputes or proceedings are pending or, to the Sellers' Knowledge, threatened against any Seller with respect to any of their employees. As of the date hereof, to the Sellers' Knowledge, there are no activities or proceedings of any labor union to organize non-unionized employees. All payments due from any of the Sellers for which any claim may be made against any of the Sellers on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the financial statements of the Sellers, except as disclosed on Schedule 6.20. Except as disclosed on
Schedule 6.20, no present or former employee, officer, consultant or director of any Seller will have as of the Closing Date any claim against any Seller or Purchaser for any matter, including without limitation (i) overtime pay for work done through the Closing Date, (ii) wages or salary for work done through the Closing Date, (iii) vacation time off or pay in lieu of vacation time off for the period through the Closing Date, (iv) any violation of any Law relating to minimum wages or maximum hours, workplace conditions, or any other matter, or
(v) injuries or other damages which are not fully covered by the insurance policies of the Sellers. Except as disclosed on Schedule 6.20, there are no employment agreements, severance agreements, indemnity agreements, change of control agreements or similar agreements covering the present or former employees, officers, directors or consultants of any Seller.

         Section 6.21 Employee Benefits.

         6.21.1 Neither the Sellers nor any ERISA Affiliate maintains or contributes to any Plan other than the Plans listed on Schedule 6.21 hereto, and no ERISA Affiliate maintains or contributes to any Multiemployer Plan.

         6.21.2 Each Plan which is intended to be qualified under Section 401(a) of the Code has been determined by the IRS to be so qualified, and each trust related to any such Plan has been determined to be exempt from Federal income tax under Section 501(a) of the Code and there has been no event or occurrence since the date of the most recent favorable determination letter that would adversely affect the tax-qualification status of any such Plan. Except as disclosed on Schedule 6.21, neither the Sellers nor any ERISA Affiliate maintains or contributes to any employee welfare benefit plan within the meaning of Section 3(1) of ERISA which provides benefits to employees after termination of employment other than as required by Section 601 of ERISA.

         6.21.3 Neither the Sellers nor any ERISA Affiliate has breached, in any material respect, any of the responsibilities, obligations or duties imposed on it by ERISA or regulations promulgated thereunder with respect to any Plan. Neither the Sellers nor any ERISA Affiliate nor any fiduciary of any Plan which is not a Multiemployer Plan has engaged in a nonexempt "prohibited transaction" described in Section 406 of ERISA or Section 4975 of the Code.

         6.21.4 Neither the Sellers nor any ERISA Affiliate has ever contributed to a Multiemployer Plan or a Plan subject to Title IV or ERISA or under Section 412 of the Code.

         6.21.5 None of the Sellers has incurred any Liabilities and Costs with respect to post-retirement health care benefits for employees or former employees of the Business other than as required by Section 601 of ERISA.

         Section 6.22 Certain Interests. Except as set forth on Schedule 6.22, no Affiliate of any Seller nor any officer or director of any Seller nor Associate of any such Person has any interest in any property or Asset of the Business. Each of the transactions and agreements set forth on Schedule 6.22 were entered into on an arms-length basis on terms no less favorable to the applicable Seller then would have been available from an unaffiliated third-party. Except as set forth on Schedule 6.22 or as otherwise expressly set forth herein, neither the Purchaser nor any of its Affiliates will have any liabilities or obligations to any Seller or any Affiliate or Associate of any Seller following the Closing.

         Section 6.23 Governmental Approvals; Compliance with Laws. The Sellers possess all Governmental Approvals, including, without limitation, all Environmental Permits, necessary to operate the Business. All such Governmental Approvals are in full force and effect, the Sellers are in compliance in all material respects with their requirements, and no proceeding is pending or, to the Sellers' Knowledge, threatened to revoke or amend any of them. Schedule 6.23 hereto contains a complete list of all material Governmental Approvals held by the Sellers. The operations of the Business comply in all material respects with all applicable Laws, including, without limitation, all Environmental Laws and export control Laws. None of the Sellers is subject to any investigation, judicial or administrative proceeding, or Order of or by a Governmental Authority.

         Section 6.24 Customers. No material customer has decreased materially or, to the Sellers' Knowledge, threatened or expressed an intention to decrease materially its purchases of Services or Products from any Seller since January 1, 1999. Since January 1, 1999, to the Sellers' Knowledge, there has been no termination, cancellation, or limitation of, or any material modification or change in, the business relationship of the Sellers with any customer. The consummation of the transactions contemplated hereby will not, to the Sellers' Knowledge, adversely affect the relationship between the Business and any material customer.

         Section 6.25 Suppliers. No material supplier of materials or services to any of the Sellers has decreased materially or, to the Sellers' Knowledge, threatened or expressed an intention to decrease or limit materially, except upon the request of any of the Sellers, its provision of such materials or services to any Seller since January 1, 1999. Since January 1, 1999, to the Sellers' Knowledge, there has not occurred any termination, cancellation, or limitation of, or any material modification or change in, the business relationships of the Sellers with any supplier of materials or services. The consummation of the transactions contemplated hereby will not, to the Sellers' Knowledge, adversely affect the relationship between the Business and any material supplier.

         Section 6.26 Environmental Matters. For purposes of Section 6.26.1 through 6.26.9, inclusive, the term "Business" shall be deemed to include any predecessor to the Business and any Persons from which the Business has assumed liabilities by contract, operation of Law, or otherwise. Except as disclosed on
Schedule 6.26:

         6.26.1 The Sellers, and the operation of the Business, are in compliance in all material respects with all applicable Environmental Laws and none of the Sellers has received a notice, demand, letter, claim or request for information indicating that any Seller or the Business is or may be in violation of or liable under any Environmental Law;

         6.26.2 There is no civil, criminal, or administrative action, suit, demand, claim, notice of violation, investigation, or proceeding pending against any Seller or otherwise relating to the Assets or the Business or, to the Sellers' Knowledge, threatened against any Seller, the Assets or the Business relating in any way to Environmental Laws;

         6.26.3 To the Sellers' Knowledge, there are no facts or circumstances that material capital expenditures will likely be required within five years of the Closing Date to conduct the Business as it is currently conducted and to maintain compliance with all current and any currently pending or proposed Environmental Laws. None of the Sellers has actual or potential liability for indemnity or similar obligations with respect to any third party under any Environmental Law;

         6.26.4 The Sellers possess all Governmental Approvals required under applicable Environmental Laws ("Environmental Permits") to operate the Business in compliance with such Environmental Laws, and all such Environmental Permits are currently maintained in full force and effect. None of the Sellers has received notice or other communication, and to the Sellers' Knowledge, there are no facts or circumstances, that any such Environmental Permits may be suspended, revoked or modified by any Governmental Authority. Schedule 6.26 contains a true and complete listing of all material Environmental Permits held by the Sellers;

         6.26.5 No Hazardous Substances handled during the operation of the Business have been placed, stored, buried, released, dumped or disposed of on the properties of the Business or any Seller, nor to the Sellers' Knowledge, at any offsite location, including any storage, treatment or disposal facility. No cleanup has occurred at any property owned or operated by any Seller that could reasonably be expected to result in the assertion or creation of an Encumbrance on such property by any Governmental Authority with respect thereto, nor has any such assertion of an Encumbrance been made by any Governmental Authority;

         6.26.6 None of the Sellers has received a written notice or other written communication from any Governmental Authority or other Person seeking information in connection with, or advising it that it is responsible for, or potentially responsible for, costs with respect to a release, a threatened release or a clean-up of Hazardous Substances generated, stored, treated, disposed of or transported by or for any Seller or the Business;

         6.26.7 There is not at, on or in any property owned or operated by any Seller (i) any friable asbestos-containing material; (ii) any poly-chlorinated biphenyls or lead-based paint in concentrations that could impose regulatory obligations on any Seller; or (iii) other than naturally occurring radioactive materials that are present at the property such as radon, any radioactive material, including but not limited to, any source, special nuclear or byproduct material as defined in 42 U.S.C. ss. 2011 et seq., as amended or hereafter amended;

         6.26.8 There are no underground storage tanks or regulated surface impoundments at, on or in any property operated by any Seller; and

         6.26.9 There are no environmental reports, studies, assessments, and sampling data ("Environmental Reports") within any Seller's possession that have been issued since January 1, 1997 by or for any Seller, or by any Governmental Authority, relating to the Business or any of the Assets.

         Section 6.27 Brokers, Finders. Neither this Agreement nor the sale and purchase of the Assets nor any other transactions contemplated by this Agreement was induced by or procured through or otherwise involved in any way any Person acting on behalf of or representing any Seller as broker, finder, investment banker, financial advisor or in any similar capacity.

         Section 6.28 Material Contracts.

         6.28.1 Schedule 6.28 lists each Purchased Contract to which any of the Sellers is a party or to which any Seller or any of the Assets is subject or bound that (a) is a Customer Contract that provides for payments to or performance by any of the Sellers, individually or collectively, in an amount equal to or in excess of $50,000 in the aggregate, (b) represents a Contract upon which any of the Sellers is substantially dependent or the absence of which could have a Material Adverse Effect, (c) is a supplier, vendor or other Contract that provides for payments by the Sellers, individually or collectively, in excess of $50,000 per annum, (d) limits or restricts the ability of any Seller or, after the Closing, Purchaser or its Affiliates to compete or otherwise to conduct its business in any manner or place, (e) provides for a guaranty or indemnity by any Seller in an amount in excess of $50,000, (f) grants a power of attorney, agency or similar authority to another

Person, (g) has an unexpired term as of the date hereof in excess of two years and cannot be terminated by Purchaser after the Closing in accordance with its terms upon not more than 30 days' notice without penalty or cost, (h) provides for the sale of assets or the provision of Services outside the ordinary course of the Business, (i) grants any preferential right to purchase any Assets having a value, individually or collectively, in excess of $50,000, (j) relates to a joint venture, partnership or similar arrangement involving any Seller, the Business or any Asset, (k) represents a Contract for the employment of any director, officer, consultant or employee or a Contract, program or policy providing for benefits or compensation to any director, officer, consultant or employee, (l) is a Contract to which any Affiliate of any Seller, any officer or director of any Seller, or any Associate of any such Person, is directly or indirectly a party, (m) is a Government Contract or (n) governs or evidences any Indebtedness (each of the Contracts described under clauses (a) through (n) being a "Material Contract"). True and complete copies of each Material Contract, including all amendments and supplements thereto, have been furnished to Purchaser. Except as set forth on Schedule 6.28, each Material Contract is valid and enforceable; each Seller party thereto has duly performed in all material respects all of its obligations thereunder to the extent that such obligations to perform have accrued; and no breach or default, alleged breach or default, or event which would (with the passage of time, notice or both) constitute a breach or default thereunder by any Seller or, to the Sellers' Knowledge, any other party or obligor with respect thereto, has occurred or as a result of this Agreement or the performance hereof will occur. The consummation of the transactions contemplated by this Agreement will not (and will not give any Person a right to) terminate or modify any rights of, or accelerate or augment any obligation of, any Seller or Purchaser under any Material Contract.

         6.28.2 With respect to each Material Contract (a) each Seller party thereto has complied in all material respects with all requirements of all Laws or agreements pertaining to such Material Contract; (b) all representations and certifications executed, acknowledged or set forth in such Material Contract were complete and correct in all material respects as of the dates they were made (or deemed made), and each Seller party thereto has complied in all material respects with all such representations and certifications; (c) neither any party with whom any Seller has contracted nor any other Person has notified Seller, either in writing or, to the Sellers' Knowledge, orally, that any Seller has breached or violated any Law, Order, certification, representation, clause, provision or requirement pertaining to such Material Contract; (d) none of the Sellers nor, to the Sellers' Knowledge, any third party has terminated or threatened to terminate any such Material Contract for any reason and no cure notice or show cause notice is in effect pertaining to such Material Contract; and (e) no material cost incurred by any Seller pertaining to such Material Contract has been formally questioned or challenged or is the subject of any investigation.

         6.28.3 With respect to the Business there exist (i) no outstanding material disputes against any of the Sellers, either by any party with whom any of the Sellers has contracted or by any prime contractor, subcontractor, vendor or other third party, arising under or relating to any Purchased Contract; and
(ii) no material disputes between any of the Sellers and any party with whom any of the Sellers has contracted, any prime contractor, subcontractor or vendor arising under or relating to any Purchased Contract. None of the Sellers has any interest in any pending or potential claim against any party with whom any of the Sellers has contracted or any prime contractor, subcontractor or vendor arising under or relating to any Purchased Contract.

         Section 6.29 Absence of Undisclosed Changes. Since April 30, 2001, other than as set forth on Schedule 6.29 or in the Interim Financial Statements, and other than the transactions contemplated by this Agreement, there has not been any entry by any Seller into any commitment or transaction material to the Sellers taken as a whole other than in the ordinary course of the Business. In addition, since April 30, 2001, other than as set forth on Schedule 6.29 or in the Interim Financial Statements, and other than the transactions contemplated by this Agreement, (i) none of the Sellers has incurred any Liabilities and Costs except Liabilities and Costs incurred in the ordinary course of the Business consistent with the past practices of the Sellers, (ii) the Sellers have conducted their businesses only in the ordinary course of the Business consistent with the past practices of the Sellers and have not taken any of the actions proscribed by Section 5.4 and (iii) there has not been (a) any change by any Seller in their accounting methods, principles and practices, (b) any reevaluation by any Seller of any assets (including, without limitation, any write down of inventory or write-off of accounts receivable) other than as required by GAAP, (c) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of any Seller or any redemption, purchase or other acquisition of any of its securities, or (d) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the rate of compensation payable or to become payable to any officer or key employee of any Seller.

         Section 6.30 Government Contracts.

         6.30.1 In addition to the representations and warranties in Section 6.28, with respect to each and every Government Contract referred to in Section
6.28.1 or bid which, if accepted, would result in a Government Contract (a "Government Bid"): (i) each Seller has complied with all material terms and conditions of such Government Contract or Government Bid, including all clauses, provisions and requirements incorporated expressly by reference or by operation of Law therein; (ii) each Seller has complied with all requirements of all material Laws or agreements pertaining to such Government Contract or Government Bid; (iii) all representations and certifications executed, acknowledged or set forth in or pertaining to such Government Contract or Government Bid were complete and correct in all material respects as of the dates they were made (or deemed made), and each Seller has complied in all material respects with all such representations and certifications; (iv) all Cost or Pricing Data (as defined in Federal Acquisition Regulation ss. 15.401) and other information submitted by the Sellers or any Seller's subcontractors in support of the negotiation of Government Contracts or Government Bids, or modifications thereto, or in support of requests for payments thereunder, was, as of the date of price agreement or payment submission current, accurate and complete; (v) neither the U.S. Government nor any prime contractor, subcontractor or other Person has notified any Seller, either in writing or, to the Sellers' Knowledge, orally, that any of the Sellers has breached or violated any Law, Order, certification, representation, clause, provision or requirement pertaining to such Government Contract or Government Bid; (vi) the Sellers have not terminated any such Government Contract nor have they been notified by the U.S. Government, any prime contractor, subcontractor or any other Person that any such Government Contract has been terminated for any reason and no cure notice or show cause notice is currently in effect pertaining to any such Government Contract or Government Bid; (vii) no material cost incurred by any Seller pertaining to such Government Contract or Government Bid has been formally questioned or challenged, is the subject of any investigation or has been disallowed by the U.S. Government; and (viii) no money due to any of the Sellers pertaining to such Government Contract or Government Bid has been withheld or offset nor has any claim been made to withhold or offset money, and the Sellers are entitled to all progress payments received with respect thereto.

         6.30.2 (i) None of the Sellers nor, to the Sellers' Knowledge, any of their respective directors, officers or employees is (or during the last three years has been) under administrative, civil or criminal investigation, indictment or information by any Governmental Authority, or any audit or investigation of any Seller with respect to any alleged irregularity, misstatement or omission arising under or relating to any Government Contract or Government Bid; and (ii) during the last three years, none of the Sellers has conducted or initiated any internal investigation or made a voluntary disclosure to the U.S. Government with respect to any alleged irregularity, misstatement or omission arising under or relating to a Government Contract or Government Bid. There exists no irregularity, misstatement or omission arising under or relating to any Government Contract or Government Bid that has led to any of the consequences set forth in clause (i) or (ii) of the immediately preceding sentence or any other damage, penalty assessment, recoupment of payment or disallowance of cost.

         6.30.3 There exist (i) no outstanding material disputes with any of the Sellers, either by the U.S. Government or by any prime contractor, subcontractor, vendor or other third party, arising under or relating to any Government Contract or Government Bid; and (ii) no material disputes between any of the Sellers and the U.S. Government under the Contract Disputes Act of 1978 or any other Federal statute or between any of the Sellers and any prime contractor, subcontractor or vendor arising under or relating to any Government Contract or Government Bid. None of the Sellers has any interest in any pending or potential claim against the U.S. Government or any prime contractor, subcontractor or vendor arising under or relating to any Government Contract or Government Bid. Schedule 6.30 identifies each Government Contract which is currently under audit by the U.S. Government or any other Person that is a party to such Government Contract.

         6.30.4 All material test and inspection results provided by any Seller to the U.S. Government pursuant to any Government Contract or to any other Person pursuant to a Government Contract or as a part of the delivery to the U.S. Government or to any other Person pursuant to a Government Contract of any article designed, engineered or manufactured in the Business, or any Service provided by any Seller, were complete and correct in all material respects as of the date so provided. The Sellers have provided all material test and inspection results to the U.S. Government and each other Person who is required to receive such information under applicable Law and the terms of the Government Contracts.

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

         Section 6.31 Clearances. Except to the extent disclosure is prohibited by the Industrial Security Manual, or any manual relating to clearances that may not be disclosed, Schedule 6.31 sets forth listings (including an indication of the type of clearance) of all facility security clearances held by any Seller and all personnel security clearances held by any officer, director, employee, consultant or agent of any of the Sellers. Except as set forth on Schedule 6.31, there are no facility security clearances or personnel security clearances required under applicable Law in connection with the operation of the Business.

         Section 6.32 Disclosure; Due Diligence. No representation or warranty made by any Seller contained in this Agreement and in documents delivered to Purchaser by any Seller, nor any writing, certificate, exhibit, list or other instrument required to be furnished by any Seller to Purchaser pursuant hereto, contains or will contain any material untrue statement of fact or omits or will omit any fact necessary in order to make the statements and information contained herein or therein not materially misleading.

         Section 6.33 SEC Reports.

         6.33.1 Except as set forth in Schedule 6.33, FIG has filed with the SEC all forms, reports, schedules, registration statements, proxy statements and other documents (as they have been amended since the time of their filing, and including any documents filed as exhibits thereto, collectively, the "SEC Reports") required to be filed by FIG with the SEC since May 1, 1999. As of their respective dates, except as specifically set forth in Schedule 6.33, the SEC Reports (including, without limitation, any financial statements or schedules included or incorporated by reference therein) complied in all material respects with the requirements of the Exchange Act, or the Securities Act, and the rules and regulations of the SEC promulgated thereunder applicable, as the case may be, to such SEC Reports. None of FII, FIA, FIS, FAI or FIOF is required to file any form, report or other document with the SEC.

         6.33.2 The Sellers have heretofore furnished to Purchaser a complete and correct copy of any amendments or modifications which have not yet been filed with the SEC to agreements, documents or other instruments which previously had been filed by FIG with the SEC pursuant to the Securities Act and the rules and regulations promulgated thereunder or the Exchange Act and the rules and regulations promulgated thereunder.

         Section 6.34 Information. None of the information supplied by the Sellers for inclusion or incorporation by reference in the Proxy Statement will at the time the Proxy Statement is filed with the SEC or, at the date it or any amendment or supplement thereto is mailed to shareholders, at the time of the Shareholder Meeting or on the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement will comply with the provisions of the Exchange Act and the rules and regulations thereunder, except that no representation is made by the Sellers with respect to statements made therein based on information supplied by Purchaser in writing specifically for inclusion in the Proxy Statement.

         Section 6.35 Customer Warranties and Return Policies. Set forth on
Schedule 6.35 are warranties given and return policies offered by the Sellers to any customers of the Business, together with an historical summary of all warranty and return claims made against any Seller since January 1, 1999. There are not pending or, to the Sellers' Knowledge, threatened, any claims under or pursuant to any warranty or return policy, whether expressed or implied, on Services supplied or Products sold prior to the date of this Agreement by any Seller that are not disclosed or referred to in the Interim Balance Sheet and which are not fully reserved against.

         Section 6.36 Products Liability.

         6.36.1 Claims. Except as disclosed on Schedule 6.36 (i) there is no claim now pending or, to the Sellers' Knowledge, threatened by or before any Governmental Authority alleging any defect in any Product shipped, sold or delivered by the Business or alleging, with respect thereto, the failure of any Seller to warn or any breach by any Seller of any express or implied warranties or representations, nor is there any valid basis for any such claim; (ii) to the Sellers' Knowledge, there has not since January 1, 1999 been any product recall or post-sale warning or similar action (collectively "Recalls") conducted with respect to any Product shipped, sold or delivered by the Business, or any investigation by any Governmental Authority concerning whether to undertake or not undertake any Recalls; and (iii) since January 1, 1997, there have been no material defects in, failures to warn, or breaches of express or implied warranties or representations with respect to, any Product shipped, sold or delivered by any of the Sellers with respect to the Business.

         6.36.2 Compliance With Standards. All testing procedures used and product specifications disclosed to customers by the Sellers comply in all material respects with all applicable Laws and Orders.

         6.36.3 Occurrences. Except as disclosed on Schedule 6.36, there have been no Occurrences within the last five years. For purposes of this Section 6.36.3, "Occurrence" shall mean any occurrence which is caused or allegedly caused by any defect in, or failure to warn or any breach of express or implied warranties or representations with respect to, a Product shipped, sold or delivered by any of the Sellers with respect to the Business which results or is alleged to have resulted in injury or death to any Person or damage to or destruction of property (including damage to or destruction of the Product itself) or other consequential damages.

         Section 6.37 Federal Reserve Board Regulations. None of the Sellers owns any "margin security," as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System.

         Section 6.38 No Controlling Shareholder. FIG is a "person" and its own "ultimate parent entity" for purposes of, and as defined under, the HSR Act.

                                   ARTICLE VII

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser hereby represents, warrants and agrees for the benefit of the Sellers as of the date hereof and as of the Closing Date as follows:

         Section 7.1 Organization and Standing of Purchaser. Purchaser is duly organized, validly existing and in good standing under the laws of the state of its organization, and has all the power and authority necessary to execute this Agreement and consummate the transactions contemplated hereby. As of the date of this Agreement, all of the issued and outstanding capital stock of VTF Corporation is owned by The Veritas Capital Fund, L.P.

         Section 7.2 Authorization and Binding Obligation of Purchaser. Purchaser has full power and authority to enter into and perform this Agreement and all other Purchaser Documents. All action on the part of Purchaser and the directors and officers of Purchaser necessary for the authorization, execution and delivery of this Agreement and all Purchaser Documents and for the performance of all of Purchaser's obligations hereunder and thereunder, as the case may be, have been taken, and each of this Agreement and each of the other Purchaser Documents to be delivered by it pursuant hereto, when executed and delivered, shall constitute a valid and legally binding obligation of Purchaser, enforceable in accordance with their respective terms, except as may be limited by (i) bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (whether enforcement is sought at law or in equity).

         Section 7.3 Ability to Perform Obligations. Neither the execution and delivery by Purchaser of this Agreement or the other Purchaser Documents, the performance by Purchaser of its obligations hereunder or thereunder, nor the performance or consummation by Purchaser of the transactions contemplated hereby or thereby will (i) violate or conflict with any provision of the organizational documents of Purchaser, (ii) violate or conflict with any Law or Order to which Purchaser is subject or (iii) require the approval of or a filing or registration with any Governmental Authority, which, in any event, would impair the ability of Purchaser to perform its obligations under this Agreement.

         Section 7.4 Brokers, Finders. Neither this Agreement nor the sale and purchase of the Assets or any other transaction contemplated by this Agreement was induced by or procured through or otherwise involved in any way any Person acting on behalf of or representing Purchaser as broker, finder, investment banker, financial advisor or in any similar capacity.

         Section 7.5 U.S. Persons. Purchaser is controlled by United States interests and is not subject to foreign ownership, control or interest under applicable U.S. government contracting guidelines.

                                  ARTICLE VIII

                                   TERMINATION

         Section 8.1 Termination of Agreement. Anything herein to the contrary notwithstanding, this Agreement and the transactions contemplated hereby may be terminated by Purchaser or the Representative, on behalf of the Sellers, if the Closing does not occur on or before the close of business on September 30, 2002; provided that the party seeking to terminate this Agreement pursuant to the preceding sentence shall not be, on the date of such termination, in breach of its representations, warranties or covenants under this Agreement. In addition, this Agreement and the transactions contemplated hereby may be terminated at any time before the Closing as follows:

         8.1.1 Mutual Consent. By mutual consent in writing of Purchaser and the Representative, on behalf of the Sellers.

         8.1.2 Conditions to Purchaser's Performance Not Met. By Purchaser by written notice to the Sellers if (i) any event occurs or condition exists which would render impossible the satisfaction of one or more conditions to the obligations of Purchaser to consummate the transactions contemplated by this Agreement as set forth in Article IX, (ii) the shareholders of FIG shall not have duly approved the transactions contemplated by this Agreement on or before August 31, 2002, (iii) the condition set forth in Section 9.10 shall not have been satisfied as of September 30, 2002 or (iv) the conditions set forth in Sections 9.5 or 9.11 are not satisfied.

         8.1.3 Conditions to the Sellers' Performance Not Met. By the Representative, on behalf of the Sellers, by written notice to Purchaser if any event occurs or condition exists which would render impossible the satisfaction of one or more conditions to the obligations of the Sellers to consummate the transactions contemplated by this Agreement as set forth in Article X.

         8.1.4 The Sellers' Material Breach. By Purchaser if there has occurred a material misrepresentation or other material breach by any of the Sellers of its representations, warranties or covenants set forth herein or in any other Seller Document; provided, however, that if such breach is susceptible to cure, the breaching party or parties shall have twenty (20) calendar days after receipt of written notice (which notice includes a summary description of such breach) from Purchaser of its intention to terminate this Agreement if such breach continues in which to cure such breach.

         8.1.5 Purchaser's Material Breach. By the Sellers, if there has occurred a material misrepresentation or other material breach by Purchaser of its representations, warranties or covenants set forth herein or in any other Purchaser Document; provided, however, that if such breach is susceptible to cure, Purchaser shall have twenty (20) calendar days after receipt of written notice (which notice includes a summary description of such breach) from the Representative of its intention to terminate this Agreement if such breach continues in which to cure such breach.

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

         8.1.6 Assumed Indebtedness. By Purchaser if the Assumed Indebtedness minus the Maritime Adjustment Amount exceeds $41,300,000.

         8.1.7 Final Proposed Schedules. By Purchaser pursuant to Section 13.10.

         Section 8.2 Effect of Termination. In the event that this Agreement shall be terminated pursuant to Section 8.1, all further obligations of the parties under this Agreement shall terminate; provided that the obligations of the parties contained in Sections 8.3 and 13.2 and Articles XI and XII shall survive any such termination. A termination under Section 8.1 shall not relieve any party of any liability for a breach of, or for any misrepresentation under, this Agreement, or be deemed to constitute a waiver of any available remedy (including specific performance if available) for any such breach or misrepresentation.

         Section 8.3 Expenses. Without limiting the rights and remedies of any party with respect to a breach of any other party's representations, warranties or covenants under this Agreement or any other document delivered in connection herewith, in the event the transactions contemplated by this Agreement shall not be consummated, the parties hereto shall bear their own respective expenses, as provided in Section 13.2. Notwithstanding the foregoing, in the event that (i) all of the conditions to the obligations of Purchaser to consummate the transactions contemplated by this Agreement, as set forth in Article IX, are satisfied except the conditions set forth in Section 9.10, (ii) the Sellers have not breached any of their respective representations, warranties or covenants under this Agreement and (iii) Purchaser terminates this Agreement pursuant to
Section 8.1.2(iii), Purchaser shall reimburse the Sellers for expenses reasonably incurred by the Sellers in connection with the transactions contemplated by this Agreement in an amount not to exceed $200,000.

                                   ARTICLE IX

                         CLOSING CONDITIONS OF PURCHASER

         The obligations of Purchaser to consummate the transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any one or more of which may be waived (but only in writing) by Purchaser (provided that no such waiver shall be deemed to have cured any breach of any representation, warranty or covenant made in this Agreement):

         Section 9.1 Representations, Warranties and Covenants of the Sellers.
(i) All of the representations and warranties made by the Sellers in this Agreement and in the other Seller Documents which they have executed and delivered in connection with this Agreement, shall be true and correct, in the case of any representation or warranty contained in Sections 6.2, 6.5, 6.6, 6.27, 6.37 or 6.38 or any representation or warranty that is qualified as to materiality, in all respects, and in the case of any other representation or warranty, in all material respects, as of the date hereof and as of the Closing Date as though made at and as of the Closing Date, except to the extent such representations and warranties expressly speak as of an earlier date; (ii) the Sellers shall have performed and complied with all agreements and covenants required by this Agreement to be performed by them on or prior to the Closing Date; and (iii) with respect to clauses (i) and (ii), at the Closing there shall be delivered to Purchaser a certificate signed by the Chief Executive Officer of each Seller to the foregoing effect.

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

         Section 9.2 Deliveries to Be Made by the Sellers at the Closing. At the Closing, the Sellers shall deliver or cause to be delivered to Purchaser the following in form and substance reasonably satisfactory to Purchaser:

         9.2.1 All bills of sale, note endorsements and other documents and instruments of sale, assignment, conveyance and transfer as Purchaser or its counsel may reasonably deem necessary or desirable to sell, assign, convey and transfer to, and to vest, perfect and confirm in Purchaser good, marketable and indefeasible title in and to the Assets, including any documents of conveyance requested by the Federal Aviation Administration;

         9.2.2 The Assets;

         9.2.3 Copies of resolutions of the board of directors and shareholders of each Seller authorizing and approving the execution and delivery of this Agreement and the Seller Documents and the performance by each Seller of its obligations hereunder and thereunder, certified by the Secretary of such Seller;

         9.2.4 An incumbency certificate dated the Closing Date for each Seller executed by the Secretary of such Seller which shall identify the names and titles and bear the signatures of the officers of such Seller individually authorized to execute and deliver this Agreement and the Seller Documents;

         9.2.5 A certificate executed by each Seller certifying that all of such Seller's representations and warranties in this Agreement are true and complete as of the Closing Date (to the extent required pursuant to Section 9.1) and confirming that all conditions set forth in this Article IX have been satisfied and that such Seller has complied with its covenants and other obligations to be performed on or prior to the Closing Date under this Agreement and the Seller Documents, to the extent not waived in writing by Purchaser;

         9.2.6 An opinion of counsel to the Sellers, dated as of the Closing Date, in form and substance satisfactory to Purchaser in its sole discretion;

         9.2.7 Good standing certificates for each Seller, dated as of a date within 10 days of the Closing Date, from the jurisdiction of its incorporation and each other jurisdiction in which it is required to be qualified to do business, and "bring-down" certificates from each such jurisdiction or any independent service company dated the Closing Date;

         9.2.8 Copies of the charter and by-laws of each Seller, in each case certified by the Secretary of the such Seller;

         9.2.9 An affidavit of non-foreign status from each Seller, in the form of Exhibit E;

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

         9.2.10 A certificate executed by each Person to whom any Seller has any Assumed Indebtedness outstanding as of the Closing Date, certifying the aggregate amount of such Assumed Indebtedness as of the Closing Date, after giving effect to the transactions contemplated by this Agreement;

         9.2.11 If applicable, a certificate executed by each Seller and Maritime and each shareholder of Maritime allocating the amount by which the Assumed Indebtedness exceeds $34,800,000 to the Adjustment Amount and the Maritime Adjustment Amount, in form and substance satisfactory to Purchaser;

         9.2.12 The results of a Uniform Commercial Code, tax and judgment lien search, conducted as of a recent date, demonstrating that the Assets are not subject to any Encumbrances other than Permitted Encumbrances;

         9.2.13 An opinion of counsel or of a qualified title search company as listed by the Federal Aviation Administration and published on Advisory Circular
(AC) Form 4050-55, indicating clear title in the Sellers to all aircraft (including air frames, engines and propellers) listed on Schedule 6.14, other than Permitted Encumbrances; and

         9.2.14 All other documents expressly provided in this Agreement to be delivered to Purchaser at or before the Closing and not delivered to Purchaser before the Closing.

         Section 9.3 Shareholder Approval. The shareholders of FIG shall have duly approved the transactions contemplated by this Agreement, pursuant to the requirements of the FIG's articles of incorporation and applicable law.

         Section 9.4 Third Party Consents. There shall have been obtained all consents, approvals and waivers (other than Government Contract Novations, which shall be sought after the Closing) from parties to Purchased Contracts and others that are required in connection with the transactions contemplated by this Agreement and the Seller Documents, including, without limitation, those set forth on Schedule 6.3, and the same shall be in full force and effect.

         Section 9.5 CAS-MOS Contract. Purchaser shall have been provided with the terms and conditions associated with the redetermination of billing prices in accordance with clauses C-24 and C-25 of the Commercial Air Services Military Operations Support Agreement, dated April 1, 2002 (as amended or modified), together with all supporting documentation and information regarding such agreement, and such terms, conditions, documentation and information are satisfactory to Purchaser in its sole discretion.

         Section 9.6 Orders; Illegality. There shall not be in effect any Law or Order of a Governmental Authority which enjoins, prohibits, makes illegal or materially restricts or otherwise prevents the consummation of the transactions contemplated hereby.

         Section 9.7 Absence of Investigations and Proceedings. There shall be no decree, judgment, Order or litigation at law or in equity, no arbitration proceedings, and no proceeding before or by any Governmental Authority pending, or to the Sellers' Knowledge, threatened, to which any of the Sellers, Maritime or Purchaser is or may be a party that could reasonably be expected to adversely affect, in any material respect, the Business or the Assets or which challenges the transactions contemplated by this Agreement or the Maritime Purchase Agreement. No proceeding or formal investigation by any Governmental Authority shall be pending, or, to the Sellers' Knowledge, threatened, with the object of challenging or preventing consummation of the transactions contemplated by this Agreement or the Maritime Purchase Agreement and no other proceedings shall be pending with such object or to collect damages from Purchaser on account thereof.

         Section 9.8 Governmental Approvals. All Governmental Approvals necessary in connection with the consummation of the transactions contemplated by this Agreement, including, without limitation, those set forth on Schedule 6.23, shall have been obtained and shall be in full force and effect.

         Section 9.9 Absence of Certain Changes. Between the date of this Agreement and the Closing Date, there shall have been no events, occurrences or conditions that have had or could reasonably be expected to have a Material Adverse Effect.

         Section 9.10 Financing. Purchaser shall have obtained the financing, on commercially reasonable terms, necessary to permit Purchaser to consummate the acquisition of the Assets, the assumption of the Assumed Liabilities and the transactions contemplated by this Agreement and the Maritime Purchase Agreement.

         Section 9.11 Due Diligence. Purchaser shall have made such investigations of the Sellers, the Assets and the Business as Purchaser in its sole discretion deems necessary or desirable, including, without limitation, operational results of the Sellers, and Purchaser in each case shall have determined that the results of such due diligence, including the results of any audit conducted by or on behalf of Purchaser, are satisfactory to Purchaser in its sole discretion.

         Section 9.12 Environmental Audits. Purchaser shall have received "Phase I" environmental assessment reports of the environmental condition of the Real Property specified by Purchaser which confirm the correctness of the warranties, representations and covenants of the Company in Section 6.26 hereof and which disclose no condition which could reasonably be expected to have a Material Adverse Affect or could subject the Sellers or Purchaser to liability or remediation costs in excess of $50,000.

         Section 9.13 Release of Liens. The Sellers shall have received Uniform Commercial Code termination statements and mortgage releases sufficient to release all Encumbrances and security interests (except for Permitted Encumbrances or Encumbrances relating to Assumed Liabilities) on the Assets (concurrently with the other transactions occurring at the Closing) and shall have transmitted the same for filing and/or recordation or delivered such documents to Purchaser.

         Section 9.14 Sandlin Employment Agreement. David E. Sandlin shall have executed and delivered to Purchaser or one or more of its Affiliates an employment and non-competition agreement (the "Sandlin Employment Agreement"), between Sandlin and Purchaser or one or more of its Affiliates, containing the terms set forth in Exhibit F and otherwise in form and substance satisfactory to Purchaser, Sandlin and the Sellers.

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

         Section 9.15 Bone Employment and Non-Competition Agreement. John R. Bone shall have executed and delivered to Purchaser or one or more of its Affiliates an employment and non-competition agreement (the "Bone Employment and Non-Competition Agreement"), between Bone and Purchaser or one or more of its Affiliates, containing the terms set forth in Exhibit G and otherwise in form and substance satisfactory to Purchaser, Bone and the Sellers.

         Section 9.16 Transfer Taxes. The Sellers shall have paid or caused to be paid all Taxes required to be paid in connection with the sale and delivery to Purchaser of the Assets to the extent due and payable or prior to the Closing.

         Section 9.17 Maritime Transaction. The transactions contemplated by the Asset Purchase Agreement, dated as of May 9, 2002, by and between Purchaser and Maritime (the "Maritime Purchase Agreement") shall have been consummated concurrently with the consummation of the transactions contemplated hereby.

         Section 9.18 Retention of Key Employees. Purchaser shall have been given the opportunity to approach and negotiate with all employees of the Sellers in an effort to persuade them to become an employee of the Purchaser following the Closing, and Purchaser, in its sole discretion, shall be satisfied with the arrangements made to ensure that following the Closing, the Purchaser will retain the services of the Sellers' key employees.

         Section 9.19 Escrow Agreement. The Representative and the Escrow Agent shall have executed and delivered the Escrow Agreement.

         Section 9.20 Sellers Representative Agreement. Each Seller and the Representative shall have executed and delivered the Sellers Representative Agreement, and a fully-executed copy thereof shall have been furnished to Purchaser.

                                   ARTICLE X

                        CLOSING CONDITIONS OF THE SELLERS

         The obligations of the Sellers to consummate the transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any one or more of which may be waived (but only in writing) by the Representative on behalf of the Sellers (provided that no such waiver shall be deemed to have cured any breach of any representation, warranty or covenant made in this Agreement):

         Section 10.1 Representations, Warranties and Covenants of Purchaser.
(i) All of the representations and warranties made by Purchaser in this Agreement and in the other Purchaser Documents, or otherwise in connection with the transactions contemplated hereby, shall be true and correct, in the case of any representation or warranty that is qualified as to materiality, in all respects, and in the case of any representation or warranty that is not so qualified, in all material respects, as of the date hereof and as of the Closing Date as though made at and as of the Closing Date, except to the extent such representations and warranties expressly speak as of an earlier date; (ii) Purchaser shall have performed and complied with all agreements and covenants required by this Agreement to be performed by it on or prior to the Closing Date; and (iii) with respect to clauses (i) and (ii), at the Closing there shall be delivered to the Seller a certificate signed by a duly authorized officer of Purchaser to the foregoing effect.

         Section 10.2 Deliveries to be Made by Purchaser at the Closing. At the Closing, Purchaser shall deliver or cause to be delivered to the Representative, on behalf of the Sellers, the following:

         10.2.1 The portion of the Total Purchase Price due at Closing, as provided in Sections 3.2 and 3.3;

         10.2.2 An opinion of Purchaser's counsel, dated as of the Closing Date, substantially in the form attached hereto as Exhibit H;

         10.2.3 A copy of the resolutions of the Board of Directors or other governing body of Purchaser authorizing the execution and delivery of this Agreement, the Purchaser Documents and the performance by Purchaser of its obligations hereunder and thereunder, certified by the Secretary or any Assistant Secretary of Purchaser;

         10.2.4 A certificate by a duly authorized officer of Purchaser to the effect that the representations and warranties in this Agreement are true and complete in all material respects as of the Closing Date and confirming that all conditions set forth in this Article X have been satisfied and that Purchaser has complied with its covenants and other obligations to be performed on or prior to the Closing Date under this Agreement;

         10.2.5 An incumbency certificate, dated the Closing Date, for Purchaser executed by the Secretary or any Assistant Secretary of Purchaser, which shall identify the name and title and bear the signature of each officer of Purchaser individually authorized to execute and deliver this Agreement and the Purchaser Documents;

         10.2.6 Good standing certificates for Purchaser, dated as of a date within 10 days of the Closing Date, from its jurisdiction of organization and each other jurisdiction in which it is required to be qualified to do business, and "bring-down" certificates from each such jurisdiction or an independent service company dated the Closing Date;

         10.2.7 All other documents expressly provided in this Agreement to be delivered to the Sellers at or before the Closing and not delivered to the Sellers before the Closing.

         Section 10.3 Shareholder Approval. The shareholders of FIG shall have duly approved the transactions contemplated by this Agreement, pursuant to the requirements of FIG's articles of incorporation and applicable law.

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

         Section 10.4 Orders; Illegality. There shall not be in effect any Law or Order of a Governmental Authority which enjoins, prohibits, makes illegal or materially restricts or otherwise prevents the consummation of the transactions contemplated hereby.

         Section 10.5 Escrow Agreement. Purchaser and the Escrow Agent shall have executed and delivered the Escrow Agreement.

         Section 10.6 Absence of Investigations and Proceedings. No proceeding or formal investigation by any Governmental Authority shall be pending, or, to the best of Purchaser's knowledge, threatened, with the object to challenging or preventing the consummation of the transactions contemplated by this Agreement.

         Section 10.7 Governmental Approvals. All Governmental Approvals necessary in connection with the consummation of the transactions contemplated by this Agreement shall have been obtained and shall be in full force and effect.

                                   ARTICLE XI

           INDEMNIFICATION; SURVIVAL OF REPRESENTATIONS AND WARRANTIES

         Section 11.1 Indemnification by the Sellers. The Sellers, jointly and severally, agree to indemnify and hold harmless Purchaser, its Affiliates and their respective shareholders, directors, officers, employees, agents, successors in interest, assigns and representatives (collectively, the "Purchaser Indemnified Parties") from and against any and all Losses which may be incurred or suffered by any such party and which, directly or indirectly, arise out of or result from:

         11.1.1 any inaccuracy in or breach of any of the representations and warranties made by any Seller in or pursuant to this Agreement or in the other Seller Documents;

         11.1.2 any inaccuracy in the Sellers' Assumed Indebtedness Schedule;

         11.1.3 the Excluded Liabilities;

         11.1.4 any breach or nonperformance of any of the covenants or agreements made by any Seller in or pursuant to this Agreement or in the other Seller Documents;

         11.1.5 any matter as to which any Seller in other provisions of this Agreement or in the other Seller Documents has expressly agreed to indemnify Purchaser;

         11.1.6 any third party claim or demand regarding the conduct of the Business prior to the Closing;

         11.1.7 any violation of an applicable Law or Order prior to the Closing by any Seller, including, without limitation, any Environmental Law;

         11.1.8 the generation, use, transportation, treatment, storage, release or disposal, prior to the Closing, of Hazardous Substances by, or at any property or facility of, any Seller, or at any offsite location, at any time prior to the Closing;

         11.1.9 the presence of Hazardous Substances at any property or facility of any Seller arising from pre-Closing operations, whether or not discovered, prior to the Closing;

         11.1.10 the failure of the Sellers to pay the costs of any Warranty Work and the amount of any Warranty Claims or Refund Claims for which any Seller is responsible pursuant to Sections 5.19 and 5.20;

         11.1.11 the invalidity, unenforceability of, or claims of material breach or default arising under, any Contract based on facts, occurrences or circumstances arising upon or prior to the Closing; or

         11.1.12 any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including, without limitation, reasonable legal fees and expenses, incurred in enforcing the indemnity provided by this Section 11.1.

         Section 11.2 Indemnification by Purchaser. Purchaser agrees to indemnify and hold harmless the Sellers from and against any Losses of the Sellers, their respective Affiliates and their respective shareholders, directors, officers, employees, agents, successors in interest, assigns and representatives (collectively, the "Sellers Indemnified Parties") which may be incurred, directly or indirectly, by any such party as a result of, or based upon or arising from:

         11.2.1 any inaccuracy in or breach of any of the representations and warranties made by Purchaser in or pursuant to this Agreement or in the other Purchaser Documents;

         11.2.2 the Assumed Liabilities;

         11.2.3 any breach or nonperformance of any of the covenants or agreements made by Purchaser in or pursuant to this Agreement or in the other Purchaser Documents;

         11.2.4 any matter as to which Purchaser in other provisions of this Agreement or in the other Purchaser Documents has agreed to indemnify the Sellers;

         11.2.5 any third party claim or demand against any Sellers Indemnified Party regarding the conduct of the Business following the Closing (other than a claim based on any action taken by any Sellers Indemnified Party following the Closing as an employee, representative or agent of Purchaser or its Affiliates or otherwise);

         11.2.6 any violation of Law following the Closing by Purchaser (except for any violation of Law with respect to which the Sellers or any other Indemnified Party are obligated to provide indemnity under this Agreement); and

         11.2.7 any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including, without limitation, legal fees and expenses, incurred in enforcing the indemnity provided by this Section 11.2.

         Section 11.3 Cooperation. The parties shall cooperate in the defense of all third party claims which may give rise to Indemnifiable Claims hereunder. In connection with the defense of any claim, each party shall make available to the party controlling such defense any books, records or other documents within its control and access to employees that are reasonably requested in the course of such defense.

         Section 11.4 Limitations on Indemnification. The Sellers shall not be required to indemnify any Purchaser Indemnified Parties under Section 11.1 unless the aggregate of all amounts for which indemnity would otherwise be payable by the Sellers exceeds $75,000 (except with respect to any inaccuracy in or breach of the representations and warranties contained in Sections 6.1, 6.2, 6.5, 6.18, 6.27 and 6.38 and except for any indemnity rights pursuant to Section
11.1.2 and 11.1.3, with respect to which this threshold shall not apply), and, in such event, the Sellers shall be responsible for the entire amount. The Sellers' indemnity obligations under Section 11.1.1 with respect to any breach of the representations and warranties under Article VI (except with respect to any inaccuracy in or breach of the representations and warranties contained in Sections 6.1, 6.2, 6.3, 6.5, 6.6, 6.8, 6.15, 6.18, 6.19, 6.21, 6.26, 6.27, 6.28,
6.30, 6.35, 6.36 and 6.38) shall be limited, in the aggregate, to $1,000,000. Purchaser shall not be required to indemnify any other Person under Section 11.2 unless the aggregate of all amounts for which indemnity would otherwise be payable by Purchaser exceeds $75,000, and in such event, Purchaser shall be responsible for the entire amount. Purchaser's indemnity obligations under
Section 11.2.1 shall be limited, in the aggregate, to $1,000,000.

         Section 11.5 Notice to Indemnifying Party. If any party (the "Indemnified Party") receives notice of any claim or other commencement of any action or proceeding with respect to which any other party (or parties) (the "Indemnifying Party") is obligated to provide indemnification pursuant to Sections 11.1 or 11.2 or pursuant to any other specific indemnification covenant contained in this Agreement, the Indemnified Party shall promptly give the Indemnifying Party written notice thereof which notice shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom. The failure of a party to give notice under this Section 11.5 shall not relieve any party from liability, unless and to the extent the other party has been materially prejudiced thereby. The Indemnified Party shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder, without the prior written consent of the Indemnifying Party (which shall not be unreasonably withheld or delayed) unless a suit shall have been instituted against it and the Indemnifying Party either (i) shall not have undertaken the defense of such suit after notification thereof as provided in Section 11.6 or (ii) is demonstrably unable to undertake the defense of such suit or satisfy the claims arising thereunder.

         Section 11.6 Defense by Indemnifying Party. In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a Person who is not a party to this Agreement, the Indemnifying Party at its sole cost and expense may, upon written notice to the Indemnified Party, assume the defense of any such claim or legal proceeding using counsel of its choice (subject to the approval of the Indemnified Party, which approval may not be unreasonably withheld or delayed) if it (i) acknowledges to the Indemnified Party in writing its obligations to indemnify the Indemnified Party with respect to all elements of such claim and (ii) demonstrates its ability to undertake the defense of such claim or proceeding and satisfy any liabilities resulting therefrom. The Indemnified Party shall be entitled to participate in (but not control) the defense of any such action, with its counsel and at its own expense; provided, however, that if the Indemnified Party, in its reasonable discretion, determines that there exists a conflict of interest between the Indemnifying Party (or any constituent party thereof) and the Indemnified Party, the Indemnified Party (or such constituent party thereof) shall have the right to engage separate counsel, the reasonable costs and expenses of which shall be paid by the Indemnifying Party, but in no event shall the Indemnifying Party be liable to pay for the costs and expenses of more than one separate firm of attorneys (in addition to any local counsel). If the Indemnifying Party does not assume the defense of any such claim or litigation resulting therefrom, the Indemnified Party may settle or defend against such claim or litigation, after giving notice of the same to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate, and the Indemnifying Party shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense. If the Indemnifying Party thereafter seeks to question the manner in which the Indemnified Party defended such third-party claim or the amount or nature of any such settlement, the Indemnifying Party shall have the burden to prove by a preponderance of the evidence that the Indemnified Party did not defend or settle such third-party claim in a reasonably prudent manner. Notwithstanding the foregoing, however, Purchaser shall in all cases be entitled to control of the defense of any such action if it (i) may result in injunctions or other equitable remedies in respect of Purchaser or the Business; (ii) may result in liabilities which, taken with other then-existing claims by Purchaser under this
Article XI, would not be fully indemnified hereunder; or (iii) may have an adverse impact on the Business or the financial condition of Purchaser including an effect on the Tax liabilities, earnings or ongoing business relationships of Purchaser even if the Seller satisfies all indemnification amounts in full.

         Section 11.7 Survival of Representations and Warranties. Notwithstanding any right of Purchaser and the Sellers to fully investigate the affairs of the other parties hereto and notwithstanding any knowledge of facts determined or determinable by Purchaser or Sellers pursuant to such investigation or right of investigation, whether before or after execution and delivery of this Agreement or the Closing, and notwithstanding any waiver of any condition to the Closing, Purchaser and the Sellers shall have the right to rely fully upon the representations, warranties, covenants and agreements of the other parties hereto contained in this Agreement or in any other Seller Documents or Purchaser Documents, as applicable. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance or compliance with any covenant or obligation, will not affect the right of indemnification, payment of damages, or other remedy based on such representations, warranties, covenants and obligations. Except as otherwise provided herein, each representation, warranty, covenant and agreement of any of the Sellers contained herein or in any other Seller Document, or in any instrument or document furnished in connection with this Agreement or the transactions contemplated hereby, shall survive the execution and delivery of this Agreement and the Closing and any investigation at any time made by or on behalf of Purchaser indefinitely. Notwithstanding the foregoing, (i) the representations and warranties of the Sellers contained in Sections 6.21 and

6.26 shall terminate and expire on the second anniversary of the Closing Date, unless on or prior to such date Purchaser has delivered to the Representative a written notice of a claim with respect to any such representation or warranty,
(ii) the representations and warranties of the Sellers contained in Sections
6.18 shall terminate and expire on the third anniversary of the Closing Date, unless on or prior to such date Purchaser has delivered to the Representative a written notice of a claim with respect to any such representation or warranty, and (iii) all other representations and warranties contained in Article VI (other than those contained in Sections 6.1, 6.2, 6.5, 6.27 and 6.38, which shall survive the execution and delivery of this Agreement and the Closing and any investigation at any time made by or on behalf of Purchaser indefinitely) shall terminate and expire on the eighteen month anniversary of the Closing Date, unless on or prior to such date Purchaser has delivered to the Representative a written notice of a claim with respect to any such representation or warranty.

         Section 11.8 Survival of Representations and Covenants of Purchaser. With the sole exception of those covenants which are to be performed by Purchaser after the Closing (which shall survive until a claim thereon is barred by the applicable statute of limitations), each representation, warranty, covenant and agreement of Purchaser contained herein shall survive the execution and deliver of this Agreement and the Closing and shall thereafter terminate and expire on the eighteen month anniversary of the Closing Date, unless, on or before such date, the Representative has delivered to Purchaser a written notice of claim with respect to such representation, warranty, covenant or agreement.

                                  ARTICLE XII

                                 CONFIDENTIALITY

         Section 12.1 Confidentiality of the Sellers. Unless this Agreement shall have been terminated pursuant to Article VIII, each Seller agrees to, and agrees to use its Best Efforts to cause its agents, representatives, Affiliates, employees, officers and directors to: (i) treat and hold as confidential (and not disclose or provide access to any Person) all Intangible Personal Property and information relating to product development, price, distributors, Contracts, Customer Lists, pricing and marketing plans, policies and strategies, details of client and consultant contracts, operations, methods, product development techniques, business acquisition plans, new personnel acquisition plans and all other confidential information with respect to any of the Sellers, the Business or the Assets, except as may be required by applicable Law, in which event each Seller agrees to, and agrees to use its Best Efforts to cause its agents, representatives, Affiliates, employees, officers and directors to, furnish only that portion of such confidential information which they reasonably believe is legally required to be provided and exercise their reasonable efforts to obtain assurances that confidential treatment will be afforded such information; and
(ii) in the event such Seller or any of its agents, representatives, Affiliates, employees, officers or directors becomes legally compelled to disclose any such information, provide Purchaser with prompt written notice of such requirement so that Purchaser may, at the expense of Purchaser, seek a protective order or other remedy. This Section 12.1 shall not apply to any information that, at the time of disclosure, is known to the receiving party before disclosure thereof, is independently developed by the receiving party, is or becomes publicly available through no fault of any Seller or their respective agents, representatives, Affiliates, employees, officers or directors, is obtained by the receiving party from a third party not known by the receiving party to be under any obligation not to disclose such information and which the receiving party has no reason to believe is not otherwise publicly available (provided, however, that once any Seller is advised that information obtained under such circumstance is indeed confidential hereunder, this Section 12.1 shall thereafter apply to such information) or is reasonably necessary in order for any Seller to litigate any claim against Purchaser including, but not limited to, any claim against Purchaser pursuant to this Agreement. Each Seller agrees and acknowledges that remedies at law for any breach of its obligations under this Section 12.1 are inadequate and that in addition thereto Purchaser shall be entitled to seek equitable relief, including injunction and specific performance, in the event of any such breach. Notwithstanding the foregoing, the Sellers, with the consent of Purchaser (which consent shall not be unreasonably withheld or delayed), may make such disclosures in connection with defending any claim brought against any Seller or any of its agents, representatives, Affiliates, employees, officers and directors by any third person as may be reasonably necessary in order for such Seller to conduct its defense thereof; provided, however, that each Seller agrees to, and agrees to cause its agents, representatives, Affiliates, employees, officers and directors to, exercise their respective Best Efforts to obtain assurances that confidential treatment will be afforded such information and to seek a protective order or other remedy to preserve the confidentiality of such information.

         Section 12.2 Confidentiality of Purchaser. During the period starting at the execution of this Agreement and ending on the earlier of (A) the Closing Date or (B) the third anniversary of the date of this Agreement, Purchaser agrees to, and agrees to use its Best Efforts to cause its agents, representatives, Affiliates, employees, officers and directors to: (i) treat and hold as confidential (and not disclose or provide access to any Person) all Intangible Personal Property, and information relating to product development, price, distributors, Contracts, Customer Lists, pricing and marketing plans, policies and strategies, details of client and consultant contracts, operations, methods, product development techniques, business acquisition plans, new personnel acquisition plans and all other confidential information with respect to the Sellers, the Assets or the Business, except as may be required by applicable Law, in which event Purchaser agrees to, and agrees to use its Best Efforts to cause its agents, representatives, Affiliates, employees, officers and directors to, furnish only that portion of such confidential information which Purchaser reasonably believes is legally required to be provided and exercise its reasonable efforts to obtain assurances that confidential treatment will be accorded such information; and (ii) in the event that Purchaser or any such agent, representative, Affiliate, employee, officer or director becomes legally compelled to disclose any such information, provide the Sellers with prompt written notice of such requirement so that the Sellers may, at the expense of the Sellers, seek a protective order or other remedy. This Section
12.2 shall not apply to any information that, at the time of disclosure, is known to the receiving party before disclosure thereof, is independently developed by the receiving party, is or becomes publicly available through no fault of Purchaser or any of its agents, representatives, Affiliates, employees, officers and directors, or is obtained by the receiving party from a third party not known by the receiving party to be under any obligation not to disclose such information and which the receiving party has no reason to believe is not otherwise publicly available (provided, however, that once Purchaser is advised that information obtained under such circumstance is indeed confidential hereunder, this Section 12.2 shall thereafter apply to such information) or is reasonably necessary in order for Purchaser to litigate any claim against the Sellers, including, but not limited to, any claim against the Sellers pursuant to this Agreement. Purchaser agrees and acknowledges that remedies at law for any breach of its obligations under this Section 12.2 are inadequate and that in addition thereto the Sellers shall be entitled to seek equitable relief, including injunction and specific performance, in the event of any such breach. Notwithstanding the foregoing, (x) Purchaser may make such disclosure of confidential information relating to any of the Sellers, the Assets or the Business to its officers, directors, employees, Affiliates, agents, accountants, financial advisors, attorneys, financing sources, direct and indirect shareholders and representatives for bona fide business purposes in connection with this transaction; provided, however, that Purchaser shall advise such Persons of the confidentiality and non-disclosure provisions of this Section
12.2 and be responsible for any violation or breach of such provisions by such Persons, and (y) Purchaser, with the consent of the Sellers (which consent shall not be unreasonably withheld or delayed), may make such disclosures in connection with defending any claim brought against Purchaser or any of its agents, representatives, Affiliates, directors, officers or employees by any third person as may be reasonably necessary in order for Purchaser to conduct its defense thereof; provided, however, that Purchaser agrees to, and agrees to cause its agents, representatives, Affiliates, directors, officers and employees to, exercise their respective Best Efforts to obtain assurances that confidential treatment will be afforded such information and to seek a protective order or other remedy to preserve the confidentiality of such information.

                                  ARTICLE XIII

                                  MISCELLANEOUS

         Section 13.1 Change Corporate Name. Each Seller shall execute such documents and promptly take such action as is necessary to allow Purchaser and its Affiliates to use and register all trademarks, tradenames, corporate names and other Intangible Personal Property being conveyed to Purchaser pursuant to the terms of this Agreement. Within 30 days of the Closing, each Seller shall change its name so as to not include "Flight International," "Flight International Aviation," "Flight Alaska" or any other trade names or trademarks being purchased by Purchaser hereunder.

         Section 13.2 Expenses. Except to the limited extent provided in the last sentence of Section 8.3, the Sellers and Purchaser shall pay their own expenses incident to the negotiation, preparation and performance of this Agreement and the transactions contemplated hereby, including, without limitation, expenses and disbursements of their respective financial advisors, accountants and counsel. The expenses of the Sellers referred to in this Section
13.2 shall not be Assumed Liabilities.

         Section 13.3 Notices and Other Communications. Every notice or other communication required or contemplated by this Agreement by any party shall be delivered by personal delivery, postage prepaid return receipt requested certified mail, or by facsimile, addressed to the party for whom intended as set forth on Schedule 13.3, or at such other address as the intended recipient previously shall have designated by written notice to the other parties. Notice by certified mail shall be effective on the date it is officially recorded as delivered to the intended recipient by return receipt or equivalent. All notices and other communication required or contemplated by this Agreement delivered in person or sent by facsimile with answer back receipt shall be deemed to have been delivered to and received by the addressee and shall be effective on the date of personal delivery or on the date sent if answer back receipt received. Notice not given in writing shall be effective only if acknowledged in writing by a duly authorized representative of the party to whom it was given.

         Section 13.4 Counterparts. This Agreement may be executed in any number of counterparts, and each counterpart shall constitute an original instrument, but all such separate counterparts shall constitute only one and the same instrument.

         Section 13.5 Written Agreement to Govern. This Agreement constitutes the entire understanding between the parties as to the subject matter hereof, except as may be explicitly set forth in writing in any agreement, certificate or document specifically referenced herein, and cancels any and all previous contracts or agreements between the parties with respect to the subject matter hereof. This Agreement may not be altered, amended, or modified except by a written instrument executed by or on behalf of each of the parties hereto. This Agreement shall become binding only after the same is signed and delivered by or on behalf of each of the parties hereto.

         Section 13.6 Assignability. Neither this Agreement nor any right or obligation hereunder is assignable in whole or in part, whether by operation of law or otherwise, by any party without the express written consent of the other parties hereto and any such attempted assignment shall be void and unenforceable; provided, however, that Purchaser may transfer or assign this Agreement or any right or obligation hereunder to any of its Affiliates or any financing source at any time prior to or after the Closing. This Agreement and the rights and obligations hereunder shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors or assignees, and no other Person shall acquire or have any rights under or by virtue of this Agreement.

         Section 13.7 No Waiver of Rights. All waivers hereunder must be made in writing, and failure of any party at any time to require another party's performance of any obligation under this Agreement shall not affect the right subsequently to require performance of that obligation. Any waiver of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision or a waiver or modification of any other provision.

         Section 13.8 Subject Headings. The subject headings of the Articles and Sections of this Agreement are included for the purposes of convenience only, and shall not affect the construction or interpretation of any of the provisions of this Agreement. All Section references contained herein shall be deemed to refer to other Sections of this Agreement, unless expressly stated otherwise.

         Section 13.9 Further Assurances. At all times before and after the Closing, the parties hereto shall each perform such acts, execute and deliver such instruments and documents and do all such other things consistent with the terms of this Agreement as may be reasonably necessary to accomplish the transactions contemplated in this Agreement or to otherwise carry out the purpose of this Agreement.

         Section 13.10 Schedules and Exhibits. The parties acknowledge that the Schedules to this Agreement have not been prepared or are incomplete as of the date hereof (such unprepared or incomplete Schedules being the "Sellers' Incomplete Schedules"). The Sellers shall deliver to Purchaser and its counsel for their review a complete and accurate version of the Sellers' Incomplete Schedules (as so revised, the "Final Proposed Schedules") not later than 30 days after the date of this Agreement. The Sellers shall also provide Purchaser with copies of any supporting documents and such access to those officers and other employees of each Seller and to Sellers' legal counsel and other representatives as may be reasonably requested by Purchaser and its legal counsel in connection with their review of the Final Proposed Schedules. Purchaser shall have the right to terminate this Agreement by written notice to the Representative as described below in the event that Purchaser, in its sole discretion, is not satisfied with the Final Proposed Schedules. Not later than 10 business days after the Final Proposed Schedules, certified by an officer of each Seller, and all such supporting documents and access shall have been provided to and acknowledged by Purchaser in writing, Purchaser shall either (i) advise the Representative that the Final Proposed Schedules are acceptable to Purchaser, whereupon the Final Proposed Schedules shall become the Schedules hereto, or
(ii) advise the Representative that it has determined to terminate this Agreement pursuant to the provisions of this Section 13.10; provided, however, that if Purchaser does not respond within the aforementioned 10 business day period, then Purchaser shall be deemed to have accepted the Final Proposed Schedules. Purchaser will acknowledge receipt of the Final Proposed Schedules and all supporting documents and access referred to above in writing promptly after the same has been furnished to it and its legal counsel. All Schedules and Exhibits referred to in and attached to this Agreement are incorporated herein by such reference as if fully set forth in the text hereof. Any capitalized and undefined terms used in any Schedule attached hereto shall have the same meaning assigned to such term herein. Notwithstanding the foregoing, Purchaser shall not be required to review or consider the Final Proposed Schedules until such time as it has received the final proposed schedules and all supporting documentation and related information under the Maritime Purchase Agreement so long as Purchaser has notified the Representative in writing prior to the end of the aforementioned 10 business day period that it has not received such schedules, documentation or information.

         Section 13.11 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement should be prohibited or invalid under applicable Law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         Section 13.12 Publicity and Reports. The Sellers and Purchaser shall coordinate all publicity relating to the transactions contemplated by this Agreement and, except to the extent required by Law or applicable stock exchange rules or required in connection with Purchaser's financing of the transactions contemplated hereby, no party shall issue any press release, publicity statement or other public notice relating to this Agreement, or the transactions contemplated by this Agreement, without obtaining the prior consent of the other parties hereto (which consent shall not be unreasonably withheld or delayed). Purchaser and the Sellers shall consult with each other with respect to the form and content of any application or report made to any Governmental Authority which relates to this Agreement or the transactions contemplated hereby.

         Section 13.13 Parties in Interest; Joint and Several Liability of the Sellers. This Agreement shall be binding upon and inure to the benefit of each party, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement except for the provisions of Article XI (which are intended to be for the benefit of the Persons provided for therein and may be enforced by such Persons). Nothing in this Agreement is intended to relieve or discharge the obligations of any third Person to (or to confer any right of subrogation or action over against) any party to this Agreement. The obligations of the Sellers under this Agreement shall be joint and several and, unless expressly stated in this Agreement, all actions to be taken by the Sellers hereunder shall be taken jointly or through the Representative.

         Section 13.14 Specific Performance. The Sellers acknowledge that, in view of the uniqueness of the Business and the transactions contemplated by this Agreement, Purchaser would not have an adequate remedy at law for money damages in the event that this Agreement has not been performed in accordance with its terms, and therefore agrees that Purchaser shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which it may be entitled, at law or in equity.

         Section 13.15 GOVERNING LAW; CONSENT TO JURISDICTION. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS BY THE INTERNAL LAWS (AS OPPOSED TO CONFLICT PROVISIONS) OF THE STATE OF NEW YORK. EACH PARTY TO THIS AGREEMENT, ON BEHALF OF ITSELF AND ITS SUCCESSORS IN INTEREST AND ASSIGNS, HEREBY SUBMITS TO THE JURISDICTION OF THE FEDERAL AND STATE COURTS LOCATED IN THE CITY OF NEW YORK, NEW YORK, IN CONNECTION WITH ANY DISPUTE RELATED TO THIS AGREEMENT OR ANY OF THE MATTERS CONTEMPLATED HEREBY.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first written above.

                                        PURCHASER:

                                        VTF CORPORATION

                                        By: /s Robert B. McKeon
                                            Name: Robert B. McKeon
                                            Title: President


                                        SELLERS:

                                        THE FLIGHT INTERNATIONAL GROUP, INC.

                                        By: /s/ David E. Sandlin
                                            Name:  David E. Sandlin
                                            Title: President and CEO

                                        FLIGHT INTERNATIONAL, INC.

                                        By: /s/ David E. Sandlin
                                            Name: David E. Sandlin
                                            Title: President and CEO

                                        FLIGHT INTERNATIONAL AVIATION, INC.

                                        By: /s/ David E. Sandlin
                                            Name: David E. Sandlin
                                            Title: President and CEO

                                        FLIGHT INTERNATIONAL SALES AND
                                        LEASING, INC.

                                        By: /s/ David E. Sandlin
                                            Name: David E. Sandlin
                                            Title: President and CEO

                                        FLIGHT ALASKA, INC.

                                        By: /s/ David E. Sandlin
                                            Name: David E. Sandlin
                                            Title: President and CEO

                                        FLIGHT INTERNATIONAL OF FLORIDA, INC.

                                        By: /s/ David E. Sandlin
                                            Name: David E. Sandlin
                                            Title: President and CEO

                                     ANNEX B

                                G-V CAPITAL CORP.
                       999 Walt Whitman Road, Third Floor
                            Melville, New York 11747
                        (631) 421-3600 Fax (631) 421-2279
                             E-Mail: Lkaplan@aol.com

                                                                 Lawrence Kaplan


May 8, 2002

Board of Directors
The Flight International Group, Inc.
One Lear Drive
Newport News, VA 23602


Dear Sirs:

We understand that The Flight International Group, Inc., a Georgia corporation ("FIG") and VTF Corporation ("VTF"), a Delaware corporation (together with its successors or assigns, "Purchaser") are proposing to enter into an Asset Purchase Agreement (the "Agreement"), by and among FIG, Flight International, Inc., a Georgia corporation ("FII"), Flight International Aviation, Inc., a Georgia corporation ("FIA"), Flight International Sales and Leasing, Inc., a Delaware corporation ("FIS"), Flight Alaska, Inc., a Delaware corporation ("FAI"), and Flight International of Florida, Inc., a Florida corporation ("FIOF", and together with FIG, 1, FIA, FIS and FAI, each is individually referred to herein as a "Seller" and are collectively referred to herein as the "Sellers").

The Agreement provides, among other things, that on the Initial Closing Date (as such term is defined in the Agreement), Purchaser shall purchase the Assets and assume the Assumed Liabilities from the Sellers and pay to the Representative, on behalf of the Sellers, the Total Purchase Price. The "Total Purchase Price" shall consist of $6,500,000 (the "Base Purchase Price"), minus the Adjustment Amount, if any, and minus $1,000,000 which will be placed in escrow for a nine-month period in connection with possible claims following the Initial Closing Date. The proposed sale and purchase of the Assets and assumption of the Assumed Liabilities are sometimes referred to herein as the "Proposed Transaction". The terms of the Proposed Transaction are set forth in more detail in the Agreement.

You have requested our opinion, as investment bankers, as to the fairness from a financial point of view, to FIG of the Total Consideration to be paid by VTF for the Assets and assumption of Assumed Liabilities in the Proposed Transaction. Our opinion addresses only the fairness, from a financial point of view, of the Total Consideration to be received by the Sellers for the Assets and assumption of Assumed Liabilities in the Proposed Transaction, and we do not express any views on any other terms of the Proposed Transaction. Specifically, we have not been requested

Board of Directors
The Flight International Group, Inc.
May 8, 2002
Page 3

to opine as to, and our opinion does not in any manner address, the Company's underlying business decision to proceed with or effect the Proposed Transaction.

In arriving at our opinion we have: (i) reviewed a draft of the Agreement dated April 25, 2002 and, for purposes hereof, we have assumed that the final form thereof will not differ in any material respect from such draft; (ii) reviewed FIG's financial statements as at and for the fiscal years ended April 30, 1995, 1996, 1997, 1998, 1999, 2000 and 2001, respectively, and for the nine month period ending January 31, 2002, have assumed for the purposes hereof that the final audited financial statements of the Company will not differ in any material respect from the drafts submitted to us for our review; (iii) reviewed such publicly available information concerning FIG as we believe is relevant to our analysis, including FIG's Annual Reports on Form 10-K or Form 10-KSB for the period ended April 2000; (iv) reviewed certain financial and operating information with respect to the business, operations and prospects of FIG furnished to us by FIG; (v) compared the historical results of the operations of FIG with those of certain publicly traded companies which we deemed to be reasonably comparable; and (vi) reviewed the financial terms, to the extent publicly available, of certain comparable transactions and compared them with the terms of the Proposed Transaction. In addition, we have had discussions with the management of FIG concerning their business, operations, assets, credit and collection procedures, financial condition and prospects and have undertaken such other analyses and examinations and considered such other financial, economic and market data as we deemed appropriate in arriving at our opinion.

In arriving at our opinion we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without assuming any responsibility for the independent verification of such information and have further relied upon the assurances of FIG and VTF that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. We have also assumed that obtaining all regulatory approvals and third party consents required for the consummation of the proposed transaction will not have an adverse impact on FIG or VTF or on the anticipated benefits of the Proposed Transaction, and we have assumed that the transactions described in the Agreement will be consummated without waiver or modification of any of the material terms or conditions contained therein by any party thereto. In arriving at our opinion, we have not made or obtained any evaluations or appraisals of the assets or liabilities of FIG or VTF. Our opinion set forth herein is necessarily based upon financial, market, economic and other conditions and circumstances as they exist and have been disclosed on, and can be evaluated as of, the date hereof. We are not expressing any opinion herein as to the price at which either the FIG New Common Stock or the VTF Common Stock will actually trade at any time.

We have acted as financial advisor to FIG in connection with this transaction and will receive a fee for such services and for rendering this opinion. In addition, FIG has agreed to indemnify us

Board of Directors
The Flight International Group, Inc.
May 8, 2002
Page 4

for certain liabilities which may arise out of the rendering of this opinion.

Our opinion is provided for the use and benefit of the Board of Directors of FIG and is rendered to the Board of Directors in connection with the Proposed Transaction. This opinion is not intended and does not constitute a recommendation to any shareholder of the Company as to how a shareholder should vote with respect to the Proposed Transaction. This opinion is not to be reprinted, reproduced or disseminated without our prior written consent, and is not to be quoted or referred to, in whole or in part, in connection with the Proposed Transaction or any other matter; provided that we understand and agree that if this opinion is required pursuant to any applicable statute or regulation to be included in any materials to be filed with the Securities and Exchange Commission or mailed to the shareholders of FIG in connection with the Transaction, the opinion may be reproduced in such materials only in its entirety; provided, further, that any description of or reference to us or any summary of this opinion in such materials will be in a form acceptable to and consented to in advance by us, such consent not to be unreasonably withheld.

Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion that, as of the date hereof, the Total Consideration to be received by FIG in connection with the Transaction is fair, from a financial point of view, to FIG.

Respectfully submitted,

G-V CAPITAL CORP.


By: /s/ Lawrence Kaplan
     Lawrence Kaplan, President

                                     ANNEX C

                     ARTICLE 13 OF THE GEORGIA BUSINESS CODE
                     ---------------------------------------

                                .CODE, 14-2-1301
                                 CODE OF GEORGIA
             TITLE 14. CORPORATIONS, PARTNERSHIPS, AND ASSOCIATIONS
                        CHAPTER 2. BUSINESS CORPORATIONS
                         ARTICLE 13. DISSENTERS' RIGHTS
             PART 1. RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

14-2-1301.

As used in this article, the term:

         (1) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.
         (2) "Corporate action" means the transaction or other action by the corporation that creates dissenters' rights under Code Section 14-2-1302.
         (3) "Corporation" means the issuer of shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.
         (4) "Dissenter" means a shareholder who is entitled to dissent from corporate action under Code Section 14-2-1302 and who exercises that right when and in the manner required by Code Sections 14-2-1320 through 14-2-1327.
         (5) "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.
         (6) "Interest" means interest from the effective date of the corporate action until the date of payment, at a rate that is fair and equitable under all the circumstances.
         (7) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.
         (8) "Shareholder" means the record shareholder or the beneficial shareholder.

14-2-1302.

         (a) A record shareholder of the corporation is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

                  (1) Consummation of a plan of merger to which the corporation is a party:

                           (A) If approval of the shareholders of the
                  corporation is required for the merger by Code Section 14-2-1103 or 14-2-1104 or the articles of incorporation and the shareholder is entitled to vote on the merger; or

                           (B) If the corporation is a subsidiary that is merged
                  with its parent under Code Section 14-2-1104;

                  (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

                  (3) Consummation of a sale or exchange of all or substantially all of the property of the corporation if a shareholder vote is required on the sale or exchange pursuant to Code Section 14-2-1202, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

                  (4) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

                           (A) Alters or abolishes a preferential right of the
                  shares;

                           (B) Creates, alters, or abolishes a right in respect
                  of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

                           (C) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

                           (D) Excludes or limits the right of the shares to
                  vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights;

                           (E) Reduces the number of shares owned by the
                  shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Code Section 14-2-604; or

                           (F) Cancels, redeems, or repurchases all or part of
                  the shares of the class; or

                  (5) Any corporate action taken pursuant to a shareholder vote to the extent that Article 9 of this chapter, the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

         (b) A shareholder entitled to dissent and obtain payment for his shares under this article may not challenge the corporate action creating his entitlement unless the corporate action fails to comply with procedural requirements of this chapter or the articles of incorporation or bylaws of the corporation or the vote required to obtain approval of the corporate action was obtained by fraudulent and deceptive means, regardless of whether the shareholder has exercised dissenter's rights.

         (c) Notwithstanding any other provision of this article, there shall be no right of dissent in favor of the holder of shares of any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at a meeting at which a plan of merger or share exchange or a sale or exchange of property or an amendment of the articles of incorporation is to be acted on, were either listed on a national securities exchange or held of record by more than 2,000 shareholders, unless:

                  (1) In the case of a plan of merger or share exchange, the holders of shares of the class or series are required under the plan of merger or share exchange to accept for their shares anything except shares of the surviving corporation or another publicly held corporation which at the effective date of the merger or share exchange are either listed on a national securities exchange or held of record by more than 2,000 shareholders, except for scrip or cash payments in lieu of fractional shares; or

                  (2) The articles of incorporation or a resolution of the board of directors approving the transaction provides otherwise.

14-2-1303

A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one beneficial shareholder and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this Code section are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

14-2-1320

         (a) If proposed corporate action creating dissenters' rights under Code
Section 14-2-1302 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this article and be accompanied by a copy of this article.

         (b) If corporate action creating dissenters' rights under Code Section 14-2-1302 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in Code Section 14-2-1322 no later than ten days after the corporate action was taken.

14-2-1321.

         (a) If proposed corporate action creating dissenters' rights under Code
Section 14-2-1302 is submitted to a vote at a shareholders' meeting, a record shareholder who wishes to assert dissenters' rights:

                  (1) Must deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

                  (2) Must not vote his shares in favor of the proposed action.

         (b) A record shareholder who does not satisfy the requirements of subsection (a) of this Code section is not entitled to payment for his shares under this article.

14-2-1322.

         (a) If proposed corporate action creating dissenters' rights under Code
Section 14-2-1302 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of Code Section 14-2-1321.

         (b) The dissenters' notice must be sent no later than ten days after the corporate action was taken and must:

                  (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

                  (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

                  (3) Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the notice required in subsection (a) of this Code section is delivered; and

                  (4) Be accompanied by a copy of this article.

14-2-1323.

         (a) A record shareholder sent a dissenters' notice described in Code
Section 14-2-1322 must demand payment and deposit his certificates in accordance with the terms of the notice.

         (b) A record shareholder who demands payment and deposits his shares under subsection (a) of this Code section retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

         (c) A record shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this article.

14-2-1324.

         (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under Code Section 14-2-1326.

         (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

14-2-1325.

         (a) Except as provided in Code Section 14-2-1327, within ten days of the later of the date the proposed corporate action is taken or receipt of a payment demand, the corporation shall by notice to each dissenter who complied with Code Section 14-2-1323 offer to pay to such dissenter the amount the corporation estimates to be the fair value of his or her shares, plus accrued interest.

         (b) The offer of payment must be accompanied by:

                  (1) The corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

                  (2) A statement of the corporation's estimate of the fair value of the shares;

                  (3) An explanation of how the interest was calculated;

                  (4) A statement of the dissenter's right to demand payment under Code Section 14-2-1327; and

                  (5) A copy of this article.

         (c) If the shareholder accepts the corporation's offer by written notice to the corporation within 30 days after the corporation's offer or is deemed to have accepted such offer by failure to respond within said 30 days, payment for his or her shares shall be made within 60 days after the making of the offer or the taking of the proposed corporate action, whichever is later.

14-2-1326.

         (a) If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

         (b) If, after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under Code Section 14-2-1322 and repeat the payment demand procedure. 14-2-1327.

         (a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate of the fair value of his shares and interest due, if:

                  (1) The dissenter believes that the amount offered under Code
Section 14-2-1325 is less than the fair value of his shares or that the interest due is incorrectly calculated; or

                  (2) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

         (b) A dissenter waives his or her right to demand payment under this Code section and is deemed to have accepted the corporation's offer unless he or she notifies the corporation of his or her demand in writing under subsection
(a) of this Code section within 30 days after the corporation offered payment for his or her shares, as provided in Code Section 14-2-1325.

         (c) If the corporation does not offer payment within the time set forth in subsection (a) of Code Section 14-2-1325:

                  (1) The shareholder may demand the information required under subsection (b) of Code Section 14-2-1325, and the corporation shall provide the information to the shareholder within ten days after receipt of a written demand for the information; and

                  (2) The shareholder may at any time, subject to the limitations period of Code Section 14-2-1332, notify the corporation of his own estimate of the fair value of his shares and the amount of interest due and demand payment of his estimate of the fair value of his shares and interest due.

14-2-1330.

         (a) If a demand for payment under Code Section 14-2-1327 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60 day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

         (b) The corporation shall commence the proceeding, which shall be a nonjury equitable valuation proceeding, in the superior court of the county where a corporation's registered office is located. If the surviving corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

         (c) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in the proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and complaint, and upon each nonresident dissenting shareholder either by registered or certified mail or statutory overnight delivery or by publication, or in any other manner permitted by law.

         (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) of this Code section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it. Except as otherwise provided in this chapter, Chapter 11 of Title 9, known as the "Georgia Civil Practice Act," applies to any proceeding with respect to dissenters' rights under this chapter.

         (e) Each dissenter made a party to the proceeding is entitled to judgment for the amount which the court finds to be the fair value of his shares, plus interest to the date of judgment.

14-2-1331.

         (a) The court in an appraisal proceeding commenced under Code Section 14-2-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, but not including fees and expenses of attorneys and experts for the respective parties. The court shall assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Code Section 14-2-1327.

         (b) The court may also assess the fees and expenses of attorneys and experts for the respective parties, in amounts the court finds equitable:

                  (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Code Sections 14-2-1320 through 14-2-1327 ; or

                  (2) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

         (c) If the court finds that the services of attorneys for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these attorneys reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

14-2-1332.

No action by any dissenter to enforce dissenters' rights shall be brought more than three years after the corporate action was taken, regardless of whether notice of the corporate action and of the right to dissent was given by the corporation in compliance with the provisions of Code Section 14-2-1320 and Code
Section 14-2-1322.

                                     ANNEX D

                      THE FLIGHT INTERNATIONAL GROUP, INC.
                                 ONE LEAR DRIVE
                 NEWPORT NEWS/WILLIAMSBURG INTERNATIONAL AIRPORT
                          NEWPORT NEWS, VIRGINIA 23602

                                   May 9, 2002

Maritime Sales & Leasing, Inc.
One Lear Drive
Newport News/Williamsburg International Airport
Newport News, Virginia 23602

                  Re:      Allocation of Debt

To Whom It May Concern:

         This letter shall set forth the terms and conditions pursuant to which The Flight International Group, Inc. ("Flight") and Maritime Sales & Leasing, Inc. ("Maritime", and together with Flight, the "Companies" or each "Company") shall allocate any increase in the aggregate Indebtedness of the Companies above $34.8 million. Terms not defined herein shall have the meanings ascribed to them in that certain Asset Purchase Agreement by and among, inter alia, Flight and VTF Corporation ("VTF"), dated as of May 9, 2002 ("Asset Purchase Agreement"). The Companies acknowledge that neither would enter into their respective agreements with VTF but for the other party's execution of this letter agreement.

         By the signatures of the Companies below, each Company hereby acknowledges and agrees that, as of January 31, 2002 (the "Debt Allocation Date"), the aggregate Indebtedness of Flight, on a consolidated basis, was $12,500,000 and the aggregate Indebtedness of Maritime was $22,300,000 ("Allocated Indebtedness").

         In the event that, at the Closing, the Assumed Indebtedness is greater than $34,800,000 and the Allocated Indebtedness of both of the Companies has increased since the Debt Allocation Date, (i) the Base Purchase Price shall be reduced, on a dollar for dollar basis, by the amount by which Flight's Indebtedness shall have so increased and (ii) the cash (or cash equivalent) to be paid to Maritime pursuant to the Maritime Purchase Agreement shall be reduced, on a dollar for dollar basis, by the amount by which Maritime's Indebtedness shall have so increased.

         In the event that, at the Closing, the Assumed Indebtedness is greater than $34,800,000 and the Allocated Indebtedness of Flight has increased since the Debt Allocation Date and the Allocated Indebtedness of Maritime has either been reduced or remained the same, (i) the Base Purchase Price shall be reduced, on a dollar for dollar basis, by the lesser of (a) the amount by which Flight's Indebtedness shall have so increased and (b) the aggregate reduction in the Base Purchase Price pursuant to the

Asset Purchase Agreement, and (ii) the cash (or cash equivalent) to be paid to Maritime pursuant to the Maritime Purchase Agreement shall remain as set forth therein.

         In the event that, at the Closing, the Assumed Indebtedness is greater than $34,800,000 and the Allocated Indebtedness of Maritime has increased since the Debt Allocation Date and the Allocated Indebtedness of Flight has either been reduced or remained the same, (i) the cash (or cash equivalent) to be paid to Maritime pursuant to the Maritime Purchase Agreement shall be reduced, on a dollar for dollar basis, by the lesser of (a) the amount by which Maritime's Indebtedness shall have so increased and (b) the aggregate reduction in the purchase price owed to Maritime pursuant to the Maritime Purchase Agreement and
(ii) the Base Purchase Price shall remain as set forth in the Asset Purchase Agreement.

         In the event that, at the Closing, the Assumed Indebtedness is equal to or less than $34,800,000, the parties hereto agree that any reduction in the indebtedness of either party hereto shall be for the benefit of the other.

         Each of Maritime and Flight will take all such actions under their respective Purchase Agreements to cause the foregoing agreement to be put into effect in all respects.

         If the foregoing is acceptable, please sign on the line where indicated.


                                      THE FLIGHT INTERNATIONAL GROUP, INC.



                                        By: /s/ David E. Sandlin
                                                David E. Sandlin
                                                President and Chairman



AGREED AND ACCEPTED TO
AS OF THE 9th DAY OF
May, 2002

MARITIME SALES & LEASING, INC.


By: /s/ John R. Bone
        John R. Bone, President

                                                      ANNEX E

                                 VTF Corporation

                               Term Sheet Relating
                                   To Proposed
                    Employment and Non-Competition Agreement
                              With David E. Sandlin

                                   May 7, 2002

                     --------------------------------------



Employer:                  VTF Corporation or its affiliates ("Employer").

Employee:                  David E. Sandlin ("Employee").

Position:                  President of Flight International.

Term:                      2 years.

Salary:                    $225,000 per year.

Bonus: Employee will be eligible for an incentive bonus of up to 50% of his annual salary. Employee will also be eligible for a retention bonus of $100,000, 25% of which shall be payable thirty days after the closing of the transaction between Employer and Maritime Sales & Leasing, Inc. and the transaction between Employer and The Flight International Group, Inc. and its subsidiaries (collectively, the "Transactions") and 75% of which shall be payable on the first anniversary of the closing of the Transactions.

Non-Competition:           Employee will be subject to non-competition,
                           non-interference and non-disclosure agreement for 5 years.

Equity Incentive
Compensation:              To be agreed upon by the parties.

Governing Law              New York.
and Forum:

Other Terms:               To be agreed upon by the parties.

                                     ANNEX F

                                 VTF Corporation

                               Term Sheet Relating
                                   To Proposed
                    Employment and Non-Competition Agreement
                                With John R. Bone

                                   May 7, 2002

                     --------------------------------------



Employer:                  VTF Corporation or its affiliates ("Employer").

Employee:                  John R. Bone ("Employee").

Term:                      1 year.

Salary:                    $2,000 per month.

Office Space:              Employer shall provide Employee with suitable office
                           space.

Commission:                Employee will receive a commission equal to 25% of
                           the net profits on aircraft purchases for Raytheon, before tax but after the allocation of general and administrative expenses, up to a maximum of $20,000
                           [per aircraft] during the term.

Non-Competition,
Non-Interference:          Employee will be subject to non-competition,
                           non-interference and non-disclosure arrangement for a period of 5 years in accordance with Sections 5.11 and 5.12 of the Maritime Asset Purchase Agreement, dated as of May 7, 2002, by and between Employer and Maritime Sales & Leasing, Inc., with certain permitted activities to be agreed upon.

Governing Law              New York.
and Forum:

Other Terms:               To be agreed upon by the parties.